As filed with the Securities and Exchange Commission on August 9, 2019
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LendingClub Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	51-0605731
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
LendingClub Corporation
595 Market St., Suite 200
San Francisco, CA 94105
(415) 632-5600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Sanborn, Chief Executive Officer
LendingClub Corporation
595 Market St., Suite 200
San Francisco, CA 94105
(415) 632-5600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Brandon Pace, General Counsel
LendingClub Corporation
595 Market St., Suite 200
San Francisco, CA 94105
(415) 632-5600

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Member Payment Dependent Notes	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to General Instruction II.E of Form S-3. An indeterminate amount of securities to be offered at indeterminate prices are being registered pursuant to this registration statement.

(2)
The registrant is deferring payment of the registration fee pursuant to Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”) and is excluding this information in reliance on Rule 456(b) and Rule 457(r) under the Securities Act. The registrant filed a registration statement on Form S-3ASR (File No. 333-218172) on May 22, 2017, a registration statement on Form S-3ASR (File No. 333-204910) on June 12, 2015, a registration statement on Form S-3ASR (File No. 333-198323) on August 25, 2014, and previously paid an aggregate of $2,400,650 in registration fees to list $21,474,409,764 in Member Payment Dependent Notes. As of July 31, 2019, $16,108,999,855 in Member Payment Dependent Notes were unsold. Accordingly, in accordance with Rule 457(p) under the Securities Act, the previous registration fees paid with respect to the listed but unsold Member Payment Dependent Notes are being carried forward for application in connection with the offerings under this registration statement.

Prospectus

Member Payment Dependent Notes

We may from time to time offer and sell Member Payment Dependent Notes issued by LendingClub. We refer to our Member Payment Dependent Notes as the “Notes.”
We will issue the Notes in series. Each series will correspond to a single, unsecured consumer loan that meets certain credit criteria of our Standard Program (discussed in detail below) and that is facilitated through our platform to a borrower. In this prospectus, we refer to these consumer loans as “member loans,” “consumer loans,” or “Standard Program Loans,” and the program generally as our “Standard Program.” We refer to each borrower or other obligor who is obligated under the member loan as the “borrower,” and we refer to the member loan funded with the proceeds we receive from a particular series of Notes as the “corresponding member loan” for the series.
Important terms of the Notes include the following, each of which is described in detail in this prospectus:

•
Our obligation to make payments on a Note will be limited to an amount equal to the investor’s pro rata share of amounts we receive with respect to the corresponding member loan for that Note, net of our 1.00% servicing fee. We do not guarantee payment of the Notes or the corresponding member loans, and the Notes are not obligations of our borrowers.

•
The Notes will have a stated, fixed interest rate, which will be the rate for the corresponding member loan. The current range of interest rates is from 6.46%-28.80% and is based upon a formula described in this prospectus.

•	All Notes will bear interest from the date of issuance, be fully amortizing and be payable monthly.

•	The Notes will have the initial maturities and final maturities set forth in the table below:

	Initial Maturity	Final Maturity
Three-Year Term	Three years from the date of issuance	Five years from the date of issuance*
Five-Year Term	Five years from the date of issuance	Five years from the date of issuance*
*The extension of the maturity date for three-year Notes is described in this prospectus. The maturity date of five-year Notes will not be extended.
Except as may be provided otherwise for a particular series of Notes, we will issue Notes in denominations of $25 and integral multiples of $25. The minimum Note amount is $25 and the maximum Note amount is $40,000. Notes (corresponding to loans) from $1,000 to $9,975 are currently only issued with three (3) year terms.

•	We will offer all Notes at 100% of their principal amount. All Notes will be offered only through our website to our members, and there will be no underwriters or underwriting discounts.

•
All Notes will be issued in electronic form only and will not be listed on any securities exchange. Notes will generally not be transferable except through the third-party secondary Note trading platform operated by Folio Investments, Inc. (Folio Investing), an unaffiliated registered broker-dealer, which we also refer to as the “secondary trading platform.” There can be no assurance however, that an active market for any Notes will develop on the secondary trading platform, that the secondary trading platform will be available to residents of all states, or that the secondary trading platform will be available at all times. Investors must be prepared to hold their Notes to maturity.

We will provide a prospectus supplement each time we issue Notes, which will inform you about the specific terms of that offering and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, together with any documents that we incorporate herein or therein by reference, carefully before you invest.

This offering is highly speculative and the Notes involve a high degree of risk. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 9.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2019.

ABOUT THIS PROSPECTUS

This prospectus describes our offering of our Member Payment Dependent Notes, which we refer to in this prospectus as the “Notes.” This prospectus is part of a registration statement filed with the Securities and Exchange Commission, which we refer to as the “SEC.” This prospectus, and the registration statement of which it forms a part, speak only as of the date of this prospectus. We will supplement this registration statement from time to time as described below.

Unless the context otherwise requires, we use the terms “LendingClub,” “LC,” “the Company,” “our company,” “we,” “us” and “our” in this prospectus to refer to LendingClub Corporation, a Delaware corporation, and, where appropriate, its consolidated subsidiaries and consolidated variable interest entities, including various entities established to facilitate LendingClub-sponsored asset-backed securities transactions, including transactions where certain accredited investors and qualified institutional buyers have the opportunity to invest in a pool of unsecured personal whole loans in a certificated form (CLUB Certificates).

The offering described in this prospectus is a continuous offering pursuant to Rule 415 under the Securities Act. We offer Notes continuously, and sales of Notes through our platform occur daily. Before we post a loan request on our website and thereby offer the series of Notes corresponding to that member loan, as described in “About the Platform and Marketplace,” we prepare a supplement to this prospectus, which we refer to as a “listing supplement” or prospectus supplement. In that listing supplement, we provide information about the series of Notes offered for sale on our website that correspond to the posted member loan, if it is funded and closed, as well as information about any other series of Notes then being offered for sale on our website. We file these listing supplements pursuant to Rule 424(b) under the Securities Act within two business days of the initial posting of each loan request. We also make filings of supplements to this prospectus pursuant to Rule 424(b) under the Securities Act, which we refer to as a “sales supplement,” in which we report sales of Notes we have issued since the filing of our most recent sales supplement. The sales supplements include information about the principal amount, loan grade of the corresponding member loan, maturity and interest rate of each series of Notes sold. The sales supplements are also posted to our website.

We may prepare prospectus supplements to update this prospectus for other purposes, such as to disclose changes to the terms of our offering of the Notes. We will file these prospectus supplements with the SEC pursuant to Rule 424(b) and post them on our website.

The Notes are not available for offer and sale to residents of every state. Our website will indicate the states where residents may purchase Notes. We will post on our website any conditions applicable to purchases of Notes in certain states that are not otherwise set forth in this prospectus.

LendingClub is not an SEC registered broker-dealer and its employees that facilitate the sale of Notes are not associated persons of broker-dealers. Notes investment accounts are self-directed. LendingClub does not provide investment advice and nothing in this prospectus or any other materials related to the Notes program shall constitute investment advice. Notes investments are highly speculative. Only investors who can bear the loss of their entire investment should purchase Notes or consider purchasing Notes. Prospective purchasers of the Notes should consult their own investment professionals prior to investing in Notes.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act) and that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding borrowers, borrower applicants, credit scoring, FICO scores, our strategy, future operations, expected losses, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. The words “anticipate,” “appear,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “opportunity,” “plan,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

These forward-looking statements include, among other things, statements about:

•	our ability to attract and retain borrowers;

•	the ability of borrowers to repay loans and the plans of borrowers;

•	our ability to maintain investor confidence in the operation of our platform;

•	the likelihood of investors to continue to, directly or indirectly, invest through our platform;

•	our ability to secure new or additional sources of investor commitments for our platform;

•	expected rates of return for investors;

•	the effectiveness of our platform’s credit scoring models;

•	our ability to innovate and the success of new product initiatives;

•	our ability to obtain or add bank functionality;

•	the use of our own capital to purchase loans;

•
maintaining liquidity and capital availability to support purchase of loans, contractual commitments and obligations (including repurchase obligations or other commitments to purchase loans), regulatory obligations to fund loans, and general strategic directives (such as with respect to product testing or supporting our Company-sponsored securitizations and CLUB Certificate transactions), and to support marketplace equilibrium across our platform;

•	the impact of holding loans on and our ability to sell loans off our balance sheet;

•	transaction fees or other revenue we expect to recognize after loans are issued by the issuing banks who originate loans facilitated through our platform;

•	interest income on our loans invested in by the Company and the negative fair value adjustments on associated loans;

•	our financial condition and performance, including the impact that management’s estimates have on our financial performance and the relationship between the interim period and full year results;

•	our ability, and that of third-party vendors, to maintain service and quality expectations;

•	capital expenditures;

•	interest rate risk and credit performance associated with the outstanding principal balance of loans and other securities and their impact to investor returns and demand for our products;

•	the impact of new accounting standards;

•	the impact of pending litigation and regulatory investigations and inquiries;

•	our compliance with applicable local, state and Federal laws, regulations and regulatory developments or court decisions affecting our business;

•	our compliance with contractual obligations or restrictions;

•	investor, borrower, platform and loan performance-related factors that may affect our revenue;

•	the potential adoption rates and returns related to new products and services;

•	the potential impact of macro-economic developments that could impact the credit performance of our loans, notes, certificates and secured borrowings, and influence borrower and investor behavior;

•	the effectiveness of our cost structure simplification efforts and ability to control our cost structure;

•	our ability to develop and maintain effective internal controls;

•	our ability to recruit and retain quality employees to support current operations and future growth;

•	the impact of expense initiatives and review of our cost structure;

•	our ability to manage and repay our indebtedness; and

•	other risk factors listed from time to time in reports we file with the SEC.

We caution you that the foregoing list may not contain all of the forward-looking statements in this prospectus and the documents incorporated by reference herein. We may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, and the documents incorporated by reference herein that could cause actual results or events to differ materially from forward-looking statements contained in this prospectus. Forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

You should read this prospectus and the documents that we have filed as exhibits to the registration statement, of which this prospectus is a part, and the documents incorporated by reference herein completely and with the understanding that actual future results may be materially different from what we expect. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC in connection with this offering. In addition, we file annual, quarterly and current reports and other information with the SEC. A copy of the registration statement and our SEC filings are available to the public at the SEC’s internet site at https://www.sec.gov. You may find additional information about us at our website at https://www.lendingclub.com. The information on our website is not incorporated by reference into this prospectus.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement and the exhibits, schedules and amendments to the registration statement. Some items are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, we refer you to the registration statement and to the exhibits to the registration statement filed as part of the registration statement or the documents incorporated therein by reference. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement or incorporated by reference in the registration statement.

INFORMATION INCORPORATED BY REFERENCE

We incorporate into this prospectus the following documents or information filed with the SEC and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the offering under this prospectus (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules and not otherwise specifically incorporated by reference):

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed on February 20, 2019;

(2)	Proxy Statement on Schedule 14A filed on April 25, 2019;

(3)
Current Reports on Form 8-K filed on March 29, 2019, June 6, 2019, June 7, 2019, June 19, 2019 (only with respect to Item 1.01 and Exhibits 10.1 and 10.2 of Item 9.01), June 28, 2019, July 29, 2019, and August 6, 2019 (only with respect to Item 8.01), and Current Report on Form 8-K/A filed on June 6, 2019;

(4)	Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2019 filed on May 8, 2019 and for the quarterly period ended June 30, 2019 filed on August 7, 2019; and

(5)
The description of our Member Payment Dependent Notes contained in our registration statement on Form 8-A filed with the SEC on June 29, 2012 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

This means that we disclose important information to you by referring to these periodic reports. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purpose of this prospectus to the extent that a statement contained in this prospectus (or in any document incorporated by reference therein) or in any other subsequently filed document that is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

To the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus.

You may request a copy of any or all of the reports or documents that have been incorporated by reference, which will be provided to you at no cost, by writing, telephoning or emailing us. Requests should be directed to Investor Relations, 595 Market Street, Suite 200, San Francisco, CA 94105; telephone number (415) 632-5600; or emailed to ir@lendingclub.com. In addition, these reports or documents are also available on our website at www.lendingclub.com, specifically at https://ir.lendingclub.com/docs.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or in the documents incorporated by reference. You should read the following summary together with the more detailed information appearing in this prospectus and the documents incorporated by reference, including our financial statements and related notes, and the risk factors beginning on page 9 before deciding whether to purchase our Notes.

Overview

LendingClub operates America’s largest online lending marketplace platform that connects borrowers and investors. Qualified consumers borrow through LendingClub to generally lower the cost of their credit and enjoy a better experience than that provided by most traditional banks. The capital to invest in the loans enabled through our lending marketplace comes from a wide range of investors, including banks, managed accounts, institutional investors, and self-directed retail investors.

We generate revenue primarily from transaction fees from our lending marketplace’s role in marketing to customers, accepting and decisioning applications for our bank partners to enable loan originations, investor fees that include servicing fees from investors for various services, including servicing and collection efforts, gains on sales of whole loans sold, interest income earned net of interest expenses and fair value gains/losses from loans invested in by the Company and held on our balance sheet.

The transaction fees we receive from issuing banks in connection with our lending marketplace’s role in facilitating loan originations generally range from 0% to 6% of the initial principal amount of the loan. Alternatively, for education and patient finance loans, we collect fees from issuing banks and from the related education and patient service providers.

Investor fees paid to us vary based on investment channel. Whole loan purchasers pay a monthly fee of up to 1.3% per annum, which is generally based on the month-end principal balance of loans serviced by us. Note investors generally pay us a fee equal to 1% of payment amounts received from the borrower. Certificate holders generally pay a monthly fee of up to 1.2% per annum of the month-end balance of assets under management or the month-end balance of unpaid principal of the underlying certificate. Investor fees may also vary based on the delinquency status of the loan.

Loans facilitated through our lending marketplace are funded by the sale of whole loans to banks and institutional investors, the issuance of asset-backed securities through securitizations and CLUB Certificates, the issuance of notes and certificates to our self-directed retail investors or funded directly by the Company with its own capital.

The Company securitizes a portion of the unsecured personal loans we facilitate through asset-backed securitization transactions and the issuance of pass-through securities called CLUB Certificates. In connection with asset-backed securitizations, the Company is the sponsor and establishes securitization trusts to ultimately purchase the loans from the Company and/or third-party whole loan investors. Securities issued from our asset-backed securitizations are senior or subordinated based on the waterfall criteria of loan payments to each security class. The residual interests issued from these transactions are first to absorb credit losses in accordance with the waterfall criteria. As the sponsor for securitization transactions, the Company manages the completion of the transaction and earns fees from third-party participants. In addition, the Company sponsors the sale of unsecured personal whole loans through the issuance of pass-through securities called CLUB Certificates, which are collateralized by loans transferred to a series of a master trust and trade in the over-the-counter market with a CUSIP. The sale of CLUB Certificates results in more liquidity and demand for our unsecured personal loans. Each owner of a CLUB Certificate has an undivided and equal interest in the underlying loans of each transaction.

We continue to use our own capital to fund the purchase of loans for future structured program transactions, and related risk retention requirements, as well as for whole loan sales. Additionally, at our discretion, we use our capital to fund the purchase of loans to support marketplace equilibrium when a matching third-party investor is not available at time of origination, to reflect changes in market value through loan pricing, to test new product offerings, and to make accommodations to customers. In situations where we use our own capital to invest in loans, we earn interest income and record fair value adjustments attributable to changes in actual and expected credit and prepayment performance, or any difference between sale price and carrying value.

About the Marketplace

Notes Offering

Through our marketplace, investors may buy Notes issued by LendingClub and designate the corresponding loans to be facilitated through our marketplace. The Notes will be special, limited obligations of LendingClub only and not obligations of any borrower. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loans or the proceeds of those corresponding member loans, or in any other assets of LendingClub or the underlying borrower.

We will pay principal and interest on each Note in a series in an amount equal to each such Note’s pro rata portion of the principal and interest payments, if any, LendingClub receives on the corresponding member loan funded by the proceeds of that series, net of our servicing fee, which is currently 1.00% per annum of the principal. LendingClub will also pay to investors any other amounts LendingClub receives on each Note, including late fees and prepayments, except that LendingClub will not pay to investors any unsuccessful payment fees, processing fees, collection fees we or a collection agency charge, and any payments due to LendingClub on account of the portion of the corresponding member loan, if any, that LendingClub has funded itself. If LendingClub were to become subject to a bankruptcy or similar proceeding, the holder of a Note will have a general unsecured claim, equal to or senior in priority to, LendingClub’s stockholders and that may or may not be limited in recovery to borrower payments in respect of the corresponding member loan. See “Risk Factors — If we were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited and suspended or stopped. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loans, the proceeds of those corresponding member loans, or any other asset or collateral. The recovery, if any, of a holder on a Note may be substantially delayed and substantially less than the principal and interest due and to become due on the Note. Even funds held by us in accounts “in trust for” (or for the benefit of) the holders of Notes may potentially be at risk.”

Relationship with WebBank for Member Loans

Loans facilitated through our lending marketplace are originated by our issuing bank partners. Our issuing bank for unsecured personal and auto loans is WebBank, a Utah-chartered industrial bank that handles a variety of consumer financing programs. Our contractual arrangements with WebBank provide WebBank with a right to originate a certain percentage of loans facilitated through our platform. As of the date of this prospectus, no backup issuing banks have originated any loans facilitated through our marketplace and we do not have backup issuing bank arrangements.

Consumer loans issued by WebBank are unsecured obligations of the borrower facilitated through our marketplace, have a fixed interest rate and either a three-year or five-year maturity. Consumer loans that have a FICO score of at least 660 and meet other credit criteria as discussed in this prospectus are classified as Standard Program Loans. Loans do not satisfy the Standard Program credit policy are known as “Custom Program Loans” and are not publicly available and not included in this prospectus. Except in the instances in which we perform income or income source verification member loans are generally made without obtaining any documentation of the borrower applicant’s ability to afford the loan. Where we are able to verify the borrower applicant’s income within an acceptable range of stated income, we denote that the borrower applicant’s income was verified with an asterisk on borrower loan listing. A borrower applicant’s stated income may differ from the amount we are able to verify. If a borrower applicant’s verified income is still sufficient to qualify for the loan, the loan may be approved. The decision to verify income or income source is done in accordance with underwriting and credit criteria (which may change over time) and such verifications, if applicable, are not done at the request of an investor. Although we may perform income verification, the platform’s underwriting, credit and pricing decisioning may be based on stated borrower income, rather than the verified income. Each Standard Program Loan is facilitated through our website and originated and funded by WebBank at closing. WebBank serves as the lender for all such member loans. Following the closing of a member loan facilitated through our marketplace, WebBank may sell us the loan without recourse two business days after WebBank originates the loan, in exchange for the aggregate purchase price we have received from investors who have committed to purchase Notes dependent on payments to be received on such member loan, plus any amounts of the member loan that we have funded ourselves. WebBank has no obligation to purchasers of the Notes. See “About the Platform and Marketplace — How Our Platform Operates — Purchases of Notes and Loan Closings.”

Corporate Information

We were incorporated in Delaware as SocBank Corporation in October 2006 and changed our name to LendingClub Corporation in November 2006. Unless expressly indicated or the context requires otherwise, the terms “LendingClub,” “company,” “we,” “us,” and “our” in this prospectus refer to LendingClub Corporation, a Delaware corporation, and, where appropriate, its wholly owned subsidiaries. Our principal executive offices are located at 595 Market Street, Suite 200, San Francisco, California 94105, and our telephone number is (415) 632-5600. Our website address is www.lendingclub.com. The information on or that can be accessed through our website is not part of this prospectus.

LendingClub Corporation, the LendingClub logo and other LendingClub graphics, logos, formative marks, and service names are registered trademarks or trade dress of LendingClub Corporation in the United States and/or other countries. This prospectus also includes other trademarks of LendingClub and trademarks of other persons. Other trademarks, service marks, or trade names appearing in this prospectus are the property of their respective owners.

THE OFFERING

Issuer	LendingClub Corporation.

Notes offered	Member Payment Dependent Notes, issued in series, with each series of Notes related to one corresponding member loan.

Offering price	100% of principal amount of each Note.

Initial maturity date	Three or five years following the date of issuance.

Final maturity date
For all Notes, the final maturity date is five years from the date of issuance. Each Note will mature on the final maturity date even if principal or interest payments in respect of the corresponding member loan remain due and payable. LendingClub will have no further obligation to make payments on the Notes after the final maturity date even if it receives payments on the corresponding member loan after such date.

Three-year Notes — extension of maturity date
Each three-year Note will mature on the initial maturity date, unless any principal or interest payments in respect of the corresponding member loan remain due and payable to LendingClub as of the initial maturity date, in which case the maturity date of such three-year term Note will be automatically extended to the final maturity date of five years from the date of issuance. Any interest and principal payments we receive during this extension period will be distributed to you, subject to our 1.00% servicing fee and other applicable fees described elsewhere in this prospectus.

Five-year Notes — no extension of maturity date
The initial maturity date and final maturity date for five-year Notes are the same date, five years from the date of issuance. Unlike three-year term Notes, the maturity date of the five-year Notes will not be extended. LendingClub may, but is not obligated to distribute to investors any interest or principal payments we receive after the final maturity date of any Note.

Interest rate	Each series of Notes will have a stated, fixed interest rate, which is the interest rate for the corresponding member loan.

Size and Term Limitations
Except as may be provided otherwise for a particular series of Notes, we will issue Notes in denominations of $25 and integral multiples of $25. The minimum Note amount is $25 and the maximum Note amount is $40,000. Notes (corresponding to loans) from $1,000 to $9,975 are currently only issued with three (3) year terms.

Payments on the Notes
We will pay principal and interest on any Note you purchase in an amount equal to your pro rata portion of the principal and interest payments, if any, we receive on the corresponding member loan, net of our 1.00% servicing fee. We will also pay you any other amounts we receive on the corresponding member loan, including late fees, penalties, except that we will not pay to investors any unsuccessful payment fees, check or other processing fees, collection fees we or our third-party collection agency charge or any payments due to LendingClub on account of portions of the corresponding member loan, if any, funded by LendingClub itself. We will typically make any payments on the Notes within one business day after we receive the payments from borrowers on the corresponding member loan. The Notes are not guaranteed or insured by any third party or any governmental agency. See “Description of the Notes” for more information.

Corresponding member loans to consumer borrowers
Investors who purchase Notes of a particular series will designate LendingClub to apply the proceeds from the sale of that series of Notes to fund a corresponding member loan facilitated through our platform to a borrower. Each member loan facilitated through our platform is for a specific term (three or five years) and is a fully amortizing, unsecured consumer loan made by WebBank to the borrower. WebBank holds the loan for two business days before selling and transferring the loan to us without recourse, in exchange for the aggregate purchase price LendingClub has received from investors who have committed to purchase Notes that are dependent on payments to be received on such corresponding member loan, plus any amounts of the member loan that we have funded ourselves. Accordingly, you will hold each Note purchased for less than one month before the first payment is due, making the first payment due to you slightly smaller than subsequent monthly payments. Standard Program Loans have fixed interest rates that currently range from 6.46% to 28.80% and are based upon a methodology set forth in this prospectus.

Member loans are repayable in monthly installments, are unsecured, and will be unsubordinated to any other outstanding debt a borrower member may have. Member loans may be repaid, in full or in part, at any time by borrowers without prepayment penalty. If a borrower makes a prepayment during the first 12 months after loan issuance, then you will receive your pro rata share of the payment less the 1.00% servicing fee, charged as a percentage of the monthly scheduled contractual loan payment amount only, regardless of the borrower’s prepayment amount. In the case of a partial prepayment of a member loan and after payment of any applicable fee, we typically use the remainder to automatically reduce the outstanding principal without changing the monthly payment amount, which effectively reduces the term of the loan. However, there may be circumstances in which partial prepayments are applied in a different manner and the effect on outstanding principal, monthly payment amount, or term of the loan will vary based on individual circumstances.

Except in the instances in which we perform income verification or income source verification, member loans are generally made without obtaining any documentation of the borrower applicant’s ability to afford the loan. Where we are able to verify the borrower applicant’s income within an acceptable range of stated income, we denote that the borrower applicant’s income was verified with an asterisk on borrower loan listing. A borrower applicant’s stated income may differ from the amount we are able to verify. If a borrower applicant’s verified income is still sufficient to qualify for the loan, the loan may be approved. The decision to verify income or income source (employment) is done in accordance with underwriting and credit criteria (which may change over time) and such verifications, if applicable, are not done at the request of an investor. Although we may perform income verification, the platform's underwriting, credit and pricing decisioning may be based on stated borrower income, rather than the verified income.

Ranking
The Notes will not be contractually senior or contractually subordinated to any other indebtedness of LendingClub. The Notes will be unsecured special, limited obligations of LendingClub. Holders of any Notes do not have a security interest in the assets of LendingClub, the corresponding member loan, the proceeds of that loan, or of any assets of the borrower. The Notes will rank effectively junior to the rights of the holders of our existing or future secured indebtedness with respect to the assets securing such indebtedness.

In the event of a bankruptcy or similar proceeding of LendingClub, the relative rights of a holder of a Note as compared to the holders of common stock or other unsecured indebtedness of LendingClub are uncertain. If LendingClub were to become subject to a bankruptcy or similar proceeding, the holder of a Note will have an unsecured claim, equal to or senior in priority to LendingClub’s stockholders, which may or may not be limited in recovery to the corresponding member loan payments. For a more detailed description of the possible implications if LendingClub were subject to a bankruptcy or similar proceeding, see “Risk Factors - If we were to become subject to a bankruptcy or similar proceeding, the rights of the holders of the Notes could be uncertain, and payments on the Notes may be limited and suspended or stopped. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loans, the proceeds of those corresponding member loans, or any other asset or collateral. The recovery, if any, of a holder on a Note may be substantially delayed and substantially less than the principal and interest due and to become due on the Note. Even funds held by us in accounts “in trust for” (or for the benefit of) the holders of Notes may potentially be at risk.”

Servicing fee
Prior to making any payments on a Note to you, we will deduct a servicing fee equal to 1.00% of that payment amount. See “About the Platform and Marketplace - Post-Closing Loan Servicing and Collection” for more information. The servicing fee will reduce the effective yield on your Notes below their stated interest rate.

Use of proceeds
We will use the proceeds of each series of Notes, as well as capital of LendingClub, if applicable, to fund the corresponding member loan facilitated through our platform from WebBank. See “About the Platform and Marketplace” for more information.

Electronic form and transferability
The Notes will be issued in electronic form only and will not be listed on any securities exchange. The Notes will not be transferable except through the secondary trading platform operated by Folio Investing.

Secondary market
There can be no assurance, however, that an active market for Notes will develop on the secondary trading platform, that particular Notes will be resold or that the secondary trading platform will continue to operate. The secondary trading platform is not available to residents of all states. Therefore, investors must be prepared to hold their Notes to maturity. See “About the Platform and Marketplace — Secondary trading platform.”

U.S. federal income tax consequences
Although the matter is not free from doubt, LendingClub treats the Notes as indebtedness of LendingClub for U.S. federal income tax purposes. As a result of such treatment, the Notes will have original issue discount, or OID, for U.S. federal income tax purposes because payments on the Notes are dependent on payments on the corresponding member loan. Further, a holder of a Note will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such holder’s regular method of accounting. Under this treatment, the ordinary interest income, in conjunction with the capital loss treatment of any loss recognized upon the sale, retirement or other taxable disposition of the Notes or in the event that a Note becomes wholly worthless, could result in adverse tax consequences to holders of the Notes because the deductibility of capital losses is subject to limitations. Prospective purchasers of the Notes should consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase and ownership of the Notes, including any possible differing treatments of the Notes. See “Material U.S. Federal Income Tax Considerations” for more information.

The following diagram illustrates the basic structure of the issuance mechanism of the LendingClub platform for a single series of Notes, as well as other investing programs unrelated to the Notes program. This graphic does not demonstrate many details of the LendingClub platform. For additional information about the structure of the LendingClub platform, see “About the Platform and Marketplace.”

RISK FACTORS

Investing in our Notes involves a high degree of risk. In deciding whether to purchase Notes, you should carefully consider the following risk factors. The risks and uncertainties described below may not be the only ones relevant to LendingClub’s business or investing in Notes. Any of the following risks could have a material adverse effect on the value of the Notes you purchase. If any of the risks actually occur, our business, financial condition, operating results and prospects could be materially and adversely affected. In that event, the value of the Notes you purchase could decline, you may lose all or part of your initial purchase price, or there may be an adverse effect on future principal and interest payments you expect to receive.

RISKS RELATED TO OUR BUSINESS AND REGULATION

If we are unable to maintain our relationships with issuing banks, our business will suffer.

We rely on issuing banks to originate all loans and to comply with various federal, state and other laws, as discussed more fully in “Prospectus Summary — Relationship with WebBank for Member Loans” above. Our issuing bank for unsecured personal and auto loans is WebBank, a Utah-chartered industrial bank that handles a variety of consumer financing programs. Springstone Financial, LLC (Springstone), our wholly-owned subsidiary, relies on NBT Bank and Comenity Capital Bank as issuing banks for its education and patient finance loans (which are not currently eligible for investment through the Notes program).

We have entered into a loan account program agreement with WebBank that governs the terms and conditions between us and WebBank with respect to loans facilitated through our lending marketplace and originated by WebBank, including our obligations for servicing the loans during the period of time that the loans are owned by WebBank. WebBank pays us a transaction fee for our role in processing loan applications through our lending marketplace on WebBank’s behalf. The transaction fee we earn corresponds with the origination fee that WebBank charges the borrower. We pay WebBank a monthly program fee based on the amount of loans issued by WebBank and purchased by us or our investors in a given month, subject to a minimum monthly fee. Under a loan sale agreement, WebBank may sell us loans without recourse two business days after WebBank originates the loan. The loan account program agreement and the loan sale agreement terminate in January 2023, with two additional automatic, one-year renewal terms, subject to certain early termination provisions set forth in the agreements.

Our issuing banks for education and patient finance loans are NBT Bank and Comenity Capital Bank, which originate and service each education and patient finance loan. These issuing banks retain some of these loans while others are offered to private investors or purchased by us. In instances where we are unable to arrange for private investors to purchase education and patient finance loans, we are contractually committed to purchase them. For our role in loan facilitation, we recognize transaction fees paid by the issuing banks and education and patient service providers once the loan is issued and the proceeds are delivered to the borrower.

Our agreements with WebBank are non-exclusive and do not prohibit WebBank from working with our competitors or from offering competing services. WebBank currently offers loan programs through other online lending marketplaces and other alternative lenders. WebBank could decide that working with us is not in its interest or could decide to enter into exclusive or more favorable relationships with our competitors. In addition, WebBank may not perform as expected under our agreements including potentially being unable to accommodate our projected growth in loan volume. We could in the future have disagreements or disputes with WebBank or other issuing banks, which could negatively impact or threaten our relationship.

WebBank is subject to oversight by the FDIC and the State of Utah and must comply with complex rules and regulations, licensing and examination requirements, including requirements to maintain a certain amount of regulatory capital relative to its outstanding loans. We are a service provider to WebBank, and as such, we are subject to audit by WebBank in accordance with FDIC guidance related to management of third-party vendors. We are also subject to the examination and enforcement authority of the FDIC as a bank service company covered by the Bank Service Company Act. We have indemnification obligations and exposure under our agreements with WebBank, including with respect to our compliance with certain applicable laws. If WebBank were to suspend, limit or cease its operations or our relationship with WebBank were to otherwise terminate, we would need to implement a substantially similar arrangement with another issuing bank, obtain additional state licenses or curtail our operations. Our agreement with WebBank has a term ending on January 31, 2023 and renews automatically for two successive terms of one year each, unless either party provides notice of non-renewal to the other party in accordance with the provisions of the agreement. As of the date of this prospectus, no backup issuing banks have originated any loans facilitated through our marketplace and we do not have a backup origination arrangement.

We believe that our relationship with WebBank is critical to our business. If we are unsuccessful in maintaining our relationships with WebBank, our ability to provide loan products could be materially impaired and our operating results would suffer. If we need to enter into alternative arrangements with a different issuing bank to replace our existing arrangements, we may not be able to negotiate a comparable alternative arrangement. Transitioning loan originations to a new issuing bank is untested and may result in delays in the issuance of loans or, if our platform becomes inoperable, may result in our inability to facilitate loans through our platform. If we were unable to enter in an alternative arrangement with a different issuing bank, we would need to obtain or activate a state license in each state in which we operate to enable us to originate loans, as well as comply with other state and federal laws, which would be costly, time-consuming and may necessitate that we materially alter our business and operations. If we were to become a loan originator through state licenses or federal charter, we may become subject to expanded compliance requirements and be constrained in our product offerings, capital requirements, or other limitations that may be less favorable than our current arrangements.

Substantial and increasing competition in our industry may harm our business.

The lending industry is increasingly competitive. We compete against a wide range of financial products and companies that attract borrowers, investors or both. With respect to borrowers, we primarily compete with other online consumer lending marketplaces and traditional financial institutions, such as banks, credit unions, and credit card issuers. We believe that our brand, marketplace model, scale, network effect, and historical data provide us with significant competitive strengths over current and future competitors. We anticipate that more established internet, technology and financial services companies that possess large customer bases, substantial financial resources and established distribution channels, may have significant competitive advantages as a result and will continue to enter the market. We believe our proprietary lending marketplace model, online delivery and process automation enable us to operate more efficiently and with more competitive rates and higher borrower satisfaction than these competitors. With respect to investors, we primarily compete with other investment vehicles and asset classes, such as equities, bonds and short-term fixed income securities. We believe that our diverse and customizable investment options give us the flexibility to offer competitive risk-adjusted returns.

Many of our competitors have significantly greater financial resources and may have less expensive access to capital than we do, and may offer a broader range of products, services or features, assume a greater level of risk, have lower operating or financing costs, or have different profitability expectations than us. Certain competitors may be able to offer lower rates to borrowers than we are able to offer and/or structure their loan products in a manner that is more attractive to potential borrowers and investors. Additionally, some of our competitors may also be subject to less burdensome licensing and other regulatory requirements.

If we do not offer, price and develop attractive products and services for our borrowers and investors, we may not be able to compete effectively against our competitors and our business and results of operations may be materially harmed.

We are regularly subject to litigation, and government and regulatory investigations, inquiries and requests, including matters related to our legacy management and the resignation of our former Chief Executive Officer.

We are regularly subject to claims, individual and class action lawsuits, lawsuits alleging regulatory violations such as Telephone Consumer Protection Act (TCPA), Fair Credit Reporting Act (FCRA), Unfair and Deceptive Acts and Practices (UDAP) or Unfair, Deceptive or Abusive Acts or Practices (UDAAP) violations, government and regulatory exams, investigations, inquiries or requests, and other proceedings involving consumer protection, privacy, labor and employment, intellectual property, privacy, data protection, information security, securities, tax, commercial disputes, record retention and other matters. The number and significance of these claims, lawsuits, exams, investigations, inquiries and requests have increased as our business has expanded in scope and geographic reach, and our products and services have increased in complexity. We have also been subject to significant litigation and regulatory inquiries following our 2016 internal board review and the resignation of our former CEO.

The scope, timing, outcome, consequences and impact of claims, lawsuits, proceedings, investigations, inquiries and requests that we are subject to cannot be predicted with certainty. Determining reserves for our pending litigation is a complex, fact-intensive process that requires significant judgment. Furthermore, resolution of such claims, lawsuits, proceedings, investigations, inquiries and requests could result in substantial fines and penalties, which may materially and adversely affect our business. These claims, lawsuits, proceedings, exams, investigations, inquiries and requests could also: (i) result in reputational harm, criminal sanctions, consent decrees, orders preventing us from offering certain features, functionalities, products or services, (ii) limit the Company’s access to credit, (iii) result in a modification or suspension of our business practices (including limiting the maximum interest rate on certain loans facilitated through our platform and/or refraining from making certain loans available for investment by certain investors), (iv) require us to develop non-infringing or otherwise altered products or technologies, (v) prompt ancillary claims, lawsuits, proceedings, investigations, inquiries and requests, (vi) consume financial and other resources which may otherwise be utilized for other purposes such as advancing the Company’s products, services and/or results of operations, (vii) cause a breach or cancellation of certain contracts, or (viii) result in a loss of borrowers, investors and/or ecosystem partners, any of which may adversely affect our business and operations. Furthermore, even following the resolution of any claims, lawsuits, proceedings, exams, investigations, inquiries and requests against the Company, a regulatory enforcement agency could take action against one or more individuals or entities, which may require us to continue to incur significant expense for indemnification for any such individual or entity until such matters may be resolved. Any of these consequences could materially and adversely affect our business.

See “About the Platform and Marketplace — Regulatory and Compliance Framework” below for a detailed discussion of legal and regulatory matters relevant to our platform.

Holding loans on our balance sheet exposes us to credit, liquidity and interest rate risk, which may adversely affect our financial performance.

A portion of the loans facilitated through our platform are purchased by the Company for a variety of reasons, including, but not limited to: (i) to support structured program transactions, (ii) to facilitate certain whole loan sales initiatives, (iii) to enable the testing or initial launch of alternative loan terms, programs or channels, and (iv) to mitigate marketplace imbalances on our platform for limited grades or terms, which arise when there is insufficient investor demand for certain loans available for purchase.

We may hold loans purchased by the Company for a short period or for a longer term. While these loans are on our balance sheet, we earn interest on the loans, but we have exposure to the credit risk of the borrowers. In the event of a decline or volatility in the credit profile of these borrowers, the value of these held loans may decline. This may adversely impact the liquidity of these loans, which could produce losses if the Company is unable to realize their fair value or manage declines in their value, each of which may adversely affect our financial performance.

With respect to a portion of loans facilitated through our platform and purchased by the Company, including a portion of those that are purchased to mitigate marketplace imbalances for certain grades or terms from time to time, we may provide incentives to investors to purchase such loans from the Company or we may sell the loans at a price that is less than par. Any incentive or difference to par may be partially or wholly offset by other factors, such as interest earned on the loan prior to its sale. However, selling loans with incentives or at prices less than par may discourage investors from purchasing loans on our platform without incentives or at par value, cause the Company to realize less revenue than expected with respect to such loans or prompt dissatisfaction and complaints from investors unable to purchase incentivized or discounted loans, each of which may adversely affect our business and financial results.

If the loans facilitated through our lending marketplace were found to violate a state’s usury laws, and/or we were found to be the true lender (as opposed to our issuing bank(s)), we may have to alter our business model and our business could be harmed.

The interest rates that are charged to borrowers and that form the basis of payments to investors through our lending marketplace are enabled by legal principles including (i) the application of federal law to enable an issuing bank that originates the loan to “export” the interest rates of the jurisdiction where it is located, (ii) the application of common law “choice of law” principles based upon factors such as the loan document’s terms and where the loan transaction is completed to provide uniform rates to borrowers, or (iii) the application of principles that allow the transferee of a loan to continue to collect interest as provided in the loan document. WebBank, the primary issuing bank of the loans facilitated through our lending marketplace, is chartered in, and operates out of, Utah, which allows parties to generally agree by contract to any interest rate. Certain states, including Utah, have no statutory interest rate limitations on personal loans, while other jurisdictions have a maximum rate. In some jurisdictions, the maximum rate is less than the current maximum rate offered by WebBank through our platform. If the laws of such jurisdictions were found to govern the loans facilitated through our lending marketplace (in conflict with the principles described above), those loans could be in violation of such laws.

We operate in a complex and evolving regulatory environment at the federal and state level and although we strive to work with federal, state and local regulatory agencies to help them understand our model and its benefits for consumers, our issuing bank partnership model may be deemed to be inappropriate for certain of the jurisdictions in which we operate. Specifically, note that as discussed in “About the Platform and Marketplace — Regulatory and Compliance Framework” below, in May 2015, the U.S. Court of Appeals for the Second Circuit issued its decision in Madden v. Midland Funding, LLC that interpreted the scope of federal preemption under the National Bank Act (NBA) and held that a nonbank assignee of a loan originated by a national bank was not entitled to the benefits of federal preemption of claims of usury. The Second Circuit’s decision is binding on federal courts located in Connecticut, New York, and Vermont, but the decision could also be adopted by other courts. While we believe that our program is factually distinguishable from such case, the decision of the U.S. Court of Appeals for the Second Circuit in Madden v. Midland Funding, LLC could create potential liability under state statutes such as usury and consumer protection statutes.

In addition, there have been (and may continue to be) regulatory inquiries and/or litigation challenging lending arrangements where a bank or other third-party has made a loan and then sells and assigns it to an entity that is engaged in assisting with the origination and servicing of a loan. See “About the Platform and Marketplace — Regulatory and Compliance Framework” below.

For example, in January 2017, the Colorado Administrator of the Uniform Consumer Credit Code (Administrator) filed suit against Avant, Inc., a company that operates an online consumer loan platform. The Administrator asserts that loans to Colorado residents facilitated through Avant’s platform were required to comply with Colorado laws regarding interest rates and fees, and that those laws are not preempted by federal laws that apply to loans originated by WebBank, the federally regulated issuing bank who originates loans through Avant’s platform, as well as through our platform. Although Avant removed its case to federal court in March 2017, the United States District Court for the District of Colorado issued an order in March 2018 remanding the case to the District Court for the City and County of Denver. In March 2018, the United States District Court for the District of Colorado also issued an order dismissing a parallel case brought by WebBank that sought a declaratory judgment regarding the applicability of federal preemption to Colorado usury laws and permanent injunctions against the Administrator that would prevent the Administrator from enforcing Colorado usury laws against WebBank and certain parties associated with loans originated by it. Avant thereafter filed a Motion to Dismiss in District Court for the State of Colorado and WebBank moved to intervene in the case. On August 14, 2018, the Court granted WebBank’s motion but denied Avant’s motion. In November 2018, the Administrator added as defendants certain securitization trusts that had acquired Avant loans. The Administrator is seeking a penalty of ten times the amount of the “excess” finance charges. No assurance can be given as to the timing or outcome of these matters. However, these matters could potentially impact the Company’s business, including the maximum interest rates and fees that can be charged, application of certain consumer protection statutes and access to the securitization markets.

The Company is currently in discussions with the Colorado Department of Law (the CDL) concerning the licenses required for the Company’s servicing operations and the structure of its offerings in the State of Colorado. While we believe that our program with WebBank has been structured in accordance with governing federal law, the CDL has identified alleged “exceptions” to our compliance with provisions of the Colorado Uniform Consumer Credit Code, including with respect to specifying permitted rates and charges. We believe that our model differs in important respects from Avant’s business model as alleged in the litigation involving Avant in Colorado. Nevertheless, while awaiting resolution of these matters and as of the date of this prospectus, we are also in discussion with the CDL about entering into a terminable agreement to, among other things: (i) toll the statutes of limitations on any action the CDL might bring against us based on the rates and charges on the loans we facilitate and (ii) refrain from making certain loans available for investment by certain investors.

If a borrower or a state were to successfully bring claims against us for state usury law violations, and the rate on that borrower’s personal loan was greater than that allowed under applicable state law, we could be subject to fines and penalties, including the voiding of loans and repayment of principal and interest to borrowers and investors, and may be in breach of certain representation and warranties we make to our platform investors. Additionally, we might decide to modify or suspend certain of our business practices, including limiting the maximum interest rate on certain loans facilitated through our platform and/or refraining from making certain loans available for investment by certain investors, and we might decide to originate loans under state-specific licenses, where such a ruling is applicable. These actions could adversely impact our business. Further, if we were unable to partner with another issuing bank, we would have to substantially modify our business operations from the manner currently contemplated and would be required to maintain state-specific licenses and only provide a limited range of interest rates for personal loans, all of which would substantially reduce our operating efficiency and attractiveness to investors and may materially adversely affect our business, financial condition and results of operations.

The regulatory framework for our business is evolving and uncertain as federal and state governments consider new laws to regulate online lending marketplaces such as ours. New laws and regulations, including uncertainty as to how the actions of any federal or state regulator could impact our business or that of our issuing bank(s).

The regulatory framework for online lending marketplaces such as ours is evolving and uncertain. It is possible that new laws and regulations will be adopted, or existing laws and regulations may be interpreted in new ways, that would affect the operation of our lending marketplace and the way in which we interact with borrowers and investors. Furthermore, the costs associated with staying current and complying with the regulatory framework may divert significant resources which otherwise might be utilized for other purposes such as advancing the Company’s products, services and/or results of operations.

State and federal laws may limit the fees that may be assessed on the loans facilitated through our platform, require extensive disclosure to, and consents from, the borrowers and investors, prohibit discrimination and unfair, deceptive, or abusive acts or practices and may impose multiple qualification and licensing obligations on our activities and the loans facilitated through our lending marketplace. Failure to comply with any of these rules, regulations or requirements may result in, among other things, lawsuits (including class action lawsuits) or administrative enforcement actions seeking monetary damages, fines or civil monetary penalties, restitution or other payments to borrowers or investors, modifications to business practices, revocation of required licenses or registrations, or voiding of loan contracts. For a discussion of how government regulation impacts key aspects of our business, see “About the Platform and Marketplace — Regulatory and Compliance Framework” below.

Federal Regulatory Framework

OCC Guidance

As discussed in “About the Platform and Marketplace — Regulatory and Compliance Framework” below, the OCC has issued regulations for a Fintech Charter. The regulations are being challenged by the New York Department of Financial Services in federal district court. We cannot predict whether or when the OCC will begin accepting applications for Fintech Charters, if we will pursue a Fintech Charter or other banking charter, or how this new Fintech Charter could impact our industry, business and results of operations going forward.

Consumer Financial Protection Bureau

As discussed in “About the Platform and Marketplace — Regulatory and Compliance Framework” below, the CFPB previously announced that it intends to expand its supervisory authority through the use of “larger participant rules.” The CFPB has not announced specifics regarding its proposed rulemaking, and recently announced that it intends to review its policies and priorities. Consequently, there continues to be uncertainty as to how the CFPB’s strategies and priorities, including any final rules, will impact our businesses and results of operations going forward.

State Regulatory Framework

As discussed in “About the Platform and Marketplace — Regulatory and Compliance Framework” below, at the state level, certain states are considering the scope of their regulation and oversight of the financial technology industry. The application of state laws to our business, including the application of usury laws, now or as they may be written or interpreted in the future, could have a significant impact on our ability to do business in any given state and may impact our business and results of operations going forward.

Federal and State Borrower and Consumer Protection Laws

As discussed in “Consumer Protection Laws” and “Other Regulations” below, we and our issuing bank partners must comply with regulatory regimes, including those applicable to consumer credit transactions, various aspects of which are untested as applied to our lending marketplace. Certain state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other federal and state laws may apply to the origination and servicing of loans facilitated through our lending marketplace.

While we have developed policies and procedures designed to assist in compliance with these laws and regulations, no assurance can be given that these policies and procedures will be effective in preventing violations of these laws and regulations.

In particular, the USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. If such activities are detected, financial institutions are obligated to file suspicious activity reports with FinCEN. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers seeking to open new financial accounts and monitoring their transactions. Failure to comply with these regulations could result in fines or sanctions and limit our ability to get regulatory approval of acquisitions. Recently several banking institutions have received large fines for non-compliance with these laws and regulations.

Failure to comply with these laws and regulatory requirements applicable to our business may, among other things, limit our or a collection agency’s ability to collect all or part of the principal of or interest on loans. As a result, we may not be able to collect our servicing fee with respect to the uncollected principal or interest, and investors may be discouraged from investing in loans. In addition, non-compliance could subject us to damages, revocation of required licenses, class action lawsuits, administrative enforcement actions, rescission rights held by investors in securities offerings and civil and criminal liability, which may harm our business and our ability to maintain our lending marketplace and may result in borrowers rescinding their loans.

State Licensing Requirements

Where applicable, we will seek to comply with state small loan, lender, solicitation, credit service organization, loan broker, servicing and similar statutes. In U.S. jurisdictions with licensing or other requirements that we believe may be applicable to us, we believe we comply with or are exempt from the relevant requirements through the operation of our lending marketplace with issuing banks and/or licenses that we possess or will seek to obtain. Although we periodically evaluate the need for licensing in various jurisdictions, there is a risk that, at any given time, we will not have the necessary licenses to operate in all relevant jurisdictions or that we will not be in full compliance with all applicable requirements. If we are found to not have complied with applicable laws, regulations or requirements, we could: (i) lose one or more of our licenses or authorizations, (ii) become subject to a consent order or administrative enforcement action, (iii) face lawsuits (including class action lawsuits), sanctions or penalties, (iv) be in breach of certain contracts, which may void or cancel such contracts, (v) decide or be compelled to modify or suspend certain of our business practices (including limiting the maximum interest rate on certain loans facilitated through our platform and/or refraining from making certain loans available for investment by certain investors), or (vi) be required to obtain a license in such jurisdiction, which may have an adverse effect on our ability to continue to facilitate loans through our lending marketplace, perform our servicing obligations or make our lending marketplace available to borrowers in particular states; any of which may harm our business.

Fluctuations in interest rates could negatively affect transaction volume.

As of the date of this prospectus, all personal, auto, and small business loans facilitated through our lending marketplace are issued with fixed interest rates, and education and patient finance loans are issued with fixed or variable rates, depending on the type of loan. If interest rates rise, potential borrowers could seek to defer taking new loans as they wait for interest rates to decrease and/or settle, and borrowers of variable rate loans may be subject to increased interest rates, which could increase default risk. If interest rates decrease after a loan is made, existing borrowers may prepay their loans to take advantage of the lower rates. Furthermore, investors would lose the opportunity to collect the higher interest rate payable on the corresponding loan and may delay or reduce future loan investments. To the extent that we hold loans for sale on our balance sheet, we will be at risk to rising interest rates between origination and sale. In order to sell such loans, we may need to reduce the sale price in order to satisfy the yield expectations of our investors.

Since the most recent recession, the U.S. Federal Reserve has taken actions which have resulted in low interest rates prevailing in the marketplace for a historically long period of time. In March, June, September and December 2018, the U.S. Federal Reserve raised its benchmark interest rate by a quarter of a percentage point, respectively. In July 2019, the U.S. Federal Reserve reduced its benchmark interest rate by a quarter of a percentage point. Market interest rates may resume increasing and the increase may materially and negatively affect us, as rising interest rates could have a dampening effect on overall economic activity and/or the financial condition of our customers, either or both of which could negatively affect demand for our products and services.

For many reasons, including those stated above, fluctuations in the interest rate environment may discourage investors and borrowers from participating in our lending marketplace and may reduce our loan originations, which may adversely affect our business.

If the credit decisioning, pricing, loss forecasting and scoring models we use contain errors, do not adequately assess risk, or are otherwise ineffective, our reputation and relationships with borrowers and investors could be harmed, our market share could decline and the value of loans held on our balance sheet may be adversely affected.

Our ability to attract borrowers and investors to, and build trust in, our lending marketplace is significantly dependent on our ability to effectively evaluate a borrower’s credit profile and likelihood of default. To conduct this evaluation, we utilize credit decisioning, pricing, loss forecasting and scoring models that assign each loan offered on our lending marketplace a grade and a corresponding interest rate. Our models are based on algorithms that evaluate a number of factors, including behavioral data, transactional data, bank data and employment information, which may not effectively predict future loan losses. If we are unable to effectively segment borrowers into relative risk profiles, we may be unable to offer attractive interest rates for borrowers and risk-adjusted returns for investors. Additionally, if these models fail to adequately assess the creditworthiness of our borrowers, we may experience higher than forecasted losses. Furthermore, as stated above, we hold loans on our balance sheet for a variety of reasons. We periodically assess the value of these loans and in doing so we review and incorporate a number of factors including forecasted losses. Accordingly, if we fail to adequately assess the creditworthiness of our borrowers such that we experience higher than forecasted losses, the value of the loans held our balance sheet may be adversely affected.

We continually refine these algorithms based on new data and changing macro-economic conditions. However, there is no guarantee that the credit decisioning, pricing, loss forecasting and scoring models that we use have accurately assessed the creditworthiness of our borrowers, or will be effective in assessing creditworthiness in the future.

Similarly, if any of these models contain programming or other errors, are ineffective or the data provided by borrowers or third parties is incorrect or stale, our loan pricing and approval process could be negatively affected, resulting in mispriced or misclassified loans or incorrect approvals or denials of loans. If these errors were to occur, we may be obligated to repurchase the affected loans, investors may try to rescind their affected investments or decide not to invest in loans in the future or borrowers may seek to revise the terms of their loans or reduce the use of our lending marketplace for loans.

If we are unable to accurately forecast demand for loans, our business could be harmed.

We operate a lending marketplace for consumer credit, balancing borrower demand for loans against investor demand for risk-adjusted returns. We offer credit to borrowers across a range of credit profiles and rates and we offer investment opportunities across a range of risk-adjusted returns. In the event that borrower demand at a given credit rate exceeds investor demand for that product for a given period, we may fund the loans and hold them on our balance sheet, which carries certain risks. In addition to the discussion in this section, see “Holding loans on our balance sheet exposes us to credit, liquidity and interest rate risk, which may adversely affect our financial performance.”

Alternatively, in the event that investor demand at a given return exceeds borrower demand for that product for a given period, there may be insufficient inventory to satisfy investor demand. If investors do not believe their demand can be met on our platform, they may seek alternative investments from ours and our business may suffer.

Liquidity risk could impair our ability to manage and grow our operations, which may adversely affect our financial condition.

As stated above, a portion of the loans facilitated through our platform are purchased by us for a variety of reasons. Purchasing loans requires liquidity and therefore managing our liquidity has become essential to our business.

If we have insufficient liquidity to support loan purchases, we may undertake measures to improve liquidity, including altering operations to require less liquidity, accelerating the sale of existing loans held on our balance sheet, incurring additional indebtedness or raising additional capital. Incurring additional indebtedness and raising additional capital depend on our ability to secure funding in amounts adequate to finance our current and projected operations and on terms attractive to us, each of which could be impaired by factors specific to us or the financial markets generally. A lack of sufficient liquidity may adversely affect our financial condition by, among other things, impairing our ability to meet investor demand for structured program transactions or forcing us to alter our operations in a manner that may reduce origination volume.

In addition, if we are required to rely more heavily on more expensive funding sources to support existing operations and/or future growth, our revenues may not increase proportionately to cover our costs which may adversely affect our operating margins and profitability.

If we do not maintain or continue to increase loan originations facilitated through our lending marketplace, or expand our lending marketplace to new markets, we may not succeed in maintaining and/or growing our business, and as a result our business and results of operations could be adversely affected.

To maintain and continue to grow our business, we must continue to increase loan originations through our lending marketplace by attracting a large number of new borrowers who meet our platform’s lending standards and new and existing investors to invest in these loans. Our ability to attract qualified borrowers and attract new and retain existing investors each depends in large part on the success of our marketing efforts, our visibility, placement and customer reviews on third-party platforms, and the competitive advantage of our products, particularly as we continue to grow our lending marketplace and introduce new loan products. If any of our marketing channels become less effective, or the cost of these channels were to significantly increase, we may not be able to attract new borrowers and attract new and retain existing investors in a cost-effective manner or convert potential borrowers and investors into active borrowers and investors in our lending marketplace. Additionally, changes in the way third-party platforms operate, including changes in our participation on such platforms, could make the maintenance and promotion of our products and services, and thereby maintaining and growing loan originations, more expensive or more difficult.

If there are not sufficient qualified loans facilitated on the platform, investors may be unable to deploy their capital in a timely or efficient manner and may seek other investment opportunities. If the performance of loans facilitated through our platform is lower than expected, we may be unable to attract new and retain existing investors. If there is insufficient investor participation, borrowers may be unable to obtain investment capital for their loans and may stop using our lending marketplace for their borrowing needs, which will impact our business results. If loan originations through our platform decrease, for any reason, our business and financial results may be adversely affected. Furthermore, if we restructure our loan products, including lowering or eliminating our transaction fees, our financial results may be adversely affected even if we are able to maintain or increase loan originations through our platform.

A small number of investors, including LendingClub, account for a large dollar amount of investment through our lending marketplace and if these investors pause or cease their participation or exert influence over us, our business, financial condition and results of operations may be harmed.

A small number of loan investors, including the Company, account for a large dollar amount of capital on our platform. The following table provides the percentage of loans invested in by the ten largest external investors and by the largest single investor during each of the previous five quarters (by dollars invested):

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Percentage of loans invested in by ten largest investors	62%	65%	58%	56%	53%
Percentage of loans invested in by largest single investor	33%	36%	29%	22%	16%

The composition of the top ten investors may vary from period to period. The increase in the percentage of loans invested in by a single investor from the fourth quarter of 2018 to the first quarter of 2019 was primarily due to an increase in the volume of lower credit risk grade A and B loans, facilitated on our marketplace, which are a preferred investment by banks, including our largest investor.

Our success depends in significant part on the financial strength of investors participating on our lending marketplace. Investors could, for any reason, experience financial difficulties and cease participating on our lending marketplace or fail to pay fees when due. The occurrence of one or more of these events with a significant number of investors could, alone or in combination, have a material and adverse effect on our business, financial condition and results of operation.

Additionally, investors may exert significant influence over us, our management and operations. For example, if investors other than the Company pause or discontinue their investment activity, we may need to provide incentives or discounts and/or enter into unique structures or terms to attract investor capital to the platform. These arrangements may have a number of different structures and terms, including alternative fee arrangements or other inducements. There is also no assurance that we will be able to enter into any of these transactions if necessary, or if we do, what the final terms will be. Failure to attract investor capital on reasonable terms may result in us having to use additional capital to invest in loans or reduce origination volume. Such actions may have a material impact on our business, financial condition and results of operations.

A decline in social and economic conditions may adversely affect our customers, which may negatively impact our business and results of operations.

As a lending marketplace, we believe our customers are highly susceptible to uncertainties and negative trends in the markets driven by, among other factors, general social and economic conditions in the United States and abroad. Economic factors include interest rates, unemployment levels, the impact of a federal government shutdown, natural disasters, tariffs, gasoline prices, adjustments in monthly payments, adjustable-rate mortgages and other debt payments, the rate of inflation, relative returns available from competing investment products and consumer perceptions of economic conditions. Social factors include changes in consumer confidence levels and changes in attitudes with respect to incurring debt and the stigma of personal bankruptcy.

These social and economic factors may affect the ability or willingness of borrowers to make payments on their loans. Because we make payments to investors ratably only to the extent we receive the borrower’s payments on the corresponding loan, if we do not receive payment(s) on the corresponding loan, the investor will not be entitled to the corresponding payment(s) under the terms of the investment or whole loan purchase agreement. In some circumstances, economic and/or social factors could lead to a borrower deciding to pre-pay his or her loan obligation. In the event of a prepayment, while the investor would receive the return of principal, interest would no longer accrue on the loan. Accordingly, the return for the investor would decline as compared to a loan that was timely paid in accordance with the amortization schedule. There is no penalty to borrowers if they choose to pay their loan early.

We strive to establish a lending marketplace in which annual percentage rates are attractive to borrowers and returns, including the impact of credit losses and prepayments, are attractive to investors. These external economic and social conditions and resulting trends or uncertainties could also adversely impact our customers’ ability or desire to participate on our platform as borrowers or investors, which could negatively affect our business and results of operations.

If collection efforts on delinquent loans are ineffective or unsuccessful, the return on investment for investors in those loans would be adversely affected and investors may not find investing through our lending marketplace desirable.

With the exception of our auto loan products and certain small business loan products, loans facilitated on our platform are unsecured obligations of borrowers, and they are not secured by any collateral. None of the loans facilitated on our platform are guaranteed or insured by any third party nor backed by any governmental authority in any way. We are the loan servicer for all loans supporting Notes, all certificates and certain secured borrowings, and we are the loan servicer for most, though not all, loans sold as whole loans. The ability to collect on the loans is dependent on the borrower’s continuing financial stability, and consequently, collections can be adversely affected by a number of factors, including job loss, divorce, death, illness, personal bankruptcy or the economic and/or social factors referenced above. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on these loans. Accordingly, we and our designated third-party servicers and collection agencies are limited in our ability to collect loans.

In addition, most investors must depend on LendingClub or our third-party servicers and collection agents to pursue collection on delinquent borrower loans. We generally use our in-house collections department as a first step when a borrower misses a payment. Because we make payments ratably on an investor’s investment only if we receive the borrower’s payments on the corresponding loan, if we, or third parties on our behalf, cannot adequately perform collection services, the investor will not be entitled to any payments under the terms of the investment. In the event that our initial in-house attempts to contact a borrower are unsuccessful, we generally refer the delinquent account to the outside collection agent. Further, if collection action must be taken in respect of a loan, we or the collection agency may charge a collection fee on any amounts that are obtained (excluding litigation). These fees will correspondingly reduce the amounts of any payments received by an investor. Similarly, the returns to investors may be impacted by declines in market rates for sales of charged-off loans to third party purchasers. Ultimately, if delinquencies impair our ability to offer attractive risk-adjusted returns for investors, they may seek alternative investments from ours and our business may suffer.

In addition, because our servicing fees depend on the collectability of the loans, if we experience a significant increase in the number of delinquent or charged-off loans we will be unable to collect our entire servicing fee for such loans and our revenue could be adversely affected.

If we are unable to develop and commercialize new products and services and enhancements to existing products and services, our business may suffer.

The lending industry is evolving rapidly and changing with disruptive technologies and the introduction of new products and services. A key part of our success depends on our ability to develop and commercialize new products and services and enhancements to existing products and services.

For example, the Company introduced CLUB Certificates, an instrument that trades in the over-the-counter market with a CUSIP, with the objective of creating more liquidity and demand for our unsecured personal loans. We incur expenses and expend resources to develop and commercialize new products and services and enhancements to existing products and services. However, we may not assign the appropriate level of resources, priority or expertise to the development and commercialization of these new products, services or enhancements. We also could utilize and invest in technologies, products and services that ultimately do not achieve widespread adoption and, therefore, are not as attractive or useful to our customers as we anticipate. Moreover, we may not realize the benefit of new technologies, products, services or enhancements for many years, and competitors may introduce more compelling products, services or enhancements in the meantime. Competitors also may develop or adopt technologies or introduce innovations that make our lending marketplace platform less attractive to our borrowers and/or investors.

If we are unable to develop and commercialize timely and attractive products and services for our borrowers and investors, our business may suffer.

We may incur substantial indebtedness and any failure to meet our debt obligations could adversely affect our business.

We have and may continue to enter into arrangements pursuant to which we can incur significant indebtedness. For example, as of June 30, 2019, we had $80.0 million in debt outstanding under our Revolving Facility and $199.4 million in debt outstanding, in the aggregate, under our Warehouse Facilities. We may enter into additional financing arrangements, which could increase the aggregate amount of indebtedness we can incur.

Our ability to make payments on our debt, to repay our existing indebtedness when due, and to fund our business and operations and significant planned capital expenditures will depend on our ability to pay with available cash or generate cash in the future. This, to a certain extent, is subject to financial, competitive, legislative, regulatory and other factors that are beyond our control. In addition, if we cannot service our indebtedness, we may have to take actions such as utilizing available capital, limiting the facilitation of additional loans, selling assets, selling equity or reducing or delaying capital expenditures, strategic acquisitions, investments and alliances, any of which could impede the implementation of our business strategy, prevent us from entering into transactions that would otherwise benefit our business and/or negatively affect our business. We also may not be able to refinance our indebtedness or take such other actions, if necessary, on commercially reasonable terms, or at all.

Furthermore, as stated earlier, we have and may increasingly securitize assets and offer other similar structured instruments, such as our CLUB Certificate product. To support these offerings and other initiatives, we have and will likely continue to use credit facilities to finance the purchasing and holding of loans on our balance sheet, to ultimately be used in connection with such offerings and initiatives. If, however, we are unable to consummate these types of offerings or other initiatives in accordance with our expectations, we may be required to hold loans on our balance sheet for longer than expected, or until the maturity of the loans. This may adversely impact our ability to repay our indebtedness when due and divert resources away from other projects and initiatives.

Some of our debt carries a floating rate of interest linked to various indices, including LIBOR. If a change in indices, including the announced discontinuation of LIBOR, results in interest rate increases on our debt, debt service requirements will increase, which could adversely affect our cash flow and operating results.

Credit and other information that we receive from borrowers or third parties about a borrower may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may cause us to inaccurately price loans facilitated through our lending marketplace.

Our ability to review and select qualified borrowers depends on obtaining borrower credit information from consumer reporting agencies, such as TransUnion, Experian or Equifax, and other third parties and we assign loan grades to loan requests based on our lending marketplace’s credit decisioning and scoring models that take into account reported credit score, other information reported by the consumer reporting agencies and the requested loan amount, in addition to a variety of other factors. A credit score or loan grade assigned to a borrower may not reflect that borrower’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data, and we do not verify the information obtained from the borrower’s credit report. Additionally, there is a risk that, following the date of the credit report or other third-party data that we obtain and review, a borrower may have:

•	become delinquent in the payment of an outstanding obligation;

•	defaulted on a pre-existing debt obligation;

•	taken on additional debt; or

•	sustained other adverse financial events.

In addition, borrowers supply a variety of information that is included in the loan listings on our lending marketplace, and it may be inaccurate or incomplete. To verify a borrower’s identity, income or employment, our verification process and teams connect to various data sources, directly or through third-party service providers, contact the human resources department of the borrower’s stated employer, or request pay stubs. However, we often do not verify a borrower’s stated tenure, job title, home ownership status or intention for the use of loan proceeds.

Who and what we verify may change as we try to optimize our lending marketplace. We try to reduce friction for the lower credit risk borrowers who have a choice of lenders and we correspondingly increase friction for the higher risk borrowers by verifying income or source of employment. Taking either action may lead to adverse selection as certain borrowers may elect to abandon their applications.

The factors above may result in loans being issued to otherwise non-qualified borrowers and/or impact our ability to effectively segment borrowers into relative risk profiles, each of which may impair our ability to offer attractive risk-adjusted returns for investors, which may cause investors to seek alternative investments from ours and our business may suffer. Additionally, if borrowers default on loans that are not priced correctly because the information provided by the borrowers or third parties is inaccurate, investors may try to rescind their affected investments in these loans or the loans may not perform as expected and our reputation may be harmed.

Our ability to offer our Notes depends upon our compliance with requirements under federal or state securities laws.

We issue Member Payment Dependent Notes sold pursuant to this Registration Statement. We qualify as a “well-known seasoned issuer,” which allows us to file automatically effective registration statements with the SEC. Under SEC rules, for certain material updates, we must file post-effective amendments, which, if we do not qualify as a “well-known seasoned issuer,” do not become effective until declared effective by the SEC. We may fail to maintain our “well-known seasoned issuer” status if we do not file SEC reports on a timely manner or for other reasons. In addition, if we fail to file our Annual Reports on Form 10-K or quarterly reports on Form 10-Q on a timely basis or are otherwise required to suspend use of a registration statement for the Notes, we could be required to suspend offering of our Notes until the deficiency is resolved. Securities law restrictions may also limit our ability to market or advertise to potential investors.

We do not offer our Notes in all states. While we believe that we may now rely on federal preemption of state registration and qualification requirements, states may interpret federal law as applied to our Notes differently, possibly requiring us to make filings in or limit operations in those states. Regardless of any such registration, qualification or preemption, we are subject to both state and federal antifraud rules of each state in which we operate.

As a result of these requirements, actual or alleged non-compliance with federal or state laws or changes in federal or state law or regulatory policy could limit our ability to offer Notes in certain states, require us to pay fines or penalties, or curtail our operations.

Any failure to protect our own intellectual property rights could impair our brand, or subject us to claims for alleged infringement by third parties, which could harm our business.

We rely on a combination of copyright, trade secret, trademark and other rights, as well as confidentiality procedures and contractual provisions to protect our proprietary technology, underwriting and credit decisioning credit data, processes and other intellectual property. However, the steps we take to protect our intellectual property rights may be inadequate. Third parties may seek to challenge, invalidate or circumvent our copyright, trade secret, trademark and other rights or applications for any of the foregoing. Further, as our business continues to expand we may increase our dependence on third parties to provide additional products and services. Third parties who are contractually obligated to protect our intellectual property may be the target of data breaches or may breach their obligations and disseminate, misappropriate or otherwise misuse our proprietary technology, underwriting and credit decisioning credit data, processes and other intellectual property. Additionally, our competitors, as well as a number of other entities and individuals, may own or claim to own intellectual property relating to our industry. From time to time, third parties may claim that we are infringing on their intellectual property rights, and we may be found to be infringing on such rights. We may, however, be unaware of the intellectual property rights that others may claim cover some or all of our technology or services.

In order to protect our intellectual property rights, we may be required to spend significant resources. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. In addition, any claims or litigation could cause us to incur significant expenses and, if successfully asserted against us, could require that we pay substantial damages or ongoing royalty payments, prevent us from offering our loan products or operating our platform or require that we comply with other unfavorable terms. Our failure to secure, protect and enforce our intellectual property rights could seriously adversely affect our brand and adversely impact our business.

Any significant disruption in service on our platform or in our technology systems, including events beyond our control, could have a material adverse effect on our operations.

We believe the technology platform that powers our lending marketplace enables us to deliver solutions to borrowers and investors and provides a significant time and cost advantage over traditional banks. The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, customer service and reputation. Our failure to maintain satisfactory performance, reliability and availability of our technology and our underlying network infrastructure may impair our ability to attract new and retain existing borrowers and investors, which could have a material adverse effect on our operations.

Our platform systems are mirrored between two third-party owned and operated facilities. Our primary location is in Las Vegas, Nevada and is operated by Switch, Inc. Our secondary location is located in Santa Clara, California and is operated by CenturyLink. Our operations depend on each provider’s ability to protect its and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality issues, environmental conditions, computer viruses or attempts to harm our systems, criminal acts and similar events. If our arrangement with either provider is terminated or if there is a lapse of service or damage to their facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities.

Any interruptions or delays in our technology systems or service, whether as a result of third-party error, our error, natural disasters, terrorism, other man-made problems, or security breaches, whether accidental or willful, could harm our relationships with our borrowers and investors and our reputation. Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and we may not have sufficient capacity to recover all data and services in the event of an outage. These factors could prevent us from processing or posting payments on the loans, damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause borrowers and investors to abandon our lending marketplace, any of which could adversely affect our business, financial condition and results of operations.

Fraudulent activity associated with our lending marketplace could negatively impact our operating results, brand and reputation and cause the use of our loan products and services to decrease and our fraud losses to increase.

We are subject to the risk of fraudulent activity associated with our lending marketplace, issuing bank(s), borrowers, investors and third parties handling borrower and investor information. We have taken measures to detect and reduce the risk of fraud, but these measures need to be continually improved and may not be effective against new and continually evolving forms of fraud or in connection with new product offerings. Under our agreements with investors, we are obligated to repurchase loans in cases of confirmed identity theft. The level of our fraud charge-offs and results of operations could be materially adversely affected if fraudulent activity were to significantly increase. High profile fraudulent activity or significant increases in fraudulent activity could lead to regulatory intervention, negatively impact our operating results, brand and reputation and lead us to take steps to reduce fraud risk, which could increase our costs.

In addition, in the past, third parties have attempted to defraud individuals, some of whom may be potential customers of ours, by misappropriating our logos and represented themselves as LendingClub in e-mail campaigns to e-mail addresses that have been obtained outside of LendingClub. In one particular scheme, these third parties have represented to individuals that they may obtain a loan if they pay an “advance fee.” Individuals who believe that the campaigns are genuine may forward funds to these unaffiliated third parties. We take steps to prevent these and other third-party fraud schemes; however, we cannot always be successful in preventing individuals from suffering losses in these schemes. Individuals who suffer damages due to the actions of these unaffiliated third parties may negatively view LendingClub, causing damage to our brand and reputation and reducing our business.

We are exposed to cyber-attacks, data breaches, internal employee and other insider misconduct, computer viruses, physical and electronic break-ins and similar disruptions that may adversely impact our ability to protect the confidential information of our borrowers and our investors and that could adversely impact our reputation, business approach and financial performance.

Our business involves the collection, storage, processing and transmission of customers’ personal data, including financial information of borrowers and investors. The highly automated nature of our lending marketplace, our reliance on digital technologies and the types and amount of data collected, stored and processed on our systems make us an attractive target and subject to cyber-attacks, computer viruses, physical or electronic break-ins and similar disruptions. In addition, in certain circumstances we utilize third-party vendors, including cloud applications and services, to facilitate the servicing of borrower and investor accounts. Under these arrangements, these third-party vendors require access to certain customer data for the purpose of servicing the accounts. While we have taken steps to protect confidential information that we have access to, our security measures or those of our third-party vendors are subject to breach. These security breaches and other unauthorized access to our lending marketplace and servicing systems can result in confidential borrower and investor information being stolen and potentially used for criminal purposes. Security breaches or unauthorized access to confidential information expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. Breaches of our security measures because of third-party action, employee error, third-party vendor error, malfeasance or otherwise, or because of design flaws in our software that are exposed and exploited, could adversely impact our relationships with borrowers and investors, and we could incur significant liability.

The techniques used to obtain unauthorized, improper or illegal access to our systems, our data or customers’ data, disable or degrade service, or sabotage systems are constantly evolving, may be difficult to detect quickly, and often are not recognized until after they have been launched against a target. Unauthorized parties can and have attempted to gain access to our systems and facilities through various means, including, among others, hacking into the systems or facilities of us or our partners or customers, or attempting to fraudulently induce our employees, partners, customers or others into disclosing user names, passwords, or other sensitive information, which may in turn be used to access our information technology systems. Certain efforts may be state-sponsored and supported by significant financial and technological resources, making them even more difficult to detect. Computer malware, viruses and hacking, phishing and denial of service attacks by third parties have become more prevalent in our industry, and have occurred on our systems in the past and may occur on our systems in the future. Although to date the Company has not suffered material costs or disruption to our business caused by any such incident, any future security breach could have a material adverse impact on our relationships with our borrowers and our reputation, business operations and financial performance.

Federal and state regulators and many federal and state regulations require notice if data security breaches involve certain personal data. The notice may be difficult to provide in a timely fashion for many reasons, including due to the complexity of gathering, verifying and analyzing relevant information. Furthermore, these mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause borrowers and investors to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, we could lose borrowers, investors and ecosystem partners and our business and operations could be adversely affected. Additionally, our insurance policies carry a self-insured retention and coverage limits, which may not be adequate to reimburse us for losses caused by security breaches, and we may not be able to collect fully, if at all, under these insurance policies.

Cyber-attacks suffered by third parties could negatively affect our business.

We utilize certain information provided by third parties to facilitate the marketing, distribution, servicing and collection of loans. A cyber-attack suffered by a third-party that provides data to us could impact our ability to market, distribute, service or collect for borrowers or investors. For example, Equifax announced a significant cyber breach that impacted millions of consumers. We utilize certain information from Equifax to allow us to market our products through pre-screened offers to qualified borrowers. If a consumer elects to “freeze” their credit data, we will not be able to access their information to make these pre-screened offers.

In addition, if consumers cease to trust credit reporting agencies or other third-party data providers because of cyber-attacks, they may be less willing to participate in borrowing or investing activities generally, which could impact our business. Further, as a result of the release of personally identifiable information from a third-party platform, we could experience an increase in fraudulent loan applications or investor accounts. Under our policies, we reimburse investors for any loan obtained as a result of a verified identity fraud and any increase in identity theft could result in increased reimbursement costs.

Our business may be adversely affected if our risk management framework does not effectively identify, assess and mitigate risk.

Our risk management framework seeks to appropriately balance risk and return and mitigate our risks. We have established policies and procedures intended to regularly identify and assess our risk profile, including credit risk, pricing risk, liquidity risk, strategic risk and operational risk, and then implement appropriate processes and controls to mitigate the risk.

If our risk management framework does not effectively identify, assess and/or mitigate our risk profile, we could suffer unexpected losses or be adversely affected, which could have a material adverse effect on our business. For example, assessment of our risk profile depends, in part, upon the use of forecasting models. If these models are ineffective at predicting future losses or are otherwise inadequate, we may incur unexpected losses or otherwise be adversely affected. In addition, the information we use may be inaccurate or incomplete, both of which may be difficult to detect and avoid. Additionally, there may be risks that exist, or that develop in the future, that we have not appropriately anticipated, identified or mitigated.

Failure to maintain, protect and promote our brand may harm our business.

Maintaining, protecting and promoting our brand is critical to achieving widespread acceptance of our products and services and expanding our base of borrowers and investors. Maintaining, protecting and promoting our brand depends on many factors, including our ability to continue to provide useful, reliable, secure and innovative products and services, as well as our ability to maintain trust.

Our brand can be harmed in many ways, including failure by us or our partners to satisfy expectations of service and quality, inadequate protection of sensitive information, failure to maintain or provide adequate or accurate documentation and/or disclosures, compliance failures, failure to comply with contractual obligations, regulatory requests, inquiries or proceedings, litigation and other claims, employee misconduct and misconduct by our partners. We have also been, and may in the future be, the target of incomplete, inaccurate and/or misleading statements about our company, our business, and/or our products and services. Furthermore, our ability to maintain, protect and promote our brand is partially dependent on visibility and customer reviews on third-party platforms. Changes in the way these platforms operate could make the maintenance, protection and promotion of our products and services and our brand more expensive or more difficult. If we do not successfully maintain, protect and promote our brand we may be unable to maintain and/or expand our base of borrowers and investors, which may materially harm our business.

Third party service disruptions may prevent us from being able to score and decision loan applicants, which may adversely affect our business.

The credit decisioning and scoring models we utilize are based on algorithms that evaluate a number of factors and currently depend on sourcing certain information from third parties, including consumer reporting agencies such as TransUnion, Experian or Equifax. In the event that any third party from which we source information experiences a service disruption, whether as a result of maintenance, error, natural disasters, terrorism or security breaches, whether accidental or willful, our ability to score and decision loan applications may be adversely impacted. This may result in us being unable to approve otherwise qualified applicants, which may adversely impact our business by negatively impacting our reputation and reducing the number of loans we are able to facilitate.

Negative publicity and unfavorable media coverage could negatively affect our business.

Negative publicity about our industry or our company, including with respect to the quality and reliability of our lending marketplace, effectiveness of the credit decisioning or scoring models used in the lending marketplace, the effectiveness of our collection efforts, statements regarding investment returns, changes to our lending marketplace, our ability to grow our borrower and investor base at a rate expected by the market, our ability to effectively manage and resolve borrower and investor complaints, our ability to manage borrower and investor accounts in compliance with regulatory requirements which may not be clear, privacy and security practices, use of loan proceeds by certain borrowers of ours or other companies in our industry for illegal purposes, litigation, regulatory activity and the experience of borrowers and investors with our lending marketplace or services, even if inaccurate, could adversely affect our reputation and the confidence in, and the use of, our lending marketplace, which could harm our business and operating results. Harm to our reputation can arise from many sources, including employee misconduct, misconduct by our partners or partners of partners, other online lending marketplaces, outsourced service providers or other counterparties, failure by us or our partners to meet minimum standards of service and quality, inadequate protection of borrower and investor information and compliance failures and claims.

The collection, processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

We receive, transmit and store a large volume of personally identifiable information and other user data. There are federal, state and foreign laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Specifically, personally identifiable information is increasingly subject to legislation and regulations in numerous U.S. and international jurisdictions, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction. This regulatory framework for privacy issues worldwide is evolving and is likely to continue doing so for the foreseeable future, which creates uncertainty. For example, the California Consumer Privacy Act of 2018, which becomes effective January 1, 2020, imposes more stringent requirements with respect to California data privacy. We could be adversely affected if legislation or regulations are expanded to require changes in business practices or privacy policies, or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, financial condition and results of operations.

We post on our website our privacy policies and practices concerning the collection, use, and disclosure of information. We also obtain consent from our borrowers to share information under certain conditions. Our failure, real or perceived, to comply with applicable privacy policies or federal, state or foreign laws and regulations or any compromise of security that results in the unauthorized release of personally identifiable information or other user data could damage our reputation, discourage potential borrowers or investors from using our lending marketplace or result in fines or proceedings brought against us, our issuing banks or other third parties by governmental agencies, borrowers, investors or other third parties, one or all of which could adversely affect our business, financial condition and results of operations. In addition to laws, regulations and other applicable common law rules regarding privacy and privacy advocacy, industry groups or other private parties may propose new and different privacy standards. We could also be subject to liability for the inappropriate use of information made available by us. Because the interpretation and application of privacy and data protection laws and privacy standards are still uncertain, it is possible that these laws or privacy standards may be interpreted and applied in a manner that is inconsistent with our practices. Any inability to adequately address privacy concerns, even if unfounded, or to comply with applicable privacy or data protection laws, regulations and privacy standards, could result in additional cost and liability for us, damage our reputation, inhibit use of our lending marketplace and harm our business.

Risk retention rules may increase our compliance costs, impair our liquidity and otherwise adversely affect our operating results.

We have been using, and may increasingly use, securitizations and other structured program transactions, like our CLUB Certificates, as a source of liquidity and financing for our business. Such transactions provide us with additional sources of investor demand for the consumer loans facilitated through our platform. If credit rating downgrades, market volatility, market disruptions, regulatory requirements or other factors impede our ability to complete additional structured program transactions on a timely basis or upon terms acceptable to us, our ability to fund our business may be adversely affected.

Effective as of December 24, 2016, “risk retention” rules promulgated by U.S. federal regulators under the Dodd-Frank Act (the U.S. Risk Retention Rules) require a “securitizer” or “sponsor” of a securitization transaction to retain, directly or through a “majority-owned affiliate” (each as defined in the U.S. Risk Retention Rules), in one or more prescribed forms, at least 5% of the credit risk of the securitized assets. For the securitization transactions for which we have acted as “sponsor,” we have sought to satisfy the U.S. Risk Retention Rules by retaining a “vertical interest” (as defined in the U.S. Risk Retention Rules) through either a majority-owned affiliate (MOA) or directly on our balance sheet. For any CLUB Certificate transactions, we have sought to satisfy the U.S. Risk Retention Rules by retaining a 5% interest in the CLUB Certificate issued by the applicable series trust. In addition, in order to facilitate certain investor offerings in Europe, we structured certain of the securitization transactions for which we acted as “sponsor” prior to January 1, 2019 so they complied with the risk retention and ongoing monitoring and diligence requirements of (i) Articles 404-410 of the European Capital Requirements Regulation, as supplemented by the Commission Delegated Regulation (EU) No. 625/2014 and Commission Implementing Regulation (EU) No. 602/2014 (the CRR Requirements), (ii) Article 17 of the European Union Alternative Investment Fund Managers Directive and Articles 50-56 of the Alternative Investment Fund Managers Regulation (EU) No. 231/2013 (the AIFM Requirements), and (iii) Article 135(2) of EU Directive 2009/138/EC, as supplemented by Articles 254-257 of the Commission Delegated Regulation (EU) No. 2015/35 (the Solvency II Requirements, together with the CRR Requirements and the Solvency II Requirements, the Old EU Risk Retention Rules). We have sought to satisfy the Old EU Risk Retention Rules with respect to such securitization transactions by retaining a “material net economic interest” (as defined in the Old EU Risk Retention Rules) directly on our balance sheet.

The Old EU Risk Retention Rules were replaced by new requirements that will be applicable to securitizations in respect of which the relevant securities are issued on or after January 1, 2019. For securitizations in respect of which the relevant securities were issued before January 1, 2019, the Old EU Risk Retention Rules will continue to apply. The new requirements were adopted by the European Parliament and the Council of the European Union as Regulation (EU) 2017/2402 of December 12, 2017 (the New EU Risk Retention Rules, together with the Old EU Risk Retention Rules and the U.S. Risk Retention Rules, the Risk Retention Rules). There can be no assurance that our securitizations issued after January 1, 2019 will comply with the New EU Risk Retention Rules or new EU due diligence and transparency requirements which may have a negative effect on our ability to complete additional securitization transactions.

We have also participated in other securitizations for which we have determined that we are not the “sponsor,” and accordingly, we have not sought to comply with any Risk Retention Rules that would be applicable to the “sponsor” of those transactions. The Risk Retention Rules are subject to varying interpretations, and one or more regulatory or governmental authorities could take positions with respect to the Risk Retention Rules that conflict with, or are inconsistent with, the Risk Retention Rules as understood or interpreted by us, the securitization industry generally, or past or current regulatory or governmental authorities. There can be no assurance that applicable regulatory or governmental authorities will agree with any of our determinations described above, and if such authorities disagree with such determinations, we may be exposed to additional costs and expenses, in addition to potential liability. Furthermore, we expect that compliance with the Risk Retention Rules (and other related laws and regulations), as currently understood by us, may entail the implementation of new forms, processes, procedures, controls and infrastructure. Such implementation may be costly and may adversely affect our operating results.

In addition to the increased costs we expect to be generated by our efforts to comply with applicable Risk Retention Rules, which may be significant, we expect compliance with any applicable Risk Retention Rules will tie up our capital, which could potentially have been deployed in other ways that could have generated better value for our shareholders. Holding risk retention interests or loans in contemplation of structured financing increases our exposure to the performance of the loans that underlie or are expected to underlie those transactions. Accordingly, although compliance with applicable Risk Retention Rules would be expected to more closely align our incentives with those of the investors in our loans, it is also expected that poor loan performance may have a heightened adverse effect on the value of our shares. This may exacerbate the negative effects of poor loan performance on the value of our shares.

If we breach representations or warranties that we made in our securitization, whole loan or CLUB Certificate transactions, or if either we suffer a direct or indirect loss in our retained interests in these transactions, our financial condition could be harmed.

We sponsor a number of sales of unsecured personal whole loans through asset-backed securitizations. In connection with these securitizations, as well as our whole loan and CLUB Certificate transactions, we make certain customary representations, warranties and covenants. If there is a breach of those representations and warranties that materially and adversely affects the value of the subject loans, then we will be required to either cure the breach, repurchase the affected loans from the purchasing entity, replace the affected loans with other loans or make a loss of value payment, as the case may be. Any losses that result could be material and have an adverse effect on our financial condition.

For a description of the interests we have retained in connection with complying with risk retention rules applicable to us as a sponsor of securitization transactions, see “Risk retention rules may increase our compliance costs, impair our liquidity and otherwise adversely affect our operating results.” In the event that we suffer losses on all or a portion of the interests in any securitization transaction that we have retained (whether to comply with applicable risk retention rules or otherwise), our financial condition could be harmed.

We may enter into similar transactions in the future and those transactions are likely to entail similar and other substantial risks.

From time to time we may evaluate and potentially consummate acquisitions or other strategic transactions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic transactions, combinations, acquisitions, dispositions or alliances. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Any strategic transaction, combination, acquisition, disposition or alliance will involve risks encountered in business relationships, including:

•	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

•	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

•	difficulties in retaining, training, motivating and integrating key personnel;

•	diversion of management’s time and resources from our normal daily operations;

•	difficulties in successfully incorporating licensed or acquired technology and rights into our platform;

•	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

•	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

•	risks of entering markets in which we have no or limited direct prior experience;

•
regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

•	failure to successfully further develop the acquired technology;

•
liability for activities of the acquired or disposed of business before the acquisition or disposition, including patent and trademark infringement claims, violations of laws, regulatory actions, commercial disputes, tax liabilities and other known and unknown liabilities;

•	difficulty in separating assets and replacing shared services;

•	assumption of exposure to performance of any acquired loan portfolios;

•	potential disruptions to our ongoing businesses; and

•	unexpected costs and unknown risks and liabilities associated with the acquisition.

We may not make any transactions, combinations, acquisitions, dispositions or alliances, or any future transactions, combinations, acquisitions, dispositions or alliances may not be successful, may not benefit our business strategy, may not generate sufficient revenue to offset the associated costs or may not otherwise result in the intended benefits. Any transactions, combinations, acquisitions, dispositions or alliances may also require us to issue additional equity securities, spend our cash, or incur debt (and increased interest expense), liabilities, and amortization expenses related to intangible assets or write-offs of goodwill, which could adversely affect our results of operations and dilute the economic and voting rights of our stockholders and the interests of holders of our indebtedness. In addition, we cannot assure you that any future acquisition of new businesses or technology will lead to the successful development of new or enhanced loan products and services or that any new or enhanced loan products and services, if developed, will achieve market acceptance or prove to be profitable.

If we were required to register as a broker-dealer under federal or state law, our costs could significantly increase or our operations could be impaired.

We issue securities and, in certain instances, offer them directly to investors. We are not registered as a broker-dealer with the SEC nor do we operate as a registered broker-dealer in any jurisdiction. This limits the methods and manners by which we may market and sell our securities. If a regulatory body were to find that our activities require us to register as a broker-dealer or to market and sell our securities only through a registered broker-dealer, we may have to constrain our current business activities and we could be subject to fines, rescission offers or other penalties, and our compliance costs and other costs of operation could increase significantly, all of which could materially adversely affect our business and results of operations.

We have incurred net losses in the past and may incur net losses in the future.

As of June 30, 2019, our accumulated deficit was $548.3 million. Our operating expenses may continue to be elevated as we resolve additional matters that arose from legacy management (including indemnification legal expenses paid by the Company for former employees), settle regulatory investigations and examinations, enhance our compliance systems, reestablish the growth of our business, attract borrowers, investors and partners, and further enhance and develop our loan products, lending marketplace and platform. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. We may incur additional net losses in the future and may not maintain profitability on a quarterly or annual basis.

We may have to constrain our business activities to avoid being deemed an investment company under the Investment Company Act of 1940.

In general, a company that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities may be deemed to be an investment company under the Investment Company Act of 1940, as amended (Investment Company Act). The Investment Company Act contains substantive legal requirements that regulate the manner in which “investment companies” are permitted to conduct their business activities. We believe we have conducted, and we intend to continue to conduct, our business in a manner that does not result in our company being characterized as an investment company. To avoid being deemed an investment company, we may decide not to broaden our offerings, which could require us to forego attractive opportunities. We may also apply for formal exemptive relief to provide additional clarity on our status under the Investment Company Act. We may not receive such relief on a timely basis, if at all, and such relief may require us to modify or curtail our operations. If we are deemed to be an investment company under the Investment Company Act, we may be required to institute additional compliance requirements and our activities may be restricted, which could materially adversely affect our business, financial condition and results of operations.

If we are unable to offer investors a satisfactory breadth and volume of investment opportunities, our business and results of operations may be materially harmed.

We invest in our lending marketplace platform and regularly iterate our processes to provide improved and more efficient investment opportunities, which includes efforts to provide investors the opportunity to invest in a broad selection of loans. However, various factors may contribute to certain loans being available only in a limited quantity or being entirely unavailable to certain investors.

With respect to our Notes, our lending marketplace platform allows investors to select which loans to invest in manually, via an application program interface (API) or by using our automated investing service which selects notes based on investment criteria selected by the investor. Loans selected for investment by a particular investor or group of investors may not be available for investment to other investors. This variability in the availability of loans for investment may cause returns to vary from investor to investor. For example, certain loans selected via API or by manual investors may be unavailable when the automated investing service orders are placed and therefore returns of manual investors or investors utilizing API may vary from, and be higher than, the returns from our automated investing service if manual investors or investors utilizing API are able to identify and select higher performing loans.

In addition, some of our agreements with platform investors contain provisions regarding the manner in which our lending marketplace platform product operates that could constrain the manner in which our lending marketplace platform product can develop, particularly with respect to how loans are selected for investment. Some of these agreements provide for significant damages in the event of a breach and some provide for liquidated damages in the event that we are unable to perform and deliver in accordance with the contractual specifications and schedule. These agreements could constrain the development of our lending marketplace, including efforts to offer a breadth of investment opportunities for and among a variety of investors, and/or result in significant damages that could impact our results in a given period.

If investors, automated or otherwise, are unable to invest in certain categories of loans, are unable to invest at the volume they desire, perceive that they are not offered the same investment opportunities as other investors and/or are dissatisfied with the risk-adjusted return they receive from investing on our platform, they may seek alternative investments from ours which may materially harm our business and results of operations.

If we fail to attract and retain our highly skilled employees needed to support our business, we may not be able to achieve our anticipated level of growth and our business could suffer.

We believe our success depends on the efforts and talents of our employees, including software engineers, financial, credit and risk personnel and marketing professionals. Our future success depends on our continued ability to attract, develop, motivate and retain highly qualified and skilled employees. Competition for highly skilled technical and financial personnel, particularly in the San Francisco Bay Area, is extremely intense. We have had a high attrition rate from employees and have seen that attrition rate increase. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Many of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment. Additionally, changes in U.S. immigration policy may make it difficult to renew or obtain visas for certain highly skilled employees that we have hired or are recruiting.

In addition to attracting and retaining highly skilled employees in general, our future performance depends, in part, on our ability to attract and retain key personnel, including our executive officers, senior management team and other key personnel, all of whom would be difficult to replace. The loss of the services of our executive officers or members of our senior management team, and the process to replace any of them, would involve significant time and expense and distraction that may significantly delay or prevent the achievement of our business objectives or impair our operations or results.

Our business operations may be adversely impacted by political events, terrorism, public health issues, natural disasters, labor disputes and other business interruptions.

Our business operations are subject to interruption by, among other things, political events, terrorism, public health issues, natural disasters, labor disputes and other events which could decrease demand for our products and services or make it difficult or impossible for us to deliver a satisfactory experience to our borrowers and investors, any of which may have a material adverse impact on our business, financial condition and results of operations. For example, a federal government shutdown could impair our ability to support our structured program initiatives and/or resolve outstanding litigation or regulatory inquiries with the federal government.

Furthermore, in the event of any disruption to our operations or those of the companies with whom we do business with, we could incur significant losses, require substantial recovery time and experience significant expenditures in order to resume or maintain operations, any of which could have a material adverse impact on our business, financial condition and results of operations.

Some aspects of our platform include open source software, and any failure to comply with the terms of one or more of these open source licenses could negatively affect our business.

Aspects of our platform include software covered by open source licenses, which may include, by way of example, GNU General Public License and the Apache License. Open source license terms are often ambiguous, and there is little or no legal precedent governing the interpretation of many of the terms of certain of these licenses. Therefore, the potential impact of such terms on our business is somewhat unknown. If portions of our proprietary software are determined to be subject to an open source license, we could be required to publicly release the affected portions of our source code, re-engineer all or a portion of our technologies or otherwise be limited in the licensing of our technologies, each of which could reduce or eliminate the value of our technologies and loan products. There can be no assurance that efforts we take to monitor the use of open source software to avoid uses in a manner that would require us to disclose or grant licenses under our proprietary source code will be successful, and such use could inadvertently occur. This could harm our intellectual property position and have a material adverse effect on our business, results of operations, cash flow, and financial condition. In addition to risks related to license requirements, usage of open source software can lead to greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or controls on the origin of the software. Many of the risks associated with use of open source software cannot be eliminated, and could adversely affect our business.

Our platform and internal systems rely on software that is highly technical, and if it contains undetected errors, our business could be adversely affected.

Our platform and internal systems rely on software that is highly technical and complex. In addition, our platform and internal systems depend on the ability of such software to store, retrieve, process and manage immense amounts of data. The software on which we rely has contained, and may now or in the future contain, undetected errors or bugs. Some errors may only be discovered after the code has been released for external or internal use. Errors or other design defects within the software on which we rely may result in a negative experience for borrowers and investors, delay introductions of new features or enhancements, result in errors or compromise our ability to protect borrower or investor data or our intellectual property. Any errors, bugs or defects discovered in the software on which we rely could result in harm to our reputation, loss of borrowers or investors, loss of revenue or liability for damages, any of which could adversely affect our business and financial results.

Misconduct and errors by our employees and third-party service providers could harm our business and reputation.

We are exposed to many types of operational risk, including the risk of misconduct and errors by our employees and other third-party service providers. Our business depends on our employees and third-party service providers to facilitate the operation of our business and process a large number of increasingly complex transactions, and if any of our employees or third-party service providers provide unsatisfactory service or take, convert or misuse funds, documents or data or fail to follow protocol when interacting with borrowers and investors, we could lose customers, harm our reputation, be liable for damages, be subject to repurchase obligations and be subject to complaints, regulatory actions and penalties.

While we have internal procedures and oversight functions to protect the Company against this risk, we could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability.

Any of these occurrences could result in our diminished ability to operate our business, potential liability to borrowers and investors, inability to attract future borrowers and investors, reputational damage, regulatory intervention and financial harm, which could negatively impact our business, financial condition and results of operations.

Investors in structured programs (including CLUB Certificates) offered by the Company may be deemed to have been solicited by general solicitation or general advertising, and such investors could seek to rescind their purchase.

We offer Member Payment Dependent Notes publicly pursuant to this Registration Statement. In addition, the Company sells CLUB Certificates. Sales of CLUB Certificates are made through private transactions with investors and are separate from the public offering of the Notes. Because of the fact-specific nature of what types of activities might constitute a general solicitation or general advertising, it is possible that some of the CLUB Certificate investors could assert that they became interested in an investment in CLUB Certificates through a general solicitation or general advertising with regard to CLUB Certificates or through the public offering of Notes. If it was determined that an investor’s interest in the CLUB Certificates was the result of a general solicitation or general advertisement, the investor could claim that the sale of CLUB Certificates violated Section 5 of the Securities Act and could seek to rescind their purchase or seek other remedies, subject to any applicable statute of limitations. We would contest vigorously any claim that a violation of the Securities Act occurred, however, litigation is inherently uncertain and can be expensive and time consuming.

We have not reviewed our compliance with foreign laws regarding the participation of non-U.S. persons on our lending marketplace.

From time to time, non-U.S. persons invest in loans directly through our lending marketplace. We are not experts with respect to all applicable laws in the various foreign jurisdictions from which an investor may be located, and we cannot be sure that we are complying with applicable foreign laws. Failure to comply with such laws could result in fines and penalties payable by us, which could reduce our profitability or cause us to modify or delay planned expansions and expenditures, including investments in our growth. In addition, any such fines and penalties could create negative publicity, result in additional regulatory oversight that could limit our operations and ability to succeed, or otherwise hinder our plans to expand our business internationally.

Our ability to use our deferred tax assets to offset future taxable income may be subject to certain limitations that could subject our business to higher tax liabilities.

We may be limited in the portion of net operating loss carryforwards that we can use in the future to offset taxable income for U.S. federal and state income tax purposes. The Tax Cuts and Jobs Act (the Tax Act) enacted on December 22, 2017, makes broad and complex changes to the U.S. tax code. While future interpretative guidance of the Tax Act and how many U.S. states will incorporate these federal law changes may have an impact on our business, the Tax Act’s reduction of the federal corporate income tax rate from 35% to 21%, effective January 1, 2018, has reduced our deferred tax asset associated with net operating loss carryforwards (NOLs). A lack of future taxable income would adversely affect our ability to utilize our NOLs.

In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (Code), a corporation that undergoes an “ownership change” is subject to limitations on its ability to utilize its NOLs to offset future taxable income. Future changes in our stock ownership as well as other changes that may be outside of our control, could result in additional ownership changes under Section 382 of the Code. Our NOLs may also be impaired under similar provisions of state law.

We assess the available positive and negative evidence to estimate if sufficient future taxable income will be generated to utilize the existing deferred tax assets. On the basis of this evaluation, a full valuation allowance has historically been recorded to recognize only deferred tax assets that are more likely than not to be realized.

Finally, further changes to the federal or state tax laws or technical guidance relating to the Tax Act that would further reduce the corporate tax rate could operate to effectively reduce or eliminate the value of any deferred tax asset. Our tax attributes as of December 31, 2018 may expire unutilized or underutilized, which could prevent us from offsetting future taxable income.

Our credit facilities provide our lenders with first-priority liens against substantially all of our assets and contain certain affirmative and negative covenants and other restrictions on our actions, and could therefore limit our operational flexibility or otherwise adversely affect our financial condition.

We have certain credit facilities that contain restrictive covenants relating to our capital raising activities and other financial and operational matters. These restrictive covenants may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions or other strategic transactions. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

If we fail to perform under the loan agreements for these credit facilities by, for example, failing to make timely payments or failing to comply with the required total leverage ratio, our operations and financial condition could be adversely affected.

We are evaluating various strategies to obtain or add bank functionality, including various forms of a bank charter, which could subject us to significant new regulation and we may be unable to, or decide not to, pursue such strategies.

We are evaluating various strategies to obtain or add bank functionality, including various forms of a bank charter, to add additional benefits, products and/or functionality to the LendingClub platform which may, among other things, facilitate our ability to develop and maintain a longer-term relationship with our customers. Additionally, we believe a bank charter could add a new source of relatively lower cost funding to our marketplace and give our business greater resilience and regulatory certainty. However, some of our strategies to obtain or add bank functionality may require, or be deemed to require, additional consents, procedures, partnerships, licenses, regulatory approvals and/or capabilities that we have not yet obtained or developed. For example, if we were to acquire or establish a bank subsidiary, we may become subject to the Bank Holding Company Act and its restrictions and requirements, including capital requirements, and such bank subsidiary would be subject to various additional limitations and restrictions on it activities, as well as its own capital requirements. In addition, we may become subject to supervision and regulation by the Federal Reserve as well as the chartering authority of the bank subsidiary and possibly other Federal bank regulators. We may also need to develop a financial and bank capitalization plan and ensure our governance and management infrastructure is ready before we would be able to execute on these strategies. For these and other reasons, we may ultimately decide not to pursue any of these strategies. Should we fail or decide not to pursue any of these strategies, including obtaining a bank charter, or should these strategies, or new regulations or interpretations of existing regulations, impose requirements on us that are impractical or that we cannot satisfy, our business, including our ability to offer a broader range of products and services, may be adversely affected.

RISKS RELATING TO THE NOTES AND THE CORRESPONDING LOANS ON WHICH THE NOTES ARE DEPENDENT

You may lose some or all of your initial purchase price for the Notes because the Notes are highly risky and speculative. Only investors who can bear the loss of their entire purchase price should purchase the Notes.

Notes are highly risky and speculative because payments on Notes depend entirely on payments to us of unsecured obligations of the borrower and contemporaneous payments on the Notes, which are special, limited obligations of LendingClub. Notes are suitable purchases only for investors of adequate financial means. If you cannot afford to lose all of the money you plan to invest in Notes, you should not purchase Notes.

Payments on each Note depend entirely on the payments, if any, we receive on the corresponding member loan. If a borrower requests that his or her bank “chargeback” a payment, or if a borrower fails to make any payments on the corresponding member loan or payments are otherwise cancelled or reversed, this may result in a delinquency on the payment and you will not receive a corresponding payment on your Note. This may also result in a possible negative balance in an investor’s account.

We will make payments pro rata on a series of Notes, net of our servicing fee, only if we receive the borrower’s payments on the corresponding member loan and such payments clear and therefore become available for distribution to investors. We will not pay to investors any unsuccessful payment fees, check processing fees, or collection fees we or our third-party collection agencies charge. If we do not receive payments on the corresponding member loan or such payments are cancelled or reversed by the borrower or the borrower’s bank, you will not be entitled to corresponding payments under the terms of the Notes, and you will not receive any payments. The failure of a borrower to repay a member loan is not an immediate event of default under the terms of the Notes. See “Risk Factors — A borrower may request that his or her bank ‘chargeback’ or reverse a payment on a member loan upon which a Note is dependent for payment and request a refund on that payment, or a borrower’s payment may fail or be cancelled or reversed by his or her bank, resulting in a delinquency on the payment and a possible negative cash balance in an investor's account.”

A borrower chargeback is a process by which a borrower who has made a payment on a member loan has his or her bank cancel the payment or request a refund of that payment through a reversal of an Automated Clearing House (ACH) payment or other form of cancellation of payment. An ACH or other form of payment may also fail for a number of reasons or may be cancelled or reversed by the borrower’s bank. We typically withhold payments to investors at least one business day after a related borrower payment is initiated. If the chargeback occurs after the initiation of payment, an investor must rely on us to contest the chargeback. If a borrower successfully processes a chargeback after initiation of payment, such payment will be deducted from an investor's account, and if such investor has withdrawn funds in the interim, a negative cash balance may result. Amounts received on member loans corresponding to an investor's Notes payments and deposited into such investor's account are subject to set-off against any negative balance or shortfall in the account. If a Note is sold by an investor on the secondary trading platform to another investor (the secondary note purchaser) and a chargeback occurs after the date of such sale, the amount of the chargeback will be deducted from the secondary note purchaser’s account.

Neither the Notes nor the related indenture restrict our ability to incur additional indebtedness. Any additional debt we incur may increase our risk of bankruptcy, which could impair your ability to receive the principal and interest payments you expect to receive on your Notes.

If we incur additional debt after the Notes are issued, it may adversely affect our creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of LendingClub. As discussed above, the financial distress, insolvency or bankruptcy of LendingClub could impair your ability to receive the principal and interest payments you expect to receive on your Notes.

Member loans that are part of the Standard Program are unsecured obligations and as such are not backed by any collateral or guaranteed nor are they insured by any third party, and you must rely on us and our designated third-party collection agencies to pursue collection against any borrower.

Member loans that are part of the Standard Program are unsecured obligations of borrowers. They are not secured by any collateral, not guaranteed or insured by any third party and not backed by any governmental authority in any way. We and our designated third-party collection agencies will, therefore, be limited in our ability to collect member loans.

Moreover, unsecured member loans are obligations of borrowers to us as assignee of the member loan’s promissory note from WebBank. Member loans are not obligations to holders of Notes. Holders of Notes will have no recourse against borrowers and no ability to pursue borrowers to collect payments under the member loans. Holders of Notes may look only to us for payment of the Notes, and our obligation to pay the Notes is limited as described in this document. Furthermore, if a borrower fails to make any payments on the corresponding member loan, the holder of that Note will not receive any payments on that Note. The holder of that Note will not be able to obtain the identity of the borrower in order to contact the borrower about the defaulted member loan.

If borrower payments on the corresponding member loan become overdue, it is likely you will not receive the full principal and interest payments that you expect due to collection fees and other costs or due to other circumstances affecting the borrower’s ability to make payments, and you may not recover any of your original purchase price.

If the borrower fails to make a required payment on a member loan within a certain period of time after the due date, generally 16 days, we will pursue reasonable collection efforts. We may handle delinquent member loan collection efforts ourselves, or we may refer a delinquent member loan to a collection agency. These efforts will be considered reasonable collection efforts. Once we refer a member loan to a collection agency, we typically will not make any further attempt to collect on that delinquent member loan ourselves while the member loan is placed with the collection agency. After a certain period of time, we may also sell delinquent member loans to third-party debt collectors or other third parties as part of our ordinary course “charge-off” sale process.

If payment amounts on a delinquent member loan are received from a borrower more than 16 days after their due date, then we, or, if we have referred the delinquent member loan to an outside collection agency, that collection agency, may retain a percentage of any funds recovered from such borrower as a collection fee before any principal or interest becomes payable to you from recovered amounts in respect of Notes related to the corresponding member loan. Proceeds of “charge-off” sales are generally small in comparison to the outstanding principal balances of such loans and investors should not expect to recover a material portion, or any, of their original Note purchase price in connection with such sales. Amounts equal to any recoveries we receive from the collection process and “charge-off” sale process are payable to Note investors on a pro rata basis, subject to our deduction of our 1.00% servicing fee, if applicable, and an additional collection fee. Amounts received from outside collection agents are typically held for up to one business day before payments are made to investors.

We or the collection agency may be unable to recover some or all of the unpaid balance of a delinquent member loan. You must rely on the collection efforts from us and the designated collection agency, and you are not permitted to attempt to collect payments on the member loan in any manner.

Borrowers may not view or treat their obligations on member loans as having the same significance as loans from traditional lending sources, such as commercial banks, and member loans may have a higher risk of default than loans of borrowers with similar credit scores to other lenders.

The investment return on the Notes depends on borrowers fulfilling their payment obligations in a timely manner under the corresponding member loans. Borrowers may not view member loans facilitated through our marketplace as having the same significance as other credit obligations arising under more traditional circumstances, such as loans from commercial banks or other commercial financial institutions. If a borrower neglects his or her payment obligations on a member loan upon which payment of the corresponding Note is dependent or chooses not to repay his or her member loan entirely, you may not be able to recover any portion of your investment in a Note.

Our Standard Program Loan grading system is based on algorithms that evaluate a number of factors, including historical credit performance of certain populations, and as a result, the actual performance of a member loan may not be consistent within or across loan grades and may result in an unanticipated loss of capital.

Our proprietary pricing algorithm for Standard Program Loans are based, in part, upon the historical loan performance of actual borrowers that met the requirements of the algorithms, the assumed performance of applicants that would have been approved under the current algorithms, but were declined by prior methodologies, and the exclusion of borrowers that were approved under prior methodologies but would have been declined under the new algorithms, in addition to other factors and assumptions. Because the algorithms are based upon these assumed performances and the assumptions of management, which may change over time as the available data grows and our analysis continues to develop, the actual performance of a graded loan may differ materially versus previously issued, similarly graded loans or other grades and this may result in a greater loss of your investment capital than anticipated.

Our Standard Program Loan grading system, including underlying algorithms, has changed over time and will continue to change. As a result, actual performance of member loans of a certain grade may not be consistent with performance of previously-issued member loans of that same grade, and we may, at any time, temporarily or permanently cease to offer Notes corresponding to a particular grade of loans.

As described in this prospectus, we conduct periodic tests in order to refine these algorithms, but there can be no assurance that such tests and any changes to the algorithms will improve loan performance and may, in fact, negatively impact loan performance. Refinements to our proprietary pricing algorithms may, in some cases, result in changes to our Standard Program Loan grading system and the characteristics of particular loan grades. Consequently, characteristics of a certain loan grade may change over time such that loans within a certain grade may not be comparable to previously issued, similarly graded loans and performance of a graded loan may differ materially versus previously issued, similarly graded loans. While we expect in the aggregate that lower credit grades will have higher default rates compared to higher credit grades, it is possible at any given time that higher credit grades will have default rates that exceed lower grades. In addition, based on observations of a variety of factors over time, including loan performance, pre-payments, and investor demand across loan grades, we decided to suspend the offering of E, F, and G grade member loans for investment by Notes investors. There can be no assurance that we will resume offering E, F, or G grade member loans for investment by Notes investors or that we will continue to offer a particular loan grade for investment by Notes investors in the future.

Credit information that we receive about a borrower may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may cause you to lose part or all of the purchase price you pay for a Note.

We obtain borrower credit information from consumer reporting agencies, such as TransUnion, Experian or Equifax, and currently assign one of 20 loan grades to Standard Program Loan requests, from A1 through D5, based on the reported credit score, other information reported by the consumer reporting agencies, information provided by the borrower, and the requested loan amount. A credit score or loan grade assigned to a borrower may not reflect that borrower’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data, and we do not verify the information obtained from the borrower’s credit report. Additionally, there is a risk that, following the date of the credit report that we obtain and review, a borrower may have:

•	become delinquent in the payment of an outstanding obligation;

•	defaulted on a pre-existing debt obligation;

•	taken on additional debt; or

•	experienced other adverse financial events, including but not limited to, loss of income, bankruptcy or other hardship.

If we were to become subject to a bankruptcy or similar proceeding, payments on the Notes may be limited and suspended or stopped, and remedies available to the holders of the Notes could be uncertain. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loans, the proceeds of those corresponding member loans, or any other asset or collateral. The recovery, if any, of a holder on a Note may be substantially delayed and substantially less than the principal and interest due and to become due on the Note. Even funds held by us in accounts “in trust for” (or for the benefit of) the holders of Notes may potentially be at risk.

Under the terms of the Notes, we are obligated to pay principal and interest on each Note only if and to the extent that we receive principal, interest or late fee payments from the borrower on the corresponding member loan. However, we would likely be prohibited from making such payments as a result of a bankruptcy or similar proceeding.

If we were to become subject to a bankruptcy or similar proceeding due to a default under current or future indebtedness, an action for repurchase or rescission of securities or other event, there is uncertainty regarding whether a holder of a Note would be able to recover payments from our assets, including the corresponding loan.

A bankruptcy or similar proceeding of LendingClub may lead borrowers to delay or cease making payments. Borrowers may delay or cease making payments to us on account of member loans because of the uncertainties occasioned by a bankruptcy or similar proceeding of LendingClub, even if the borrowers have no legal right to do so, and such delay or cessation in payment would negate our obligation to pay principal and interest on a corresponding Note.

A bankruptcy or similar proceeding of LendingClub may cause delays in payments on Notes. The commencement of the bankruptcy or similar proceeding may, as a matter of law, prevent us from making regular payments on the Notes, even if the funds to make such payments are available. Because a bankruptcy or similar proceeding may take months or years to complete, the suspension of payment on Notes may effectively reduce the value of any recovery that a holder of a Note may receive (and no such recovery can be assured) by the time any recovery is available.

Interest accruing upon and following a bankruptcy or similar proceeding of LendingClub may not be paid. In bankruptcy or similar proceeding of LendingClub, interest accruing on the Notes during the proceeding may not be part of the allowed claim of a holder of a Note. If the holder of a Note receives a recovery on the Note (and no such recovery can be assured), any such recovery may be based on, and limited to, the claim of the holder of the Note for principal and for interest accrued up to the date of the bankruptcy or similar proceeding, but not thereafter. Because a bankruptcy or similar proceeding may take months or years to complete, a claim based on principal and on interest only up to the start of the bankruptcy or similar proceeding may be substantially less than a claim based on principal and on interest through the end of the bankruptcy or similar proceeding.

In a bankruptcy or similar proceeding of LendingClub, a holder of a Note does not have any priority right to payment from the corresponding member loan. The Notes are unsecured and holders of the Notes do not have a security interest in the corresponding member loan or the proceeds of the corresponding member loan. Accordingly, the holder of a Note may be required to share the proceeds of the corresponding member loan with any other creditor of ours that has rights in those proceeds. If such sharing of proceeds is deemed appropriate, those proceeds that are either held by us in the clearing account or other accounts at the time of the bankruptcy or similar proceeding of ours, or not yet received by us from borrowers at the time of the commencement of the bankruptcy or similar proceeding, may be at greater risk than those proceeds that are already held by us in accounts held “in trust for” or for the benefit of investors, including the ITF Account (described below), at the time of the bankruptcy or similar proceeding. To the extent that proceeds of the corresponding member loan would be shared with other creditors of ours, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your Note.

In a bankruptcy or similar proceeding of LendingClub, a holder of a Note does not have any right of payment from assets of ours, including the corresponding member loan. In a bankruptcy or similar proceeding of us, a holder of a Note will not be entitled to share the proceeds of the corresponding member loan or any other assets of LendingClub with other creditors of ours, whether or not, as described above, such other creditors would be entitled to share in the proceeds of the member loan corresponding to the Note. To the extent that proceeds of corresponding member loans or other assets would be shared with other creditors of ours and our stockholders, any secured or priority rights of such other creditors may cause the proceeds to be distributed to such other creditors before, or ratably with, any distribution made to you on your Note.

In a bankruptcy or similar proceeding of LendingClub, a holder of a Note does not have any right to payment from funds in the clearing account or any similar account maintained by us. If a borrower has paid us on a corresponding member loan before a bankruptcy or similar proceeding of us is commenced, and those funds are held in the clearing account or other similar accounts maintained by us and have not been used by us to make payments on the Note as of the date the bankruptcy or similar proceeding is commenced, there can be no assurance that we will or will be able to use such funds to make payments on the Note. Other creditors of ours and our stockholders may be deemed to have, or actually have, rights to such funds that are equal to or greater than the rights of the holder of the Note.

In a bankruptcy or similar proceeding of LendingClub, there may be uncertainty regarding the rights of a holder of a Note, if any, to access funds in the ITF Account(s)(described below). If a borrower has paid us on a corresponding member loan before a bankruptcy or similar proceeding of us is commenced, and those funds have been used by us to make payments on the Note prior to the date the bankruptcy or similar proceeding is commenced, but the payments on the Note continue to be held by us in one or more demand deposit accounts “in trust for” or for the benefit of investors (each an “ITF Account”), there can be no assurance that the holder of the Note will have immediate access to the funds constituting the payment or that the funds constituting the payment will ultimately be released to the holder of the Note. While the Trust Agreement states that funds in an ITF Account are trust property and are not intended to be property of ours or subject to claims of our creditors generally, there can be no assurance that, if the matter were to be litigated, such litigation would not delay or prevent the holder of a Note from accessing the portion of those funds in which the holder has an interest.

In a bankruptcy or similar proceeding of LendingClub, there may be uncertainty regarding whether a holder of a Note will be able to obtain the return of the purchase price of a Note if the corresponding member loan has not been funded. If the purchase price of a Note is paid to us and a bankruptcy or similar proceeding of us is commenced, the holder of the Note may not be able to obtain a return of the funds constituting the purchase price, even if the member loan corresponding to the Note has not been funded as of the date that the bankruptcy or similar proceeding is commenced and even if the funds are held by us in an ITF Account.

In a bankruptcy or similar proceeding of LendingClub, the holder of a Note may be delayed or prevented from enforcing our repurchase obligations in cases of confirmed identity fraud. In a bankruptcy or similar proceeding against us, any right of a holder of Note to require us to repurchase the Note as a result of a confirmed identity fraud incident may not be specifically enforced, and such holder’s claim for such repurchase may be treated less favorably than a general unsecured obligation of ours as described and subject to the limitations in this “Risks Related to Our Business and Industry — If we were to become subject to a bankruptcy or similar proceeding” section.

In a bankruptcy or similar proceeding of LendingClub, the implementation of backup servicing arrangements may be delayed or prevented. In a bankruptcy or similar proceeding of us, our ability to transfer servicing obligations to our backup servicer may be limited and subject to the approval of the bankruptcy court or other presiding authority. The bankruptcy process may delay or prevent the implementation of backup servicing, which may impair the collection of member loan payments to the detriment of the Notes.

Information supplied by borrower applicants may be inaccurate or intentionally false and should generally not be relied upon.

Borrower applicants supply a variety of information that is included in the borrower loan listings on our website and in the listing supplements and sales supplements we file with the SEC. Other than as described below, we do not verify this information and it may be inaccurate or incomplete. For example, we do not verify a borrower applicant’s stated tenure, job title, home ownership status, use of loan proceeds, and the information borrower applicants supply may be inaccurate or intentionally false. Except in the instances in which we perform income verification, and such verified income is within an acceptable range of stated income, or employment verification, member loans are generally made without obtaining any documentation of the borrower applicant’s ability to afford the loan. Where we are able to verify the borrower applicant’s income within an acceptable range of stated income, we denote that the borrower applicant’s income was verified with an asterisk on borrower loan listing. A borrower applicant’s stated income may differ from the amount we are able to verify. If a borrower applicant’s verified income is still sufficient to qualify for the loan, the loan may be approved. The decision to verify income or employment is in accordance with underwriting and credit criteria (which may change over time) and such verifications, if applicable, are not done at the request of an investor. Although we may perform income verification, the platform's underwriting, credit and pricing decisioning generally is based on stated borrower income, rather than the verified income. For example, we do not typically verify borrower applicant’s pay stubs, IRS Forms W-2, federal or state income tax returns, bank and savings account balances, retirement account balances, letters from employers, home ownership or rental records, car ownership records or any records related to past bankruptcy and legal proceedings.

Although we may perform income verification, the platform's underwriting and credit decisioning, as well as the pricing of the member loan, generally is based on stated borrower income. The identity of borrowers is not revealed to investors, and investors also have no ability to obtain or verify borrower information either before or after they purchase a Note.

If you rely on false, misleading or unverified information supplied by borrower applicants that appears in loan listings in deciding to purchase Notes, you may lose part of or the entire purchase price you pay for a Note. Loan posting and borrower information available on our website will be statements made in connection with the purchase and sale of securities, and therefore subject to Rule 10b-5 of the Exchange Act. Loan posting and borrower information filed in prospectus supplements will be subject to the liability provisions of the Securities Act. However, in each event, we are only providing information that was submitted to us by the borrower. If we identify inaccurate information in a listing that does not trigger cancellation of the loan, we do not update listings to include corrected information. In this document, we advise potential investors as to the limitations on the reliability of this information, and an investor’s recourse in the event this information is false will be extremely limited. Consequently, investors should not rely on information provided by borrowers.

You should not assume that a Note is appropriate for you as an investment vehicle just because it corresponds to a member loan listed on our marketplace or is included in a portfolio built based upon your investment criteria through any of the portfolio tools.

Some borrowers may use our marketplace to defraud investors and while we take precautions to prevent identity theft or fraud related to member loans, it is possible that identity theft or fraud may still occur and adversely affect your ability to receive the principal and interest payments that you expect to receive on Notes.

We use identity and other fraud checks performed by one of more third-party providers to verify each borrower applicant’s identity and credit history. Notwithstanding our efforts, there is a risk that these checks could fail and that identity theft or fraud may occur without our detecting it, and a member loan obtained by identity theft or fraud may simply default. While we typically repurchase Notes in limited identity theft or fraud circumstances involving the corresponding member loan, we are not otherwise obligated to repurchase a Note from you for any other reason. Not all of these Standard Program Loans were funded through the proceeds from Notes. If we repurchase a Note based on identity theft or fraud involving the corresponding member loan, you will only receive an amount equal to the outstanding principal balance of the Note (less any applicable fees).

The fact that we have the exclusive right and ability to investigate claims of identity theft and fraud in connection with member loans creates a conflict of interest between us and our investors.

We have the exclusive right to investigate claims of identity theft and fraud and determine, in our sole discretion, whether verifiable identity theft or fraud has occurred. As we are the sole entity with the ability to investigate and determine verifiable identity theft and fraud, which may trigger our repurchase of a Note, a conflict of interest exists as the denial of a claim under our identity theft or fraud policies would result in us not repurchasing a particular Note.

Our performance data history about borrower performance on our Standard Program Loans is just over ten years old. Loan performance may be volatile and default and charge-off rates on member loans may increase.

Due to the limited history of our online marketplace and related operations in comparison to traditional banks and financial institutions, we have limited historical performance data regarding borrower performance on Standard Program Loans. Loan performance may be more volatile than historical performance and long-term loss experience may increase. Default and charge-off rates on loans may increase in the future. As actual loss experience is observed on our platform over time, we may change how loan interest rates are set, and these changes will not apply to Notes purchased prior to the effective date of any such changes.

Default rates on loans may increase as a result of economic conditions beyond our control and beyond the control of borrowers.

Loan default rates may be significantly affected by economic downturns or general economic conditions beyond our control and beyond the control of the borrowers. In particular, default rates on Standard Program Loans on which the Notes are dependent may increase due to factors such as prevailing interest rates, the rate of unemployment, the level of consumer confidence, residential real estate values, the value of the U.S. dollar, energy prices, changes in consumer spending, the number of personal bankruptcies, disruptions in the credit markets and other factors. Although certain sectors of the U.S. and global economies have experienced periods of growth, future economic conditions in the U.S. and globally are uncertain and may deteriorate. Adverse economic conditions could reduce the number of individuals seeking to invest in loans facilitated on our marketplace, reduce the number of qualified borrowers seeking loans on our marketplace and result in borrowers being unable to make payments.

If you decide to invest through the marketplace and concentrate your investment in a single Note (or a small number of Notes) or in Notes corresponding to loans of a single credit grade, your entire return will be highly dependent on the performance of a single loan (or small number of loans) or the performance of that particular credit grade.

Standard Program Loans facilitated through our marketplace have a range of credit grades, and we expect that some borrowers at all credit grades will default on their loans. If you decide to invest through the marketplace and concentrate your investment in a single Note (or a small number of Notes) your entire return will depend on the performance of that single member loan (or small number of member loans). For example, if you plan to purchase $100 of Notes, and choose to invest the entire $100 in a single Note instead of in four $25 Notes corresponding to the loan of four different borrowers, you could lose your entire $100 investment if that borrower defaulted. Similarly, if you decide to invest through the marketplace and concentrate your investment in Notes corresponding to loans of a single credit grade, your return will depend on the performance of that particular credit grade. Failing to diversify your investment increases the risk of losing your entire investment due to a single borrower’s default (or a small number of borrower defaults) or due to higher than expected losses of a particular credit grade. Diversification, however, will not eliminate the risk that you may lose some, or all, of the expected principal and interest payments on the Notes.

The terms of Standard Program Loans on which the Notes are dependent do not restrict borrowers from incurring additional unsecured or secured debt, nor do they impose any financial restrictions on borrowers during the term of the Standard Program Loan, which may increase the likelihood that a borrower will default on their loan.

All Standard Program Loans are credit obligations of the borrowers. If a borrower incurs additional debt after obtaining a member loan through our platform, or if a borrower obtains another loan prior to or during the application process that is not disclosed to us, that additional debt may adversely affect the borrower’s creditworthiness generally, and could result in the financial distress, insolvency, or bankruptcy of the borrower. This circumstance could ultimately impair the ability of that borrower to make payments on the borrower’s loan and your ability to receive the principal and interest payments that you expect to receive on Notes dependent on a corresponding member loan. To the extent that the borrower has or incurs other indebtedness and cannot pay all of their indebtedness, the borrower may choose to make payments to other creditors, rather than to us.

As to these Standard Program Loans, to the extent borrowers incur other indebtedness that is secured, such as mortgage, home equity or auto loans, the ability of the secured creditors to exercise remedies against the assets of the borrower may impair the borrower’s ability to repay the loan on which your Note is dependent for payment, or it may impair our ability to collect on the loan if it goes unpaid. Borrowers may choose to repay obligations under secured indebtedness before repaying loans facilitated through our platform because the borrowers have no collateral at risk on Standard Program Loans facilitated through our platform. An investor will not be made aware of any additional debt incurred by a borrower, or whether such debt is secured.

Our current arrangements for backup servicing are limited and untested. If we fail to maintain operations, you will experience a delay and increased cost in respect of your expected principal and interest payments on the Notes, and we may be unable to collect and process repayments from borrowers.

We have made arrangements for only limited backup servicing of member loans. If our platform were to fail or we became insolvent, we would attempt to transfer our loan servicing obligations to our third-party backup servicer. There can be no assurance that this back-up servicer will be able to adequately perform the servicing of the outstanding member loans. If this backup servicer assumes the servicing of the member loans, the backup servicer will impose additional servicing fees, reducing the amounts available for payments on the Notes. Additionally, transferring these servicing obligations to our backup servicer may result in delays in the processing and recovery of information with respect to amounts owed on the member loans or, if our platform becomes inoperable, may prevent us from servicing the member loans and making principal and interest payments on the Notes. If our backup servicer is not able to service the member loans effectively, investors’ ability to receive principal and interest payments on their Notes may be substantially impaired.

Standard Program Loans do not contain any cross-default or similar provisions. If borrowers default on their debt obligations other than the member loan, our ability to collect on the corresponding member loans on which the Notes are dependent may be substantially impaired.

A cross-default provision makes a default under certain debt of a borrower an automatic default on other debt of that borrower. Our member loan documents do not contain cross-default provisions. Because the member loans do not contain cross-default provisions, a member loan will not be placed automatically in default upon that borrower’s default on any of the borrower’s other debt obligations.

In addition, the member loan will not be referred to a third-party collection agency for collection because of a borrower’s default on debt obligations other than the member loan. If a borrower defaults on debt obligations owed to a third party and continues to satisfy payment obligations under the member loan, the third party may seize the borrower’s assets or pursue other legal action against the borrower before the borrower defaults on the member loan. Payments on Notes may be substantially reduced if the member loan becomes delinquent or if the borrower subsequently defaults on the member loan and you may be unable to recoup some or all of your expected principal and interest payments on those Notes.

Borrowers may seek the protection of debtor relief under federal bankruptcy or state insolvency laws, which may result in the nonpayment of the Notes.

Borrowers may seek protection under federal bankruptcy law or similar laws. If a borrower files for bankruptcy (or becomes the subject of an involuntary petition), a stay will go into effect that will automatically put any pending collection actions on hold and prevent further collection action absent bankruptcy court approval. If we receive notice that a borrower has filed for protection under the federal bankruptcy laws, or has become the subject of an involuntary bankruptcy petition, we will put the borrower’s loan account into “bankruptcy status.” When we put a member loan into bankruptcy status, we terminate automatic monthly Automated Clearing House (ACH) debits and do not undertake collection activity without bankruptcy court approval. Whether any payment will ultimately be made or received on a member loan after a bankruptcy status is declared, depends on the borrower’s particular financial situation and the determination of the court. It is possible that the borrower’s liability on the member loan will be discharged in bankruptcy. In most cases involving the bankruptcy of a borrower with an unsecured member loan, unsecured creditors, including us as holders of the member loan, will receive only a fraction of any amount outstanding on their member loan, if anything.

Our marketplace may fail to comply with applicable law, which could limit our ability to collect on member loans on which the Notes are dependent.

The member loans are subject to federal and state consumer protection laws. Our marketplace may not always be, and may not always have been, in compliance with these laws. Failure to comply with the laws and regulatory requirements applicable to our marketplace may, among other things, limit our or a collection agency's ability to collect all or part of the principal or interest on member loans.

We regularly review the requirements of these laws and seek to take measures so that the member loans originated through our marketplace comply with the requirements of such laws. However, determining compliance with all applicable laws is a complex matter and it is possible that our determination may be inaccurate, incorrect or incomplete. Also, changes in law, either due to court decisions, regulatory interpretations or rulings, or new legislation, may adversely affect the collectability of a member loan.

Payments on Notes may be substantially reduced if we are unable to collect all or part of the principal or interest on member loans and you may be unable to recoup some or all of your expected principal and interest payments on those Notes.

If the loans originated through our marketplace were found to violate a state’s usury laws, and/or we were found to be the true lender (as opposed to our issuing bank(s)), your investment may lose substantial value and you may lose all of the interest due on your Note.

The interest rates that are charged to borrowers and that form the basis of payments to investors through our marketplace are enabled by legal principles including (i) the application of federal law to enable an issuing bank that originates the loan to export the interest rates of the jurisdiction where it is located, (ii) the application of common law “choice of law” principles based upon factors such as the loan document’s terms and where the loan transaction is completed to provide uniform rates to borrowers, or (iii) the application of principles that allow the transferee of a loan to continue to collect interest as provided in the loan document. WebBank, the primary issuing bank of the loans originated through our marketplace, is chartered in, and operates out of, Utah, which allows parties to generally agree by contract to any interest rate. Certain states, including Utah, have no statutory interest rate limitations on personal loans, while other jurisdictions have a maximum rate. In some jurisdictions, the maximum rate is less than the current maximum rate offered by WebBank through our platform. If the laws of such jurisdictions were found to govern the loans originated through our marketplace (in conflict with the principles described above), those loans could be in violation of such laws. See “About the Platform and Marketplace — Regulatory and Compliance Framework” for a detailed discussion of legal and regulatory matters relevant to our platform.

No assurance can be given as to the timing or outcome of these matters. Additional state consumer protection laws would be applicable to the loans facilitated through our marketplace if we were re-characterized as a lender, and the loans could be voidable or unenforceable. In addition, we could be subject to claims by borrowers, as well as enforcement actions by regulators.

Federal law entitles borrowers who enter active military service to an interest rate cap and certain other rights that may inhibit the ability to collect on loans and reduce the amount of interest paid on the corresponding Notes.

Federal law provides borrowers on active military service with rights that may reduce the return on your investment, as well as delay or impair our ability to collect on a corresponding member loan. The Service members Civil Relief Act (SCRA) requires that the interest rate on preexisting debts, such as member loans, be set at no more than 6% while the qualified service member or reservist is on active duty. A holder of a Note that is dependent on such corresponding member loan will not receive the difference between 6% and the original stated interest rate for the member loan during any such period.

The SCRA also permits courts to stay proceedings and execution of judgments against service members and reservists on active duty, which may delay recovery on any member loan in default, and, accordingly, payments on Notes that are dependent on the corresponding member loans.

In addition, the Military Lending Act (MLA) restricts, among other things, the interest rate and other terms that can be offered to active military personnel and their dependents. The MLA caps the interest rate that may be offered to a covered borrower to a 36% military annual percentage rate, or “MAPR,” which includes certain fees such as application fees, participation fees and fees for add-on products. The MLA also requires certain disclosures and prohibits certain terms, such as requiring covered borrowers (which includes active military servicemembers and their dependents) to waive the right to legal recourse or to submit to mandatory arbitration if a dispute arises concerning the consumer credit product. These prohibitions under the MLA may delay recovery on any member loans in default, and consequently, may delay or limit payments on the corresponding Notes.

If there are any amounts under such member loan still due and owing to us after the final maturity of the Notes that correspond to the member loan, we will have no further obligation to make payments on the Notes, even if we later receive payments after the final maturity of the Notes. We do not request our borrowers to confirm whether they are a qualified service member or reservist (within the meaning of the SCRA or the MLA), nor do we take military service into account in assigning loan grades to borrower loan requests.

If payments on the member loans corresponding to an investor's Note become more than 30 days overdue, such investor will be unlikely to receive the full principal and interest payments that were expected on the Note, and such investor may not recover the original purchase price on the Note.

We may refer member loans that become past due to a third party collection agency for collection or we may collect on such member loans directly. If a borrower fails to make a required payment on a member loan within 30 days of the due date (or such other time period we determine appropriate), we will pursue reasonable collection efforts in respect of the member loan. Referral of a delinquent member loan to a collection agency within a reasonable time period after it becomes past due will be considered reasonable collection efforts. If payment amounts on a delinquent member loan are received from a borrower after the loan has been referred to our in-house collections department or an outside collection agency, we or that collection agency may retain a percentage of that payment as a fee before any principal or interest becomes payable to an investor. Collection fees may be up to (i) 40% on all amounts collected on a delinquent member loan (net of legal fees and expenses) to the extent any litigation has been initiated against the borrower; or (ii) up to 30% on all amounts collected on a delinquent member loan in all cases not involving litigation.

For some non-performing member loans, we may not be able to recover any of the unpaid loan balance and, as a result, an investor who has purchased a corresponding Note will not receive any of the unpaid principal and interest payable under the Note. In all cases, investors must rely on our collection efforts or the applicable collection agency to which such member loans are referred, and are not permitted to collect or attempt collection of payments on the member loans in any manner.

The death of a borrower may substantially impair your ability to recoup the full purchase price of or to receive the interest payments that you expect to receive on Notes that are dependent on the loan to that borrower.

If a borrower dies with a loan outstanding, we will generally seek to work with the executor of the estate of the borrower to obtain repayment of the loan. However, the borrower’s estate may not contain sufficient assets to repay the loan on which your Note is dependent. In addition, if a borrower dies near the end of the term of an unsecured loan, it is unlikely that any further payments will be made on the Notes corresponding to such loan because the time required for the probate of the estate may extend beyond the initial maturity date and the final maturity date of the Notes.

LendingClub, in its capacity as servicer, has the authority to waive or modify the terms of a member loan without the consent of the Note holders, and such waivers and modifications may extend the terms of member loan obligations for an indefinite period of time.

LendingClub as the servicer of member loans, is obligated to use commercially reasonable efforts to service and collect the member loans in accordance with industry standards. Subject to that obligation, LendingClub has the authority to waive or modify certain terms of a member loan or consent to the postponement of strict compliance with any such term or in any manner grant certain accommodations to borrowers, including the implementation of hardship plans, payment deferral plans, or other payment programs. In addition, if a member loan is in default, or LendingClub determines default is reasonably foreseeable, or LendingClub determines such action is consistent with its servicing obligation, LendingClub has the authority to waive or modify a material term of a member loan, to accept payment of an amount less than the principal balance in final satisfaction of a member loan and to grant any accommodation to a borrower, provided that LendingClub has reasonably and prudently determined that such action will not be materially adverse to the interests of the relevant Note holders.

If LendingClub approves a modification to the terms of any member loan, the status of such loan will be reflected in the Note holders’ account. Waivers and modifications, including the implementation of hardship plans, payment deferral plans, or other payment programs, may extend the obligations under the member loans for an indefinite period of time and may result, among other things, in borrowers completing payments on member loans after the final maturity date of a corresponding Note. LendingClub may, but is not obligated to, distribute to investors any interest or principal payments we receive after the final maturity date of any Note.

There can be no assurance that LendingClub, in its capacity as servicer, will be able to collect the principal amount or interest rate agreed to and/or sell charged off member loans in the future as a result of business, regulatory or other considerations.

Our platform allows a borrower to prepay a member loan at any time without penalty. Member loan prepayments will extinguish or limit your ability to receive additional interest payments on your investment.

Loan prepayments occur when a borrower decides to pay some or all of the principal amount on a member loan earlier than originally scheduled. A borrower may decide to prepay all or a portion of the remaining principal amount at any time without penalty. Borrowers may decide to prepay some or all of the principal amount on a loan earlier than originally scheduled due to a variety of factors, such as a borrower's particular financial circumstances, changes in prevailing interest rates, the availability of refinancing opportunities either through LendingClub or third parties, or as a result of programs or initiatives offered by LendingClub. In the event of a prepayment of the entire remaining outstanding principal amount of a loan on which the Notes are dependent, you will receive your share of such prepayment, net of our 1.00% servicing fee applicable to Notes, but further interest will not accrue after the date on which the payment is made. If a borrower prepays only a portion of the remaining outstanding principal balance on a loan on which the Notes are dependent, we will typically reduce the outstanding principal amount and interest will cease to accrue on the prepaid portion.

In cases where the principal amount is reduced, but the monthly payment amount remains unchanged, the effective term of the loan will decrease. If a borrower prepays a loan in full or in part, you will not receive all of the interest payments that you originally expected to receive on Notes that are dependent on that loan, and you may not be able to find a similar rate of return on another investment at the time at which the loan is prepaid. Prepayments of loans passed onto Note holders are subject to our 1.00% servicing fee, even if the prepayment occurs immediately after issuance of your Note. However, if a borrower makes a prepayment during the first 12 months after loan issuance, then you will receive your pro rata share of the payment less the 1.00% servicing fee, charged as a percentage of the monthly scheduled contractual payment amount only, regardless of the borrower’s prepayment amount. The return on the Note may actually be negative if prepayment occurs within the first few months after issuance.

In the event that LendingClub receives payments on a member loan corresponding to an investor’s Note after the final maturity date, such investor will not receive payments on that Note after the final maturity date.

Each three-year Note will mature on the initial maturity date, unless any principal or interest payments in respect of the corresponding member loan remain due and payable to LendingClub upon the initial maturity date, in which case, the maturity of the three-year Note will be automatically extended to the final maturity date (which in no event shall exceed five years from the initial maturity date). If there are any amounts under the corresponding member loan still due and owing to LendingClub on the final maturity date (for three-year or five-year Notes), LendingClub will have no further obligation to make payments on the related Notes, even if it receives payments on the corresponding member loan after the final maturity date.

Interest rates for member loans may not be set appropriately.

Interest rates for all member loans are based on proprietary credit and scoring models, as well as additional factors such as member loan terms, the economic environment and competitive conditions. If interest rates for member loans are set too low, investors may not be compensated appropriately for the level of risk that they are assuming in purchasing Notes, while setting the interest rate too high may increase the risk of non-payment. In either case, a failure to set rates appropriately may adversely impact the ability of investors to receive returns on their Notes that are commensurate with the risks they have assumed in acquiring such Notes.

Prevailing interest rates may change during the term of the loan on which your Note is dependent. If interest rates increase, you may receive less value from your purchase of the Note in comparison to other investment opportunities. If interest rates decrease, Borrowers may prepay their loan due to changes in interest rates, and you may not be able to redeploy the amounts you receive from prepayments in a way that offers you the return you expected to receive from the Notes.

The loan on which the Notes are dependent have an initial term of three or five years and bear fixed, not floating, rates of interest. If prevailing interest rates increase, the interest rates on Notes you purchased might be less than the current rate of return you could earn if you invested your purchase price in other investments. While you may still receive a return on your purchase price for the Notes through the receipt of amounts equal to the interest portion of a borrower’s payments on the loan, if prevailing interest rates exceed the rate of interest payable on the loan, the payments you receive during the term of the Note may not reflect the full opportunity cost to you when you take into account factors such as the time value of money.

Alternatively, if prevailing interest rates on consumer loans decrease, borrowers may choose to prepay their loans without penalty with money they borrow from other sources or other resources, and you may not receive the interest payments you expect to receive on Notes dependent on those loans or be able to find an alternative use of your money to realize a similar rate of return at the time at which the corresponding member loan is prepaid.

Investor funds in an investor account are held in one or more pooled deposit accounts that do not earn interest.

Your investor account that enables you to purchase Notes represents an interest in a pooled demand deposit account maintained by us “in trust for” or for the benefit of investors (each such account, an ITF Account). That pooled demand deposit account does not earn interest. Investor funds committed to purchase Notes represent binding commitments, and such committed funds may not be withdrawn by investors from investor accounts unless and until corresponding member loans included in the order are not funded, in which case the corresponding funds become available to the investor again. Funds committed to purchase Notes that remain on deposit in an ITF Account will not earn interest, and interest will not begin to accrue on a Note until the corresponding loan has closed and the Note is issued.

The pooled investor account has “pass through” deposit insurance through the FDIC, but only up to FDIC limits.

Investor funds in an ITF Account are maintained at an FDIC member financial institution (the “Depository Bank”). An ITF Account is FDIC-insured on a “pass through” basis to the individual investors, subject to applicable limits. This means that each individual investor’s balance is protected by FDIC insurance, up to the limits established by the FDIC (currently $250,000). Other funds an individual investor has on deposit with the Depository Bank for example, may count against any applicable FDIC insurance limits. In addition, in the unlikely event that FDIC coverage were not available on a pass-through basis, investors would have no significant FDIC insurance coverage on their deposits.

Investors may be unable to resell their Notes investments at desired times or prices, if at all.

Currently, Note investors can only sell their Notes through the secondary trading platform operated by Folio Investing. However, the time period for secondary Notes sales may vary depending on a number of factors, including offer price, underlying loan characteristics, investor demand, and other market or economic conditions. We cannot assure you that Folio Investing will continue to maintain a market for the trading of Notes or that another market may arise. Given the limited liquidity for Notes, investors and potential investors may consider these investments to be less appealing and demand for these investments may decrease, which may adversely affect prices you may obtain on the secondary trading platform or your ability to resell Notes on the secondary trading platform at all.

The Notes will not be listed on any securities exchange, will not be transferable except for Notes transferable through a third-party secondary trading platform operated by Folio Investing, and must be held only by LendingClub investors. You should be prepared to hold the Notes you purchase until they mature.

The Notes will not be listed on any securities exchange. The Notes will not be transferable except through the secondary trading platform operated by Folio Investing, which is not available to residents of all states. There can be no assurance that an active market for Notes will develop on the secondary trading platform, that there will be a buyer for any particular Notes listed for resale on the secondary trading platform or that the secondary trading platform will continue to operate. Therefore, investors must be prepared to hold their Notes to maturity.

The U.S. federal income tax consequences of an investment in the Notes are uncertain.

There are no statutory provisions, regulations, published rulings, or judicial decisions that directly address the characterization of the Notes, or instruments similar to the Notes, for U.S. federal income tax purposes. However, although the matter is not free from doubt, we intend to treat the Notes as our indebtedness for U.S. federal income tax purposes. As a result of such treatment, the Notes will have original issue discount, or OID, for U.S. federal income tax purposes because payments on the Notes are dependent on payments on the corresponding Loan. Further, a holder of a Note, other than a holder that is holding the Note in a tax deferred account such as an IRA, will be required to include the OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues (which may be in advance of interest being paid on the Note), regardless of such holder’s regular method of accounting. This characterization is not binding on the IRS, and the IRS may take contrary positions. Under this treatment, the ordinary interest income, in conjunction with the capital loss treatment of any loss recognized upon the sale, retirement or other taxable disposition of the Notes or in the event that a Note becomes wholly worthless, could result in adverse tax consequences to holders of the Notes because the deductibility of capital losses is subject to limitations.

Any differing treatment of the Notes for U.S. federal income tax purposes could significantly affect the amount, timing and character of income, gain or loss, or the deductibility of servicing fees and collection fees, in respect of an investment in the Notes. Accordingly, all prospective purchasers of the Notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Notes (including any possible differing treatments of the Notes).

Our participation in the funding of member loans could be viewed as creating a conflict of interest.

In the ordinary course of business, we may fund portions of qualified loan requests through our marketplace and hold member loans (or participations in member loans) on our balance sheet for investment purposes. Even though we will participate in funding member loans listed in our marketplace under the same terms and conditions and through the use of the same information that is made available to other potential investors in our marketplace, such funding may be perceived as involving a conflict of interest. For example, our funding of a member loan may cause the loan to fund, and in some cases, fund faster, than it would fund in the absence of our participation, which could benefit us to the extent that it ensures that we generate the revenue associated with the loan.

Purchasers of Notes will have no control over us and will not be able to influence our corporate matters.

The Notes offered through our platform grant no equity interest in LendingClub to the purchaser and grant no ability to vote on or influence our corporate decisions. As a result, LendingClub’s stockholders will continue to exercise 100% voting control over all our corporate matters, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our company or its assets.

ABOUT THE PLATFORM AND MARKETPLACE

How Our Platform Operates

Borrower and Investor Registration

To apply for a loan, an applicant completes a short application that allows us to obtain a credit report from a credit bureau. The application and report data is then analyzed with our proprietary credit decisioning and scoring models to decide whether to approve the applicant based upon the issuing bank’s underwriting guidelines.

Borrowers on the platform:

•	must be at least 18 years old;

•	must have valid email accounts;

•	must meet the requirements of either the Standard Program or the Custom Program;

•	must have U.S. social security numbers; and

•	must have an account at a U.S. financial institution with a routing transit number.

An approved applicant then sees loan offers with a variety of amounts, terms and rates. After selecting an offer, the applicant completes any additional information required as part of the application or verification process. Once any verification, fraud checks, and final approval processes are completed, the issuing bank issues the loan and pays us a transaction fee. We also service the loans and earn a servicing fee.

The borrower loan agreement references the application process and the role of investors’ commitments to invest in the corresponding member loan. If a loan is extended to the borrower applicant, the applicant agrees to be bound by the terms of a promissory note, the form of which is attached as an exhibit to the loan agreement. The borrower authorizes us to debit the borrower’s designated account by ACH transfer for each loan payment due under the promissory note, although a borrower can choose to pay by check. The loan agreement also describes the parties’ rights in regard to arbitration. The borrower agrees that WebBank may assign its right, title and interest in the loan agreement and the borrower’s promissory notes to others, including LendingClub, without notice, and that LendingClub may do the same without notice.

Investors must register on our website. During investor registration, potential investors must agree to a credit profile authorization statement for identification purposes, a tax withholding statement and the terms and conditions of the LendingClub website, and must enter into an investor agreement with LendingClub, which will govern all purchases of Notes the investor makes. See “Investor Agreement.” We may require a minimum initial deposit to open an investor account. Investors must be residents of certain states. The investor agreement is filed as an exhibit to the Registration Statement of which this prospectus forms a part.

New borrowers and investors must agree to the terms and conditions of our website, including agreeing to conduct transactions and receive disclosures and other communications electronically. We verify the identity of borrower applicants and investors by comparing supplied names, social security numbers, addresses and telephone numbers against the names, social security numbers, addresses and telephone numbers in the records of a consumer reporting agency, as well as other databases.

WebBank serves as the true creditor for all Standard Program Loans facilitated through our marketplace. Borrower applicants enter into a credit profile authorization and a loan agreement with WebBank. The borrower applicant also grants us a limited power of attorney to complete on the borrower’s behalf, a promissory note in the amount and on the terms made to the borrower by WebBank. These agreements set forth the terms and conditions of the member loan and allow a borrower applicant to withdraw a loan request at any time before the Loan is funded. In the credit profile authorization, the borrower applicant authorizes us and WebBank to obtain and use a consumer report on the borrower applicant.

Consumer Loan Requests

Borrowers submit loan requests online through our website. Loan requests must be between $1,000 and $40,000 for Standard Program Loans. Each loan request is an application made to WebBank. WebBank lends to qualified borrowers and allows our platform to be available to borrowers on a uniform basis throughout the United States, excluding certain states where we do not conduct business. We currently allow borrowers to have up to two LendingClub-facilitated consumer loans outstanding at any one time, if the borrower continues to meet the applicable credit criteria. In addition, to apply for a second LendingClub-facilitated consumer loan, the borrower must have already made consecutive, timely payments for a specified period. Borrowers are currently limited to two concurrent consumer loans with a maximum combined outstanding loan amount of $50,000.

Borrowers supply a variety of unverified information that is included in the borrower loan listings on our website and in the listing supplements and sales supplements we file with the SEC for Standard Program Loans. Requested information includes a borrower’s income or employment, which may be unverified. Procedures are in place to determine if verification is necessary. If we verify the borrower’s income, we will display an icon in the loan listing indicating that we have done so. Investors have no ability to verify borrower applicant’s information and we do not verify a borrower applicant’s income or employment solely at the request of an investor.

The underwriting guidelines, credit decisioning and scoring models, and related policies and procedures are subject to change.

Standard Program Loan Listings and Borrower Information Available on our Website

Once a Standard Program Loan request is complete and we have assigned a loan grade and interest rate to the loan request, the request is listed on our website and becomes available for viewing by investors. Investors are then able to commit to invest in Notes that will be dependent for their payments on that loan. Loan requests appear under member loan IDs, not actual borrowers’ names. Investors currently are able to view:

•	the loan amount;

•	loan grade (determined using the process described above) and interest rate;

•	loan term (three or five years);

•	the borrower’s self-reported income and job title and whether that income has been verified by us;

•	total amount of funding committed to such loans by investors; and

•	the borrower’s self-reported intended use of funds.

We do not verify or monitor a borrower’s actual use of funds.

Investors are also able to view the following information provided by borrowers, which we do not verify:

•	home ownership status;

•	length of employment with current employer; and

•
debt-to-income (DTI) ratio, as calculated by us based on (i) the total monthly debt payments, excluding mortgage and the requested loan amount; and (ii) the income reported by the borrower, which is not verified unless we display an icon in the loan listing indicating otherwise.

We also post the following credit history information from the consumer reporting agency report, and label the information as being provided by a credit bureau:

•	numerical range within which the borrower’s FICO score falls;

•	borrower applicant’s earliest credit line;

•	borrower applicant’s number of open credit lines;

•	borrower applicant’s total number of credit lines;

•	borrower applicant’s revolving credit balance;

•	borrower applicant’s revolving line utilization;

•	number of credit inquiries received by the consumer reporting agency with regard to the borrower applicant within the last six months;

•	number of reported delinquencies in the past two years and amount;

•	months since last derogatory item in a borrower applicant's credit history;

•	public records and months since last public record; and

•	months since last delinquency.

A borrower applicant with a FICO score of 660+, our minimum credit score for Standard Program Loans, is considered by credit providers to be a “prime” borrower.

Loan and borrower information available on our website will be statements made in connection with the purchase and sale of securities, and therefore subject to anti-fraud statutes. Loan and borrower information filed in prospectus supplements will be subject to the liability provisions of the Securities Act. In this document, we advise potential investors in the Notes as to the limitations on the reliability of borrower-supplied information. An investor’s recourse in the event this information is false will be extremely limited.The information listed above is what investors are currently able to view, but is subject to change.

Consumer loan requests generally remain open for up to 30 days, during which time investment commitments that will be dependent on the loans may be made by investors.

Only loans that conform to WebBank’s current Standard Program credit policy are available to Note investors.

Standard Program: Credit Decisioning and Scoring Process

Our lending marketplace provides an integrated and automated loan application and credit decisioning and scoring process. Borrowers come to our platform to apply online for a loan. During the simple application process, our platform uses proprietary risk algorithms that leverage behavioral data, transactional data and employment information to supplement traditional risk assessment tools, such as FICO scores, to assess a borrower’s risk profile. For certain loans, our verification processes and analysts then verify the borrower’s identity, income or employment by connecting with various data providers to determine whether to approve the loan request, in accordance with the issuing bank’s (WebBank’s) credit policy. We utilize an outsourced provider to assist us in the processing of certain loan applications. Borrowers are then assigned a loan grade based on their risk profile, loan term and loan amount.

Our lending marketplace’s credit decisioning and scoring models are evaluated on a regular basis and the additional data on loan history experience, borrower behavior, economic factors and prepayment trends that we accumulate are leveraged to make modifications to the models. This information assists us in assessing if and when to propose further changes to the credit model or pricing for consideration by WebBank, which originates Standard Program Loans facilitated through our platform. Our lending marketplace’s credit decisioning and scoring models assign each loan offered on our lending marketplace a corresponding interest rate and origination fee. We believe we have the experience and capabilities to effectively evaluate a borrower’s credit worthiness and likelihood of default, offering competitive risk-adjusted return opportunities for loan investors.

Standard Program: Credit Criteria

To be approved for an individual Standard Program Loan, the borrower applicant must satisfy at least the following minimum credit criteria:

•	minimum FICO score of 660 (as reported by a consumer reporting agency);

•	debt-to-income ratio (excluding mortgage and the requested loan amount) of below 40%;

•	debt-to-income ratio (including mortgage and the requested loan amount) within an acceptable limit; and

•	credit report (as reported by a consumer reporting agency) reflecting:

•	at least two revolving accounts;

•	five or fewer credit inquiries in the last 6 months (excluding mortgages and auto loans); and

•	a minimum credit history of 36 months.

The joint application loan program allows two borrower applicants to apply together, which allows borrower applicants to utilize a higher income. During the joint application process, the borrower applicant with the higher credit quality based on a risk assessment that includes FICO, “VantageScore” (a consumer credit scoring model) and proprietary internal risk scores will be deemed the primary borrower applicant. The primary borrower applicant must satisfy the above credit criteria (except that the debt-to-income ratio for joint application loans is calculated using the combined debt-to-income ratio of the primary and secondary borrower without duplication of combined debt). The secondary borrower must also satisfy additional credit criteria, including a minimum FICO score of 540 and six or fewer inquiries in the last six months (excluding mortgages and auto loans). Each borrower applicant is held jointly and severally liable for the obligations under the loan.

A FICO score is a numeric rating that ranges between 300 and 850 that rates a person’s credit risk based on past credit history and current credit situation. FICO scoring was developed by Fair Isaac Corporation. FICO scores reflect a mathematical formula that is based on information in a consumer’s credit report, compared to information on other consumers. Consumers with higher scores typically represent a lower risk of defaulting on their loans. There are three different FICO scores, each with a separate name, which correspond to each of the three main U.S. consumer reporting agencies. Equifax uses the “BEACON score”; Experian uses the

“Experian/Fair Isaac Risk Model”; and TransUnion uses the “EMPIRICA score.” The score from each consumer reporting agency considers only the credit data available to that agency. Fair Isaac Corporation develops all three FICO scores and makes the scores as consistent as possible across the three consumer reporting agencies. Nevertheless, the three agencies sometimes have different information about a particular borrower, and that means the three FICO scores for that borrower will vary by agency. We obtain consumer credit information from several consumer reporting agencies.

The FICO scoring model takes into account only five categories of data: historical timeliness of bill payments; total outstanding debt and the total amount of credit the consumer has available; length of credit history; mix of credit; and new credit applications within the last year. Information such as: age; race; sex; job or length of employment; income; whether the consumer has been turned down for credit or information not contained in the consumer’s credit report are not taken into account in calculating a FICO score.

The above debt-to-income ratios above are calculated based on (a) the borrower applicant’s debt as reported by a consumer reporting agency, subject to the exclusions or inclusions described above, and (b) the income reported by the borrower applicant, which is not verified unless we display an icon in the loan listing indicating otherwise. As noted above, joint application loan, debt-to-income ratios are calculated using the combined debt-to-income ratio of the primary and secondary borrower applicant, without duplication of combined debt. The debt-to-income ratio requirement and calculation for individual borrower applicants remains the same.

The balance transfer program requires the borrower to authorize all or a portion of the loan proceeds (depending on the specific terms of the loan) to be paid directly through the platform to certain types of creditors to whom a borrower has outstanding debt obligations.

Consumer loans that are approved through the Standard Program are offered to all investors on our marketplace. These loans must meet the minimum credit requirements described above. Consumer loans that do not meet the requirements in terms of credit criteria, maturity or longevity of track record might qualify as a Custom Program Loan. Custom Program Loans currently include small business loans, super prime loans, auto refinance loans, education and patient finance loans, and any new loan programs or offerings that fall outside of the credit criteria of the Standard Program. Custom Program Loans are only available through private transactions with accredited investors and are not available through this prospectus and the purchase of Notes.

If an applicant passes the initial credit criteria for a Standard Program Loan, the applicant is assessed by the LendingClub scoring model which can either decline the applicant or approve the applicant and provide them with a LC score. The LC score is based upon an internally developed algorithm that is based upon the historical performance of borrower applicants and takes into account an applicant’s FICO score and credit attributes.

For borrower applicants who qualify under the Standard Program, we currently assign one of 20 loan grades, from A1 through D5, to each loan request, based on:

•	the borrower applicant’s FICO score;

•	our proprietary scoring model, which takes into account many of the attributes used by us in the application, delinquencies (unpaid or late accounts), and public records (tax liens, bankruptcy, etc.);

•	loan term; and

•	loan amount.

The LC score for Standard Program Loans is currently between 1 through 20 and corresponds to a Base Risk Grade as follows:

LC Score	Base Risk Grade
1	A1
2	A2
3	A3
4	A4
5	A5
6	B1
7	B2
8	B3
9	B4
10	B5
11	C1
12	C2
13	C3
14	C4
15	C5
16	D1
17	D2
18	D3
19	D4
20	D5

This Base Risk Grade can be further modified to arrive at the final applicable sub-grade and rate for the borrower applicant depending on the channel through which a borrower is sourced through, loan amount, term and other factors.

In November 2017 we suspended the offering of Notes corresponding to F and G grade member loans. In addition, beginning in May 2019, except for certain previously qualified or approved loans, LendingClub ceased facilitating new grade E loans and has suspended the offering of Notes corresponding to E grade member loans.

During the loan application process, we also automatically screen borrower applicants using the U.S. Department of the Treasury Office of Foreign Asset Control’s (OFAC) lists, as well as our fraud detection systems. We compare users’ identities against these lists at least twice a month for continued compliance and oversight. If a user were to appear on a list, we would take appropriate action to resolve the issue in accordance with company policies and anti-money laundering obligations. In addition to our identification and transaction monitoring compliance programs, we use technology to assist us in complying with applicable federal anti-money laundering laws on both sides of our business model, for borrowers and investors.

After processing of the application, we inform potential borrower applicants whether they qualify to post a loan request on our platform. Potential borrower applicants then must enter into a loan agreement with WebBank. This agreement sets forth the terms and conditions of the member loans and allow a borrower applicant to withdraw from a loan request at any time before the member loan is funded.

Verification of Borrower Information

We conduct income and/or income source verification based on proprietary verification models and our policies and procedures, as discussed below. In cases where we verify income, we will request documents such as recent paystubs, W-2 forms, or other tax records. While we indicate verified income in the borrower loan listing with an asterisk (*) if the verified income is within an acceptable range of the stated income, the platform’s pricing decisions are based on stated income. To verify income and/or income source, we may contact the employer or use other third-party databases.

We may perform income verification and/or income source verification in the following situations:

•	based on information from the applicant’s credit profile or application;

•	we detect conflicting or unusual information in the loan request (for example, the stated income is high relative to the stated job title of the borrower);

•	we suspect a fraudulent loan request;

•	random selection to test our policies for statistical analysis.

Investors should recognize that a borrower’s stated employment or income may be inaccurate and should not rely on our ability to perform income and income source verifications. We cannot assure investors that we will continue performing income or income source verifications. See “Risk Factors — Information supplied by borrowers may be inaccurate or intentionally false.”

Our participation in funding member loans on the platform from time to time has had, and will continue to have, no effect on our income or income source verification process, the selection of loan requests verified or the frequency of income and income source verification.

Loan Interest Rates

The objective in setting rates is to offer competitive rates to borrowers relative to other unsecured credit options for the applicable borrower while also providing attractive risk-adjusted returns to investors.
Our interest rate committee sets the interest rates applicable to our loan grades. After a loan request’s loan grade has been determined, we assign an interest rate to the loan request. For all loans currently offered for investment through the Standard Loan Program by Notes investors, base interest rates currently range between 6.46% and 28.80%. We set the interest rates we assign to borrower loan grades in three steps. First, we determine LendingClub base rates. Second, we determine an assumed default rate that attempts to project loan default rates for each grade. Third, we use the assumed default rate to calculate an upward adjustment to the base rates.
We consider the following factors when establishing rates:

•	general economic environment, taking into account economic slowdowns or expansions;

•	the balance of funds and demand for credit through our platform, taking into account whether borrowing requests exceed investor commitments or vice versa;

•	estimated default rates per loan type; and

•	competitive factors, taking into account the consumer credit rates set by other lending platforms and major financial institutions.

Set forth below is a chart describing the interest rates currently assigned to member loans for each of our loan grades that correspond to loans that are currently offered through the Standard Loan Program to Note investors:

Sub-Grade	Interest Rate
A1	6.46%
A2	7.02%
A3	7.56%
A4	8.19%
A5	8.81%
B1	10.33%
B2	11.02%
B3	11.71%
B4	12.40%
B5	13.08%
C1	14.30%
C2	15.24%
C3	16.12%
C4	16.95%
C5	17.74%
D1	18.62%
D2	20.55%
D3	23.05%
D4	25.65%
D5	28.80%

We have adjusted the LendingClub base rate from time to time in the past and will continue to do so by supplementing this prospectus and/or through other public filings.

Illustration of Servicing Fee and Annual Returns for Fully Performing Loans of Each Loan Grade

The following tables illustrate hypothetical annual return information with respect to our Notes, grouped by LendingClub grade and term corresponding to loans currently offered through the Standard Loan Program to Note investors. The information in these tables is not based on actual results for investors and is presented only to illustrate the effects of our 1.00% servicing fee by grade on hypothetical annual Note returns. By column, each table presents:

•	loan grades;

•	the annual stated interest rate;

•	the reduction in the annual return due to our 1.00% servicing fee on both interest and principal payments; and

•	the hypothetical annual returns on Notes, net of our 1.00%servicing fee.

Three Year Term

Loan Grade	Interest Rate	Reduction in Note Return due to 1.00% Servicing Fee*	Note Returns After LendingClub’s Servicing Fee
A1	6.46%	0.68%	5.78%
A2	7.02%	0.68%	6.34%
A3	7.56%	0.68%	6.88%
A4	8.19%	0.68%	7.51%
A5	8.81%	0.68%	8.13%
B1	10.33%	0.69%	9.64%
B2	11.02%	0.69%	10.33%
B3	11.71%	0.70%	11.01%
B4	12.40%	0.70%	11.70%
B5	13.08%	0.70%	12.38%
C1	14.30%	0.71%	13.59%
C2	15.24%	0.71%	14.53%
C3	16.12%	0.71%	15.41%
C4	16.95%	0.72%	16.23%
C5	17.74%	0.72%	17.02%
D1	18.62%	0.73%	17.89%
D2	20.55%	0.73%	19.82%
D3	23.05%	0.74%	22.31%
D4	25.65%	0.76%	24.89%
D5	28.80%	0.77%	28.03%

*
Impact of Note servicing fees is computed using the loan’s contractual cashflows; no charge-off losses or prepayments are projected over the loan’s life that would otherwise affect the loan’s projected cashflows. The hypothetical returns over the term of the loan could be materially lower in the event of charge-offs or prepayments.

Five Year Term

Loan Grade	Interest Rate	Reduction in Note Return due to 1.00% Servicing Fee*	Note Returns After LendingClub’s Servicing Fee
A1	6.46%	0.42%	6.04%
A2	7.02%	0.42%	6.60%
A3	7.56%	0.42%	7.14%
A4	8.19%	0.43%	7.76%
A5	8.81%	0.43%	8.38%
B1	10.33%	0.43%	9.90%
B2	11.02%	0.44%	10.58%
B3	11.71%	0.44%	11.27%
B4	12.40%	0.44%	11.96%
B5	13.08%	0.45%	12.63%
C1	14.30%	0.45%	13.85%
C2	15.24%	0.46%	14.78%
C3	16.12%	0.46%	15.66%
C4	16.95%	0.46%	16.49%
C5	17.74%	0.47%	17.27%
D1	18.62%	0.47%	18.15%
D2	20.55%	0.48%	20.07%
D3	23.05%	0.49%	22.56%
D4	25.65%	0.51%	25.14%
D5	28.80%	0.52%	28.28%

*
Impact of Note servicing fees is computed using the loan’s contractual cashflows; no charge-off losses or prepayments are projected over the loan’s life that would otherwise affect the loan’s projected cashflows. The hypothetical returns over the term of the loan could be materially lower in the event of charge-offs or prepayments.

Illustration of Servicing fee if Prepayment Occurs

The LendingClub platform allows a borrower to prepay a member loan at any time without penalty. Prepayments will reduce or eliminate the interest payments you expect to receive on a Note. If a borrower makes a prepayment during the first 12 months after loan issuance, then you will receive your pro rata share of the payment less the 1.00% servicing fee, charged as a percentage of the monthly scheduled contractual payment amount only, regardless of the borrower’s prepayment amount.

Thus, assume for example that an investor purchases a $100.00 Note corresponding to a member loan bearing interest at 10.00%. If the member loan is paid in full according to its terms over its full three year term, the investor will receive aggregate Note principal payments of $99.00, or $100.00 minus the 1.00% servicing fee, and aggregate Note interest payments of $15.80, or $15.96 minus the 1.00% servicing fee.

Assume, however, that the member loan corresponding to the Note is fully prepaid:

•
If the member loan is prepaid one month after issuance, the investor will receive a Note principal payment of $99.98, or $100.00 minus the 1.00% servicing fee, and aggregate Note interest payments of $0.77, or $0.78 minus the 1.00% servicing fee.

•
If the member loan is prepaid following the first six months of payment, the investor will receive aggregate Note principal payments of $99.85, or $100.00 minus the 1.00% servicing fee, and aggregate Note interest payments of $4.59, or $4.63 minus the 1.00% servicing fee.

•
If the member loan is prepaid following the first 12 months of payment, the investor will receive aggregate Note principal payments of $99.70, or $100.00 minus the 1.00% servicing fee, and aggregate Note interest payments of $8.47, or $8.56 minus the 1.00% servicing fee.

•
If the member loan is prepaid following the first 24 months of payment, the investor will receive aggregate Note principal payments of $99.00, or $100.00 minus the 1.00% servicing fee, and aggregate Note interest payments of $13.84, or $13.98 minus the 1.00% servicing fee.

For information about historical loan prepayment information, see “Statistical Information on our Standard Program Loan Portfolio.”

Standard Terms for Consumer Loans

Consumer loans are unsecured obligations of the borrower with a fixed interest rate and a maturity of three years or five years. Consumer loans have an amortizing, monthly repayment schedule and may be repaid in whole or in part at any time without prepayment penalty. In the case of a partial prepayment, we typically reduce the outstanding principal balance without changing the monthly payment amount, which effectively reduces the term of the loan. However, there may be circumstances in which partial prepayments are applied in a different manner and the effect on outstanding principal, monthly payment amount, or term of the loan will vary based on individual circumstances.

Borrowers pay an origination fee to WebBank upon the successful issuance of the consumer loan, which fee is deducted from the loan proceeds. We receive a transaction fee from WebBank for our marketplace’s role in facilitating the origination of the loan. The consumer loan origination fee is determined by the term and credit grade of the Loan and ranges from 0% to 6.00% of the original principal amount.

Identity Theft/Fraud Reimbursement

We generally reimburse investors for the unpaid principal balance (less applicable fees) of a Note dependent on a consumer loan obtained through verified identity theft or certain other types of fraud. We generally recognize the occurrence of identity theft upon receipt of an ID theft affidavit and/or police report regarding the identity theft. Our borrower identity verification process is not a guarantee of a borrower’s self-reported information or a borrower’s creditworthiness or any other attribute.

How the Investment Process Works

The LendingClub platform loan allocation process is designed to make a representative sample of loans available to various investor populations. We make loans available through multiple programs (a Scale program and a Select program), which may change over time. Currently, once loans are approved on the platform, they are randomly allocated at a grade and term level under the Scale program to retail investors purchasing interests in fractions of loans or to institutional investors purchasing whole loans. This helps to ensure that investors have access to comparable loans and loans are allocated randomly. Under the Select program, investors can specifically identify loans they want to purchase. Since we launched our platform more than a decade ago, the diversity and size of our investor base has grown along with the number of loans facilitated on our platform. As our investor base continues to evolve, so, too does our loan allocation process.

Through our marketplace, retail investors have the opportunity to browse a wide range of loans based on term and credit characteristics and purchase Notes corresponding to such loans. As borrowers make payments on their loans, investors receive payments corresponding to their pro rata share of such borrower payments, less certain fees. As a result, investors can receive monthly cash flow and potentially, competitive returns. For each approved loan, investors are shown a proprietary credit grade and provided access to credit profile data. Investors are currently provided access to certain data on listed loans and certain historical performance data for loans facilitated through our marketplace. We may make modifications to the scope of data provided and/or suspend or cease to provide certain data at any time. The marketplace enables investors to build a diversified portfolio of Notes by allowing Note purchases in increments as small as $25.

We attract a wide range of investors, including retail investors, high-net-worth individuals and family offices, banks and finance companies, insurance companies, hedge funds, foundations, pension plans, university endowments, and other institutional investors. We provide these investors with access to a variety of tools and products that seek to meet their level of sophistication and desired level of interaction, which can range from low-touch self-directed accounts to high-touch funds and managed accounts. Not all of these investors will purchase Notes. Certain institutional investors, such as banks, seek to hold the actual loan on their balance sheet or invest in securities or other types of investment instruments. To meet this need, we sell entire Standard Program Loans or Custom Program Loans to investors through purchase agreements and offer structured products in the ordinary course of business.

Self-Directed Retail Accounts. Self-directed retail investors use tools provided on our website to help them conduct research and make ongoing investments:
•     Filters. The marketplace provides filters based on credit and application data, such as credit rating, interest rate, term, verified income, debt-to-income ratio and other data. These filters create a subset of loans that the investor can then further review for potential investment. Filters can be combined to create a custom, savable query that can be used repeatedly.
•     Order Builder. This tool allows a Note investor to input a variety of individualized investment criteria, including aggregate amount to invest, amount per note, grade, term, debt-to-income ratio and other factors, which are used to sort the marketplace’s available inventory and create a subset of available loans matching such criteria. After the list is generated, the Note investor can modify the list as the investor sees fit and then continue on to invest in Notes corresponding to loans matching their criteria.
•     Automated Investing. Note investors can enroll in automated investing, a service that automatically invests any available cash in Notes according to investor-specified criteria and allocation targets. This service enables the Note investor to quickly reinvest cash flows without having to continually revisit the site. Note investors may update their investing criteria, pause or cancel this service at any time. There is no separate fee for using automated investing. Standard servicing and/or collection fees still apply.

Loan Funding and Treatment of Investor Cash Balances

Note investors’ funds are held in a one or more demand deposit bank accounts maintained by us at an FDIC member financial institution (the “Depository Bank”). Each such account is a pooled non-interest bearing demand deposit account, titled in our name as trustee for the benefit of investors, and is known as an “in trust for” account (ITF Account).

Individual investors have no direct relationship with the Depository Bank via an ITF Account. LendingClub initiates cash transfers into and out of an ITF Account in its role as account trustee. In addition to outlining the rights of investors, the trust agreement made on July 29, 2009 governing the Lending Club Members Trust (“Trust Agreement”) provides that we, as trustee of the trust, disclaim any economic interest in the assets in an ITF Account and also provides that each investor disclaims any right, title or interest in the assets of any other investor in an ITF Account.

Under an ITF Account, we maintain sub-accounts for each of the Notes investors on our platform to track and report funds committed by investors to purchase Notes, as well as payments received from borrowers that are paid on the related Notes. These record-keeping sub-accounts are purely administrative and reflect balances and transactions concerning the funds in an ITF Account.

An ITF Account is FDIC-insured on a “pass through” basis to the individual investors, subject to applicable limits. This means that each individual investor’s balance is protected by FDIC insurance, up to the limits established by the FDIC. Other funds that a specific investor has on deposit with the Depository Bank, may count against any applicable FDIC insurance limits for that investor.

Our monies are not commingled with the assets of investors held in an ITF Account.

For more information about the ITF Account(s) and the Depository Bank where such accounts are maintained, please contact Investor Services at 1-888-596-3159 or investing@lendingclub.com.

Purchases of Notes and Loan Closings

An individual member loan generally closes the first business day after (i) we receive Note funding commitments in an aggregate amount equal to the amount of the loan request, (ii) the end of the listing period, which is at least 14 and may be up to 30 days, or (iii) when the borrower applicant agrees to take a lesser loan amount (that the original loan amount requested) equal to the amount of Note commitments received up to that time. Depending on the demand in our marketplace, it may take longer than expected to fulfill Note commitments.

Once an investor has decided to purchase one or more Notes that are dependent on member loans and has prefunded their investor account with sufficient cash, we proceed with the purchase and sale of the Notes to the investor and facilitate the closing of the corresponding member loans. At a loan closing date, we will transfer the principal amount of the corresponding Note commitment from investors’ sub-accounts under the investor ITF Account maintained by us at the Depository Bank to another bank account maintained by us at dedicated to holding funds committed to purchase loans that have been issued by WebBank. After issuing the loan, WebBank will then typically hold the loan for two business days, which may be up to five calendar days where the first or second business day precedes a holiday weekend, before selling and transferring the loan to us without recourse, at which time the corresponding Notes will be issued to the investors and registered on our books and records. The Notes are issued only in electronic form. This means that each Note will be stored on LendingClub’s internal system. Investors can view their Notes online and print copies for their records by visiting their secure, password-protected webpage in the “My Account” section of LendingClub’s website.

From the first month’s payment on the loan by the borrower, WebBank will receive all interest accrued for the number of calendar days that WebBank held the loan. LendingClub, as servicer, will deduct the amount due to WebBank before transferring the balance of the payment to an ITF Account and allocating amounts received on specific Notes to the appropriate investor’s sub-account (less applicable fees).

The following offers an illustration of the effect of this reduction in the first month’s interest payment, assuming, for example, that an investor purchases a $1,000 Note corresponding to a hypothetical member loan bearing interest at 10.00%. The table below illustrates the impact of the two-day hold process on the investor’s first month’s interest payment:

Number of calendar days loan is held by WebBank	Total first month’s interest payment on $1,000 Note	Amount of first month’s interest payment on $1,000 Note paid to WebBank	Amount of first month’s interest payment on $1,000 Note paid to investor	Amount of first month’s interest payment on $1,000 Note paid to LC (servicing fee)
2	$8.33	$0.55	$7.70	$0.08
3	$8.33	$0.83	$7.42	$0.08
4	$8.33	$1.11	$7.15	$0.07
5	$8.33	$1.39	$6.87	$0.07

The promissory note and the loan agreement contain customary agreements and covenants requiring the borrowers to repay their member loans and acknowledging our role as servicer for member loans. Investors do not know the actual names of borrowers. The actual names and mailing addresses of the borrowers are known only to us and WebBank. We maintain custody of the electronically-executed promissory notes and related borrower loan agreements in electronic form on our platform.

Borrowers pay an origination fee to the issuing bank upon the successful closing of the member loan. For our role in loan facilitation, we earn transaction fees from WebBank. This fee is determined by the loan grade of the loan and ranges from 0.00% to 6.00% of the aggregate principal amount, and is deducted from the amount the borrower receives at closing.

Loan Cancellations

Under applicable law and as set forth in the borrower loan agreement, loan applicants are permitted to cancel loan requests within a specified time period after a member loan has been funded. In the event of a loan cancellation, the borrower loan agreements, including the promissory note, will be cancelled, and LendingClub will withdraw all loan proceeds from the borrower’s account and will cancel any Note(s) issued to investors that correspond to the cancelled member loan. In certain instances, including circumstances in which member loan proceeds are used as part of a balance transfer, the withdrawal of loan proceeds from a borrower’s account may not occur until after the first scheduled payment date on a corresponding Note. LendingClub will credit the investor account in the amount of the original purchase price of any cancelled Note corresponding to a cancelled member loan. LendingClub is not obligated to pay, and investors are not entitled to receive any accrued and unpaid interest on such cancelled Notes.

Secondary Trading Platform

Investors cannot sell their Notes except through a third-party secondary trading platform operated by Folio Investing. This internet-based secondary trading platform allows LendingClub investors who establish a brokerage relationship with Folio Investing (who we refer to as subscribers) to offer their Notes for sale. Only previously issued Notes can be traded through the Folio Investing secondary trading platform. The secondary trading platform does not handle any aspect of the initial offer and sale of Notes by us. Subscribers may post orders to sell their Notes on the secondary trading platform at prices established by the subscriber. Other subscribers have the opportunity to view these prices, along with historical information from the original loan posting for the loan corresponding to the Note, an updated credit score range of the borrower, and the payment history of the Note.

Subscribers pay a 1.00% transaction fee charged by Folio Investing, the registered broker-dealer, when selling Notes. All Notes traded through the secondary trading platform will continue to be subject to LendingClub’s ongoing fees, including the ongoing servicing fee.

We are not a registered national securities exchange, securities information processor, clearing agency, or broker-dealer. All securities services relating to the secondary trading platform are provided by Folio Investing. Neither we nor Folio Investing will make any recommendations with respect to transactions on the secondary trading platform. There is no assurance that investors will be able to establish a brokerage relationship with the registered broker-dealer. Furthermore, we cannot assure subscribers that they will be able to sell Notes they offer for resale through the secondary trading platform at the offered price or any other price, nor can we offer any assurance that the secondary trading platform will continue to be available to subscribers. The secondary trading platform is not available to residents of all states.

Participation in the Funding of Consumer Loans by LendingClub and its Affiliates

While our business model is not dependent on using our balance sheet and assuming credit risk for loans facilitated by our marketplace, we may use our own capital to fulfill regulatory or contractual purchase obligations, support short-term marketplace equilibrium, customer accommodations, or other needs. Additionally, we plan to use our capital for strategic business purposes such as investing in and holding loans on balance sheet for future sponsored securitization transactions, and investing in loans associated with the testing or initial launch of new or alternative loan terms, programs, or channels to establish a track record of performance prior to facilitating third-party investments in these loans. There is no notation in any loan listing signifying that we have participated in the investment of any loan request.

Our executive officers, directors and 5% stockholders, also have funded portions of loans requests from time to time in the past, and may do so in the future. We believe that all such transactions by related persons were made in the ordinary course of business and were transacted on terms and conditions that were no more favorable than those obtained by similarly situated third-party investors.

Potential Conflicts of Interest

As discussed above, certain aspects of how our platform operates, including LendingClub’s and its affiliates’ participation in funding consumer loans, as well as policies and procedures related to fraud investigations or other servicing and collections activities, may create a conflict of interest between LendingClub, its affiliates, Notes investors, institutional investors, and/or other third parties that participate on the platform or otherwise have direct or indirect relationships with LendingClub.

LendingClub has acquired, and from time to time may acquire, ownership interests in third-party service providers with whom LendingClub or its affiliates have contractual arrangements pursuant to which such parties provide data, operational, valuation, technical, consulting, customer or other support services in connection with LendingClub’s business. Similarly, LendingClub currently has, and from time to time may acquire, ownership interests in third parties that participate on the platform by purchasing whole loans, interests in loans, or securities from LendingClub.

In addition, from time to time, LendingClub may enter into arrangements with banks, financial institutions, and other service providers for custody, investment, treasury, or cash management purposes. In connection with such arrangements, LendingClub may receive compensation, placement fees, rebates, reimbursements, fee discounts, offsets or waivers, or other rights, benefits, or incentives for entering into or maintaining such arrangements.

LendingClub maintains and adheres to policies and procedures designed to ensure that all of the foregoing relationships, arrangements, and transactions are negotiated and entered into on an arm’s length basis.

Post-Closing Loan Servicing and Collection

We service the majority of the loans facilitated through our lending marketplace, except for patient and education finance loans and auto refinance loans. Loan servicing includes account maintenance, collections, processing payments from borrowers and distributions to investors. We utilize an outsourced provider and third-party collection agencies to assist us in the servicing of certain loans.

We begin servicing Standard Program Loans immediately after they are originated by WebBank.

We assess investors a servicing fee in respect of their Notes. Our servicing fee is equal to 1.00% of the payments for principal, interest and late fees received by us from borrowers in respect of each corresponding member loan (in each case excluding any payments due to us on account of portions of the corresponding member loan, if any, funded by us).

Our procedures generally involve the automatic debiting of borrower bank accounts by ACH transfer for the scheduled monthly principal and interest payments due on the member loan.

Loan payments are transferred to a clearing account in our name where they typically remain for one business day. Thereafter, we make payments on the Notes by transferring the appropriate funds to an ITF Account and custodial accounts and allocating amounts received on specific member loans to the appropriate investor’s sub-account. We retain amounts due to us for servicing Notes and then periodically transfer such funds from the clearing account to another operating account of ours. An investor may transfer uncommitted funds out of the investor’s LendingClub sub-account in an ITF Account or custodial accounts by ACH or wire transfer to the investor’s designated bank account at any time, subject to normal execution times for such transfers (generally 1-3 days).

We disclose on our website to the relevant investors and report to consumer reporting agencies regarding borrower’s payment performance on our member loans. We have also made arrangements for collection procedures in the event of borrower default. When a member loan is past due and payment has not been received, we contact the borrower to request payment. 15 days after the due date, we may, in our discretion, assess a late payment fee. The amount of the late payment fee is the greater of 5.00% of the unpaid payment amount or $15.00, or such lesser amount as may be provided by applicable law. This fee may be charged only once per late payment. Amounts equal to any late payment fees we receive are paid to investors, net of our servicing fee, if applicable. We often choose not to assess a late payment fee when a borrower promises to return a delinquent loan to current status and fulfills that promise. We may also work with a borrower to structure a new short-term payment plan, temporary interest-only payments, or other temporary or longer term payment plans to accommodate unexpected hardships or other circumstances without the consent of any investors holding Notes related to a member loan. Under the indenture for the Notes, we are required to use commercially reasonable efforts to service and collect member loans, in good faith, accurately, and in accordance with industry standards customary for servicing loans such as the member loans.

Each time a payment request is denied due to insufficient funds in the borrower’s account or for any other reason, we may assess an unsuccessful payment/insufficient funds fee to the borrower in an amount of $15.00 per unsuccessful payment, or such lesser amount as may be provided by applicable law. We retain 100% of this fee to cover our costs incurred because of the denial of the payment.

The following table summarizes the fees that we currently charge and how these fees affect investors. These fees may be updated from time to time and any such updates will be posted to LendingClub’s website:

Description of Fee	Fee Amount	When Fee is Charged	Effect on Investors
Servicing fee on Notes
1.00% of the principal, interest and late fees received by LendingClub from borrowers on each corresponding loan (in each case excluding any payments due to LendingClub on account of portions of the corresponding loan, if any, funded by LendingClub itself)
		At the time of payments on the Notes, including Note payments resulting from prepayments or partial payments on corresponding loans	The servicing fee will reduce the effective yield on Notes.

Late payment fee
Assessed in our discretion; if assessed, the late fee is the greater of 5.00% of the unpaid installment amount, or $15.00, unless a lesser amount is required by law, and may be charged only once per late payment
		In our discretion, when a loan is past due and payment has not been received 15-days from the due date	Amounts equal to any late payment fees we receive are paid to holders of the Notes corresponding to the relevant loan, net of our 1.00% servicing fee

Loan unsuccessful payment fee	$15.00 per unsuccessful payment, unless a lesser amount is required by law	May be assessed for each failed attempt, up to three times for a single payment, due to insufficient funds in the borrower’s account or for any other reason	We retain 100% of this unsuccessful payment fee to cover our costs.

Loan collection fee
For pre- and post- charged off loans: Charged only if collection agency or LendingClub is able to collect payment; collection fee is (i) up to 40% on all amounts collected on a delinquent member loan (net of legal fees and expenses) to the extent any litigation has been initiated against the borrower or (ii) up to 30% on all amounts collected on a delinquent member loan in all cases not involving litigation
		At the time of successful collection	Collection fees charged by us or a third-party collection agency may be charged to investors which will reduce payments and the effective yield on the related Notes.

If a loan becomes 16 days overdue, we identify the loan on our website as “Late (16-30 days)”; if a loan becomes 31 days overdue, we identify the loan on our website as “Late (31-120).” Generally, in the first 30 days that a loan is delinquent, our Payment Solutions team works to bring the account current. Once the loan becomes more than 30 days delinquent, we will typically outsource subsequent servicing efforts to third-party collection agencies . Amounts equal to any recoveries we receive from the collection process are payable to Note investors on a pro rata basis, subject to our deduction of our servicing fee, if applicable, and an additional collection fee. The investor is only charged the additional collection fee if we or the collection agency are able to collect a payment.

Investors are able to monitor the status of collections as the status of a loan switches from “Late (16-30 days)” to “Late (31-120 days)” to “current” for example, but cannot participate in or otherwise intervene in the collection process.

If a borrower dies while a loan is outstanding, we typically require a death certificate to be submitted to us. We may then file a claim against the borrower’s estate to attempt to recover the outstanding loan balance. Depending on the size of the estate, we may not be able to recover the outstanding amount of (or any amounts due under) the loan. If the estate does not include sufficient assets to repay the outstanding loan in full, we will treat the unsatisfied portion of a loan as defaulted with zero value. In addition, if a borrower dies near the end of the final maturity of a loan, it is unlikely that any further payments will be made on any Notes corresponding to such loan, because the time required for the probate of the estate may extend beyond the initial maturity date and the final maturity date of the Notes.

Our collection process changes in the event of a borrower bankruptcy filing. When we receive notice of the bankruptcy filing, as required by law, we cease all collection actions on the loan. The loan will be flagged as in bankruptcy, which the relevant investors may view. We next determine what we believe to be an appropriate approach to dealing with the borrower’s bankruptcy. If the proceeding seeks liquidation, we attempt to determine if the proceeding is a “no asset” proceeding, based on instructions we receive from the bankruptcy court. If the proceeding is a “no asset” proceeding, we take no further action and assume that no recovery will be made on the loan.

We may file a proof of claim involving the borrower when permitted or sell the debt in the case of Chapter 13 filings. The decision to pursue additional relief beyond the proof of claim in any specific matter involving a borrower will be entirely within our discretion and will depend upon certain factors including:

•	if the borrower used the proceeds of a loan in a way other than that which was described in the borrower’s application;

•	if the bankruptcy is a Chapter 13 proceeding, whether the proceeding was filed in good faith and if the proposed plan reflects a “best effort” on the borrower’s behalf; and

•	our view of the costs and benefits to us of any proposed action.

Regulatory and Compliance Framework

The regulatory environment for lending and online marketplaces such as ours is complex, evolving and uncertain, creating both challenges and opportunities that could affect our financial performance. We are subject to extensive and complex rules and regulations, licensing and examination by various federal, state and local government authorities designed to, among other things, protect borrowers (such as truth in lending, equal credit opportunity, fair credit reporting and fair debt collection practices) and investors.

State and federal laws may limit the fees that may be assessed on the loans facilitated through our platform, require extensive disclosure to, and consents from, the borrowers and investors, prohibit discrimination and unfair, deceptive, or abusive acts or practices and may impose multiple qualification and licensing obligations on our activities and the loans facilitated through our lending marketplace. Failure to comply with any of these rules, regulations or requirements may result in, among other things, lawsuits (including class action lawsuits) or administrative enforcement actions seeking monetary damages, fines or civil monetary penalties, restitution or other payments to borrowers or investors, modifications to business practices, revocation of required licenses or registrations, or voiding of loan contracts.

Our compliance framework is a cornerstone of the lending marketplace that allows investors to participate in consumer and commercial credit as an asset class. Our relationship with issuing banks is a key component of our compliance framework, as described below.

WebBank, the primary bank whose loans we facilitate, is subject to oversight by the Federal Deposit Insurance Corporation (FDIC) and the Utah Department of Financial Institutions. NBT Bank and Comenity Capital Bank, whose education and patient finance loans we facilitate, are our two other issuing banks. NBT Bank is subject to oversight by the Office of the Comptroller of the Currency (OCC) and Comenity Capital Bank is subject to oversight by the FDIC and the Utah Department of Financial Institutions. These authorities impose obligations and restrictions on our activities and the loans facilitated through our lending marketplace.

As part of our ongoing compliance program, we have customer identification processes in place to enable us to detect and prevent fraud, money laundering, and terrorist financing, and identify customers who may be on government watchlists, such as those from the Office of Foreign Assets Control (OFAC) and the Financial Crimes Enforcement Network. We compare users’ identities against these lists at least twice a month for continued compliance and oversight. If a user were to appear on a list, we would take appropriate action to resolve the issue in accordance with company policies and anti-money laundering obligations. In addition to our identification and transaction monitoring compliance programs, we use technology to assist us in complying with applicable federal anti-money laundering laws on both sides of our business model, for borrowers and investors.

Regulations and Licensing

The lending and securities industries are highly regulated. In certain respects, we are regulated differently than a bank because, unlike a bank, we do not take deposits or issue our own loans under a bank charter. Our current issuing banks originate all of the loans facilitated through our lending marketplace and are subject to regulation by the FDIC and/or other relevant federal and state regulators.

Further, federal and state governmental authorities impose additional obligations and restrictions on our activities and the loans facilitated through our lending marketplace as part of their oversight of the third party service providers of the issuing banks. While compliance with such requirements is at times complicated by our business model, the Company strives to ensure compliance with all applicable rules and regulations.

Legal

The Company is subject to various claims brought in a litigation or regulatory context. These matters include lawsuits and federal regulatory actions relating to and arising from the internal board review we conducted in 2016 under the supervision of an independent sub-committee of the board of directors and with the assistance of independent outside counsel and other advisors (the “Board Review”). The Board Review related primarily to (i) $22.3 million of near-prime loan sales in private transactions with a single institutional investor and associated control issues; (ii) the methodologies used to determine the net asset values and monthly return figures reported for six private investment funds (the Funds) managed by the Company's subsidiary, LC Advisors, LLC (LCA); (iii) the investment parameters of one of the LCA Funds; and (iv) other matters associated with our former CEO and former Chief Financial Officer (CFO). Subsequent to the Board Review, on May 6, 2016, the board of directors accepted the resignation of Renaud Laplanche, our then Chairman and CEO (former CEO). We also undertook efforts to remediate any deficiencies and we implemented additional controls. Of these matters relating to and arising from the Board Review, the Company has settled certain significant class action and subsequent “opt-out” lawsuits and investigations conducted by the Securities and Exchange Commission and Department of Justice, leaving derivative lawsuits and litigation with the FTC outstanding. In addition to the Board Review related matters, the Company continues to cooperate in federal and state regulatory examinations, investigations, and actions relating to the Company’s business practices and licensing, and is a party to a number of routine litigation matters arising in the ordinary course of business. The majority of these claims and proceedings relate to or arise from alleged state or federal law and regulatory violations, or are alleged commercial disputes or consumer complaints.

Derivative Lawsuits

In May 2016 and August 2016, respectively, two putative shareholder derivative actions were filed (Avila v. Laplanche, et al., No. CIV538758 and Dua v. Laplanche, et al., CGC-16-553731) against certain of the Company’s current and former officers and directors and naming the Company as a nominal defendant. Both actions were voluntarily dismissed without prejudice. On December 14, 2016, another putative shareholder derivative action was filed in the Delaware Court of Chancery (Steinberg, et al. v. Morris, et al., C.A. No. 12984-CB), against certain of the Company’s current and former officers and directors and naming the Company as a nominal defendant. In addition, on August 18, 2017, another putative shareholder derivative action was filed in the Delaware Court of Chancery (Fink, et al. v. Laplanche, et al., C.A. No. 2017-0600). These matters arise from claims that the Board allegedly breached its fiduciary duty by failing to provide adequate oversight over the Company’s practices and procedures, and purport to plead derivative claims under Delaware law. The court ultimately consolidated the cases, selecting the Steinberg plaintiffs as lead plaintiffs, and designating the Steinberg complaint as the operative complaint (consolidated Delaware matter). In June 2018, the Company and the individual defendants brought a motion to dismiss the consolidated Delaware matter on demand futility grounds or in the alternative to stay the matter. Defendants in the consolidated Delaware matter later consented to the filing of a supplemental consolidated complaint in the case, and the plaintiffs filed that supplemental complaint on January 11, 2019. The Company and individual defendants in the case filed motions to dismiss the supplemental complaint on February 22, 2019. A hearing on these motions was held on July 17, 2019, but, as of the date of this prospectus, the Court has not issued a ruling.

On November 6, 2017, another putative shareholder derivative action was filed in the U.S. District Court for the Northern District of California (Sawyer v. Sanborn, et al., No. 3:17-cv-06447) against certain of the Company’s current and former officers and directors and naming the Company as a nominal defendant. This action was based on allegations similar to those in a consolidated putative securities class action litigation (In re LendingClub Securities Litigation, No. 16-cv-02627 (N.D. Cal.)) that was successfully settled in 2018. The plaintiffs in the consolidated Delaware matter were permitted to join with the plaintiffs in the Sawyer action for the purposes of settlement. The Court in the Sawyer action concurrently ordered all parties (including the intervening consolidated Delaware matter plaintiffs) to participate in a mediation in May 2018, but that mediation did not result in a settlement.

In July 2018, the Company and the individual defendants brought a motion to dismiss the Sawyer matter on the grounds that the action was not filed within the applicable statute of limitations. The court granted that motion and judgment was entered in favor of the defendants. The Sawyer plaintiff also attempted to intervene in a previously filed derivative action in the U.S. District Court for the

Northern District of California (Stadnicki v. LaPlanche, et al., No. 3:16-cv-03072). The Company and the individual defendants opposed the intervention, and the original Stadnicki plaintiff moved to voluntarily dismiss the case. The motion to intervene was denied and the motion to voluntarily dismiss the Stadnicki action was granted. Notices of appeal were filed in both the Sawyer and Stadnicki actions. The appeal in the Sawyer matter has been dismissed at the Sawyer plaintiff’s request. The appeal in the Stadnicki matter remains pending. It is not possible for the Company to predict the outcome of the derivative litigation matters discussed above.

FTC Lawsuit

In 2016, the Company received a formal request for information from the Federal Trade Commission (FTC). The FTC commenced an investigation concerning certain of the Company’s policies and practices and related legal compliance.

On April 25, 2018, the FTC filed a complaint in the Northern District of California (FTC v. LendingClub Corporation, No. 3:18-cv-02454) alleging causes of action for violations of the FTC Act, including claims of deception in connection with disclosures related to the origination fee associated with loans available through the Company’s platform, and in connection with communications relating to the likelihood of loan approval during the application process, and a claim of unfairness relating to certain unauthorized charges to borrowers’ bank accounts. The FTC’s complaint also alleged a violation of the Gramm-Leach-Bliley Act regarding the Company’s practices in delivering its privacy notice. In June 2018, the Company brought a motion to dismiss the FTC’s complaint, which was heard on September 13, 2018. In an order dated October 3, 2018, the Court denied the motion in part and granted the motion in part, providing the FTC with leave to amend its pleadings. On October 22, 2018, the FTC filed an amended complaint which reasserted the same causes of action from the original complaint. On November 13, 2018, the Company filed an answer to the amended complaint. The FTC subsequently filed a motion seeking to strike certain affirmative defenses pled in the answer and the Company filed an opposition to the motion. On April 29, 2019, the court issued a ruling denying the FTC’s motion in part and granting it in part and allowing the Company to replead certain of the affirmative defenses that were the subject of the FTC’s motion. The Company filed an amended answer in the case on May 29, 2019. Discovery in the case is ongoing. The Company denies, and will continue to vigorously defend against, the claims asserted in this case. Notwithstanding the Company’s vigorous defense, the Company and the FTC have participated in voluntary settlement conferences and may engage in additional settlement discussions. No assurances can be given as to the timing, outcome or consequences of this matter.

Class Action Lawsuits Following Announcement of FTC Litigation

In May 2018, following the announcement of the FTC’s litigation against the Company, putative shareholder class action litigation was filed in the U.S. District Court of the Northern District of California (Veal v. LendingClub Corporation et.al., No. 5:18-cv-02599) against the Company and certain of its current and former officers and directors alleging violations of federal securities laws in connection with the Company’s description of fees and compliance with federal privacy law in securities filings. The court appointed lead plaintiffs and lead counsel for the litigation in November 2018. On January 7, 2019, the lead plaintiffs filed a consolidated amended class action complaint which asserts the same causes of action as the original complaint and adds additional allegations. On March 8, 2019, the Company and the individual defendants in the case filed motions to dismiss the consolidated amended class action complaint. These motions are set for hearing in September 2019. This lawsuit is in the early stages. The Company denies and will vigorously defend against the allegations. No assurances can be given as to the timing, outcome or consequences of this matter.

In July 2019, a putative class action lawsuit was filed against the Company in federal court in the State of New York (Shron v. LendingClub Corp., 1:19-cv-06718) alleging various claims including fraud, unjust enrichment, breach of contract, and violations of the federal Truth-in-Lending Act and New York General Business Law sections 349 and 350, et seq., based on allegations, among others, that the Company made misleading or inadequate statements or omissions in relation to the total cost and origination fee associated with loans available through the Company’s platform. The plaintiff seeks to represent classes of similarly situated individuals in the lawsuit. This matter is in the early stages. No assurances can be given as to the timing, outcome or consequences of this matter.

Derivative Lawsuits Following FTC Litigation

In July 2018, a putative shareholder derivative action was filed in the U.S. District Court for the Northern District of California (Baron v. Sanborn, et al. No. 3:18-cv-04391) against certain of the Company’s current and former officers and directors and naming the Company as a nominal defendant. This action is based on allegations that the individuals breached their fiduciary duties to the Company and violated federal securities laws by, among other things, permitting the actions alleged in the FTC litigation and the description of fees and other practices in the Company’s securities filings. This lawsuit has been stayed pending further developments in the Veal action. In January 2019, a second putative shareholder derivative action was filed in the U.S. District Court for the Northern District of California (Cheekatamarla v. Sanborn, et al., No. 3:19-cv-00563) against certain of the Company’s current officers and directors and naming the Company as a nominal defendant. Like the Baron action, this action is based on allegations that the individuals breached their fiduciary duties to the Company and violated federal securities laws by, among other things, permitting the actions alleged in the FTC litigation and the description of fees and other practices in the Company’s securities filings. Pursuant to a stipulation by the parties in both of these derivative cases, the court has consolidated the two cases and has stayed the consolidated action pending further developments in Veal. It is not possible for the Company to predict the outcome of these consolidated derivative litigation matters.

Regulatory Investigation by the State of Massachusetts

In June 2018, the Company received a civil investigative demand from the office of the Attorney General of the State of Massachusetts. The investigation relates to the advertisement, provision and servicing of personal loans to Massachusetts’ consumers facilitated by the Company. The Company is cooperating with the investigation. The Company and the Attorney General’s Office have recently communicated regarding questions and concerns the Attorney General’s Office has regarding the Company’s compliance with the Massachusetts Small Loan Law and the Small Loan Rate Order promulgated under it. More recently, the Attorney General’s Office has sent additional information requests to the Company. Although the Company is not able to predict with certainty the timing, outcome, or consequence of the investigation, it could result in claims or actions against the Company, including litigation, regulatory enforcement actions, injunctions, monetary damages, fines or penalties, or require us to change our business practices or expend operational resources, all of which could result in a material loss or otherwise harm our business.

Regulatory Investigation by the Alaska Division of Banking and Securities

In the fourth quarter of 2018, the Company received a letter from the Alaska Division of Banking and Securities (Division) notifying it of an investigation by the Division into possible violations by the Company of the Alaska Small Loan Act. The Company has cooperated with the Division in connection with the investigation and has also notified the Division and the Alaska Department of Law of its position that the Company is not subject to the Alaska Small Loan Act. This matter is in the early stages. No assurances can be given as to the timing, outcome or consequences of this matter.

Regulatory Examinations and Actions Relating to the Company’s Business Practices and Licensing

The Company has been subject to periodic inquiries and enforcement actions brought by federal and state regulatory agencies relating to the Company’s business practices, the required licenses to operate its business and its manner of operating in accordance with the requirements of its licenses. In the past, the Company has successfully resolved inquiries in a manner that was not material to its results of financial operations in any period and that did not materially limit the Company’s ability to conduct its business.

The Company has had discussions with the Colorado Department of Law (CDL) concerning the licenses required for the Company’s servicing operations and the structure of its offerings in the State of Colorado. No assurances can be given as to the timing or outcome of this matter. The Company is also in discussions with the CDL about entering into a terminable agreement to, among other things: (i) toll the statutes of limitations on any action the CDL might bring against the Company based on the rates and charges on loans the Company facilitates and (ii) refrain from making certain loans available for investment by certain investors. No assurances can be given as to the timing, outcome or consequences of this matter.

The Company is routinely subject to examination for compliance with applicable laws and regulations in the states in which it is licensed. As of the date of this prospectus, the Company is subject to examination by the New York Department of Financial Services (NYDFS). The Company periodically has discussions with various regulatory agencies regarding its business model and has recently engaged in similar discussions with the NYDFS. During the course of such discussions, which remain ongoing, the Company decided to voluntarily comply with certain rules and regulations of the NYDFS. No assurances can be given as to the timing, outcome or consequences of this matter.

In addition, the Company has also responded to inquiries from the California Department of Business Oversight regarding the operation of the Company’s business and the overall “FinTech” industry.

Putative Class Actions

In December 2017, a putative class action lawsuit was filed against the Company in the State of Nevada (Moses v. LendingClub Corporation, 2:17-cv-03071-JAD-PAL) alleging violations of the federal Fair Credit Reporting Act. The complaint alleged that the Company improperly accessed the credit report of the plaintiff, who had formerly had a loan serviced by the Company. The complaint further alleged, on information and belief, that the Company improperly accessed credit reports of other similarly situated individuals. The Company filed a motion to compel arbitration on the grounds that the plaintiff waived the right to bring a class action and must individually arbitrate any claim. On February 6, 2019, the court issued an order granting this motion, dismissed the putative class action without prejudice, and ordered the parties to arbitrate the plaintiff’s claim. The Company denies the plaintiff’s claim and is prepared to vigorously defend against it in the event the plaintiff initiates an arbitration following the court’s recent order. No assurances can be given as to the timing, outcome or consequences of this matter.

In March 2019, a putative class action lawsuit was filed against the Company in the State of Florida (Plouffe v. LendingClub Corporation, 0:19-cv-60715-FAM) alleging violations of the federal Fair Credit Reporting Act. The complaint alleges that the Company made unauthorized credit report inquiries relating to the plaintiff following the receipt of a bankruptcy discharge by the plaintiff. The plaintiff seeks to represent a class of similarly situated individuals in the lawsuit. In May 2019, the parties agreed to submit all claims in the case to binding arbitration and to stay all court proceedings pending the outcome of the arbitration. More recently, the parties reached an agreement in principle to settle the dispute on an individual basis in a manner that does not materially impact the financial operations of the Company and the parties will work to finalize a written settlement agreement. No assurances can be given as to the timing, outcome or consequences of this matter in the event a written settlement agreement is not finalized or otherwise.

In September 2018, a lawsuit was filed against the Company in the State of New York (Accardo v. Lending Club, et al., 2:18-cv-05030-JS-AKT) asserting an individual claim under the federal Fair Credit Reporting Act against the Company. In early 2019, the plaintiff filed a motion for leave to amend his complaint in the case to assert a putative class claim under the Fair Credit Reporting Act. The plaintiff’s proposed amended complaint contends that LendingClub failed to conduct a reasonable investigation into plaintiff’s identity theft dispute and plaintiff seeks to represent a class of similarly situated individuals. The Company filed an opposition to plaintiff’s motion for leave to amend and also filed a motion to compel arbitration of plaintiff’s claim against the Company on an individual basis. The court has not yet ruled on either motion. Discovery in the case is stayed. This matter is in the early stages. No assurances can be given as to the timing, outcome or consequences of this matter.

California Private Attorneys General Lawsuit

In September 2018, a putative action under the California Private Attorney General Act was brought against the Company in the California Superior Court (Brott v. LendingClub Corporation, et al., CGC-18-570047) alleging violations of the California Labor Code. The complaint by a former employee alleges that the Company improperly failed to pay certain hourly employees for all wages owed, pay the correct rate of pay including overtime, and provide accurate wage statements. The lawsuit alleges that the plaintiff and aggrieved employees are entitled to recover civil penalties under the California Labor Code. On January 11, 2019, the Company filed a petition to compel arbitration of the plaintiff’s claims and stay the litigation pending a ruling on the motion and arbitration of the matter. Pursuant to the parties’ stipulation, in March 2019, the court issued an order staying the lawsuit pending the parties’ participation in a mediation in September 2019. This lawsuit is in the early stages. The Company denies and will vigorously defend against the allegations. No assurances can be given as to the timing, outcome or consequences of this matter.

In addition to the foregoing, the Company is subject to, and may continue to be subject to, legal proceedings and regulatory actions in the ordinary course of business. No assurance can be given as to the timing, outcome or consequences of any of these matters.

Current Regulatory Environment

We are regularly subject to claims, individual and class action lawsuits, lawsuits alleging regulatory violations, government (including state agencies) and regulatory exams, investigations, inquiries or requests, and other proceedings. The number and significance of these claims, lawsuits, exams, investigations, inquiries, requests and proceedings have increased in part because our business has expanded in scope and geographic reach, and our products and services have increased in complexity. For example, we have been subject to and experienced, and will likely continue to be subject to and experience, exams from state regulators and our legal, compliance and other costs related to such proceedings may elevate from current levels. See “About the Platform and Marketplace — Regulatory and Compliance Framework — Legal,” “Risk Factors — Risks Related to Our Business and Regulation” including the risk factors titled “We are regularly subject to litigation, and government and regulatory investigations, inquiries and requests, including matters related to our legacy management and the resignation of our former Chief Executive Officer,” “If the loans facilitated through our lending marketplace were found to violate a state’s usury laws, and/or we were found to be the true lender (as opposed to our issuing bank(s)), we may have to alter our business model and our business could be harmed” and “The regulatory framework for our business is evolving and uncertain as federal and state governments consider new laws to regulate online lending marketplaces such as ours. New laws and regulations, including uncertainty as to how the actions of any federal or state regulator could impact our business or that of our issuing bank(s)” above for more information, additional discussion and disclosure, including the potential adverse outcomes and consequences, from such proceedings.

Board Review

As a result of the Board Review and resignation of our former CEO, we have received inquiries from governmental entities, and we continue to cooperate fully with such governmental entities. An inquiry by the Federal Trade Commission (FTC) led to an action brought against the Company by the FTC. Responding to inquiries of this nature and defending the allegations in the FTC’s complaint, is costly and time consuming, can generate negative publicity, and could have a material and adverse effect on our business. See “About the Platform and Marketplace — Regulatory and Compliance Framework — Legal” for further discussion regarding the FTC litigation and related matters.

Third-party Litigation

In addition, there has been (and may continue to be) an increase in inquiries, regulatory proceedings, including exams by state regulators, and litigation challenging, among other things, licensing requirements, the application of state usury rates and lending arrangements where a bank or other third party has made a loan and then sells and assigns it to an entity that is engaged in assisting with the origination or servicing of a loan.

For example, in January 2017, the Colorado Administrator (Administrator) of the Uniform Consumer Credit Code filed suit against Avant, Inc., a company that operates an online consumer loan platform. The Administrator asserts that loans to Colorado residents facilitated through Avant’s platform were required to comply with Colorado laws regarding interest rates and fees, and that those laws were not preempted by federal laws that apply to loans originated by WebBank, the federally regulated issuing bank who originates loans through Avant’s platform, as well as through our platform. Although Avant removed its case to federal court in March 2017, the United States District Court for the District of Colorado issued an order in March 2018 remanding the case to the District Court for the City and County of Denver. In March 2018, the United States District Court for the District of Colorado also issued an order dismissing a parallel case brought by WebBank that sought a declaratory judgment regarding the applicability of preemption to Colorado usury laws and permanent injunctions against the Administrator that would prevent the Administrator from enforcing Colorado usury laws against WebBank and certain parties associated with loans originated by it. Avant thereafter filed a Motion to Dismiss in District Court for the State of Colorado and WebBank moved to intervene in the case. In August 2018, the Court granted WebBank’s motion but denied Avant’s motion. In November 2018, the Administrator added as defendants certain securitization trusts that had acquired Avant loans. The Administrator is seeking a penalty of ten times the amount of the “excess” finance charges.

As another example, in June 2019, certain Capital One and Chase credit card holders filed putative class actions in U.S. District Court in New York against certain non-bank Capital One and Chase special purpose entities and trusts, and the trustees thereof, that purchased and/or played a role in facilitating the securitization of Capital One and Chase credit card receivables. The plaintiffs allege that the preemption of New York usury laws by the National Bank Act (NBA) ceased once the credit card receivables were purchased and securitized by or via the non-bank defendants and therefore any interest being charged on the securitized receivables in excess of New York’s usury limits violates New York law. The plaintiffs seek to recoup the allegedly excessive interest payments and an order requiring the defendants to cease their allegedly wrongful conduct, among other relief. The plaintiffs in these lawsuits aim to leverage the Second Circuit’s decision in Madden v. Midland Funding, LLC that interpreted the scope of federal preemption under the NBA and held that a non-bank debt collector that purchased a loan originated by a national bank was not entitled to the benefits of federal preemption of claims of usury.

Although we believe that our program is factually distinguishable from the Madden case, an extension of the application of the Second Circuit's decision, either within or outside the states in the Second Circuit, could challenge the federal preemption of state laws setting interest rate limitations for loans made by issuing bank partners in those states.

State Inquiries

The Company has had discussions with the Colorado Department of Law (CDL) concerning the licenses required for the Company’s servicing operations and the structure of its offerings in the State of Colorado. While we believe that our program with WebBank has been structured in accordance with governing federal law, the Administrator has identified alleged “exceptions” to our compliance with provisions of the Colorado Uniform Consumer Credit Code, including with respect to permitted rates and charges. We believe that our model differs in important respects from Avant’s business model as alleged in the litigation involving Avant in Colorado. We are also in discussions with the CDL about entering into a terminable agreement with the CDL to, among other things: (i) toll the statutes of limitations on any action the CDL might bring against the Company based on the rates and charges on loans the Company facilitates and (ii) refrain from facilitating certain loans to borrowers located in Colorado available for investment by certain investors. No assurance can be given as to the timing or outcome of the CDL inquiry or any other related matters.

We are routinely subject to examination for compliance with applicable laws and regulations in the states in which we are licensed. As of the date of this prospectus, we are subject to examination by the New York Department of Financial Services (NYDFS). In July 2018, the NYDFS issued an Online Lending Report (Lending Report). The Lending Report included, among other things, an analysis of the online lenders operating in New York including their methods of operations, lending practices, interest rates and costs, products offered and complaints and investigations relating to online lenders. The Lending Report also included information and recommendations regarding protecting New York’s markets and consumers. For example, although the Lending Report noted that the rapid growth of online lending demonstrates there is value to new technologies that allow financial institutions to connect with borrowers in new ways, it noted that in many cases an online lender is the “true lender” and that lending in New York, whether through banks, credit unions or online lenders, should be subject to applicable usury limits. We periodically have discussions with various regulatory agencies regarding our business model and have recently engaged in similar discussions with the NYDFS. During the course of such discussions, which remain ongoing, we decided to voluntarily comply with certain rules and regulations of the NYDFS.

Consequences

If we are found to not have complied with applicable laws, regulations or requirements, we could: (i) lose one or more of our licenses or authorizations, (ii) become subject to a consent order or administrative enforcement action, (iii) face lawsuits (including class action lawsuits), sanctions or penalties, (iv) be in breach of certain contracts, which may void or cancel such contracts, (v) decide or be compelled to modify or suspend certain of our business practices (including limiting the maximum interest rate on certain loans facilitated through our platform and/or refraining from making certain loans available for investment by certain investors), or (vi) be required to obtain a license in such jurisdiction, which may have an adverse effect on our ability to continue to facilitate loans through our lending marketplace, perform our servicing obligations or make our lending marketplace available to borrowers in particular states; any of which may harm our business.

State Licensing Requirements

In most states we believe, because of our issuing bank model, we are exempt from or satisfy relevant licensing requirements with respect to the origination of loans we facilitate. However, we may need, and have obtained, one or more state licenses to broker, acquire, service and/or enforce loans. As needed, we have endeavored to apply and obtain the appropriate licenses. In addition, we have applied for and obtained certain licenses in a number of states that we believe are not necessary to conduct our current activities, but which may facilitate potential evolutions of our business model and provide transparency and an opportunity for interaction with state licensing authorities.

Where we have obtained licenses, state licensing statutes may impose a variety of requirements and restrictions on us, including:

•	record-keeping requirements;

•	restrictions on servicing practices, including limits on finance charges and fees;

•	usury rate caps;

•	disclosure requirements;

•	examination requirements;

•	surety bond and minimum net worth requirements;

•	financial reporting requirements;

•	notification requirements for changes in principal officers, stock ownership or corporate control;

•	restrictions on advertising;

•	data security and privacy requirements; and

•	review requirements for loan forms.

These statutes may also subject us to the supervisory and examination authority of state regulators in certain cases, and we have experienced, are currently and will likely continue to be subject to and experience exams by state regulators.

See risk factors titled “We are regularly subject to litigation, and government and regulatory investigations, inquiries and requests, including matters related to our legacy management and the resignation of our former Chief Executive Officer,” “If the loans facilitated through our lending marketplace were found to violate a state’s usury laws, and/or we were found to be the true lender (as opposed to our issuing bank(s)), we may have to alter our business model and our business could be harmed” and “The regulatory framework for our business is evolving and uncertain as federal and state governments consider new laws to regulate online lending marketplaces such as ours. New laws and regulations, including uncertainty as to how the actions of any federal or state regulator could impact our business or that of our issuing bank(s)” for more information on potential adverse outcomes and consequences resulting from a regulatory exam or related investigation, inquiry, request or proceeding.

Consumer Protection Laws

Federal and State UDAAP Laws; FTC Lawsuit. The Dodd-Frank Act contains so-called “UDAAP” provisions declaring unlawful “unfair,” “deceptive” and “abusive” acts and practices in connection with the delivery of consumer financial services, and gives the CFPB the power to enforce UDAAP prohibitions and to adopt UDAAP rules defining unlawful acts and practices. Additionally, “UDAP” provisions of the Federal Trade Commission Act (FTC Act) prohibit “unfair” and “deceptive” acts and practices in business or commerce and give the FTC enforcement authority to prevent and redress violations of this prohibition. Virtually all states have similar UDAP laws. Whether a particular act or practice violates these laws frequently involves a highly subjective and/or fact-specific judgment. On April 25, 2018, the Federal Trade Commission (FTC) filed a lawsuit in the Northern District of California (FTC v. LendingClub Corporation, No. 3:18-cv-02454) alleging causes of action for violations of the FTC Act, including claims of deception in connection with disclosures related to the origination fee associated with loans available through the Company’s platform, and in connection with communications relating to the likelihood of loan approval during the application process, and a claim of unfairness relating to certain unauthorized charges to borrowers’ bank accounts. The FTC’s complaint also alleged a violation of the Gramm-Leach-Bliley Act regarding the Company’s practices in delivering its privacy notice. In June 2018, the Company brought a motion to dismiss the FTC’s complaint, which was heard on September 13, 2018. In an order dated October 3, 2018, the Court denied the motion in part and granted the motion in part, providing the FTC with leave to amend its pleadings. On October 22, 2018, the FTC filed an amended complaint which reasserted the same causes of action from the original complaint. On November 13, 2018, the Company filed an answer to the amended complaint. The FTC subsequently filed a motion seeking to strike certain affirmative defenses pled in the answer and the Company has filed an opposition to the motion. Briefing on the motion was completed on February 7, 2019. A hearing on the motion has been scheduled for April 2, 2019. Fact discovery is also ongoing. The Company denies, and will continue vigorously defending against, the claims in the case. Notwithstanding the Company’s vigorous defense, the Company and the FTC have participated in voluntary settlement conferences and settlement discussions are ongoing. The Company is not able to predict with certainty whether the matter will be settled, or the timing, outcome, or consequence of this litigation.

State Usury Limitations. Our business model is based on our relationship with WebBank and other issuing banks and the power under federal law for national banks and FDIC-insured banks to make loans nationwide at the rate allowed by the laws of the state where the bank is located. The following authorities permit FDIC-insured depository institutions, such as WebBank, to “export” the interest rate permitted by the laws of the state or U.S. territory where the bank is located, regardless of the usury limitations imposed by the state law of the borrower’s residence unless the state has chosen to opt out of the exportation regime: Section 521 of the Depository Institution Deregulation and Monetary Control Act of 1980 (DIDA); Section 85 of the National Bank Act (NBA); federal case law interpreting the NBA such as Tiffany v. National Bank of Missouri, 85 U.S. 409 (1874), and Marquette National Bank of Minneapolis v. First Omaha Service Corporation, 439 U.S. 299 (1978); and FDIC advisory opinion 92-47.

WebBank is located in Utah, and Utah law accordingly governs the permissible rate of interest that may be charged on loans originated by WebBank. Title 70C of the Utah Consumer Credit Code does not limit the amount of fees or interest that may be charged by WebBank on loans of the type offered through our lending marketplace. While states may opt out of the regime created by federal statute that allow state banks to export to other states the interest charges allowed in the state where the bank is located, only Iowa and Puerto Rico have exercised this power. If a loan made through our lending marketplace were deemed to be subject to the usury laws of states or U.S. territories (because such state or U.S. territory has opted-out of the rate exportation regime or otherwise), we could become subject to fines, penalties and possible forfeiture of amounts charged to the borrower, if the interest charges on the loan exceeded the applicable state usury rate cap. As a result, we could decide not to facilitate loans in that jurisdiction, refrain from making certain loans available for investment by certain investors, or only facilitate loans with interest charges that do not exceed the limits in that jurisdiction, which could adversely impact our growth.

State Disclosure Requirements and Other Substantive Lending Regulations. We are also subject to state laws and regulations that impose requirements related to loan disclosures and terms, credit discrimination, credit reporting, and debt collection. Our ongoing compliance program seeks to comply with these requirements.

Truth in Lending Act. The Truth in Lending Act (TILA) and Regulation Z, which implements it, require lenders to provide consumers with uniform, understandable information concerning certain terms and conditions of their loan and credit transactions. These rules apply to our issuing banks as the creditors for loans facilitated through our lending marketplace, but because the transactions are carried out on our hosted website, we facilitate compliance. For closed-end credit transactions of the type provided through our lending marketplace, these disclosures include, among others, providing the annual percentage rate, the finance charge, the amount financed, the number of payments and the amount of the monthly payment. The creditor must provide these disclosures before a loan is consummated. TILA also regulates the advertising of credit and gives borrowers, among other things, certain rights regarding updated disclosures and the treatment of credit balances. Our lending marketplace provides borrowers with the issuing bank’s TILA disclosure at the time a borrower posts a loan request on the platform. If the borrower’s request is not fully funded and the borrower chooses to accept a lesser amount offered, we provide an updated TILA disclosure. We also seek to comply with TILA’s disclosure requirements related to credit advertising.

Equal Credit Opportunity Act. The federal Equal Credit Opportunity Act (ECOA) prohibits creditors from discriminating against credit applicants on the basis of race, color, sex, age, religion, national origin, marital status, the fact that all or part of the applicant’s income derives from any public assistance program or the fact that the applicant has in good faith exercised any right under the federal Consumer Credit Protection Act or any applicable state law. Regulation B, which implements ECOA, restricts creditors from requesting certain types of information from loan applicants and from using advertising or making statements that would discourage on a prohibited basis a reasonable person from making or pursuing an application. These requirements apply both to a lender such as WebBank as the creditor for loans facilitated through our lending marketplace as well as to a party such as ourselves that regularly facilitates a credit decision. Investors may also be subject to the ECOA in their capacity as purchasers if they are deemed to regularly participate in credit decisions. In the underwriting of loans offered through our lending marketplace, and in all aspects of operations, both WebBank and we seek to comply with ECOA’s provisions prohibiting discouragement and discrimination. ECOA also requires creditors to provide consumers and certain small businesses with timely notices of adverse action taken on credit applications.

Prospective borrowers who apply for a loan through our lending marketplace but are denied credit are provided with an adverse action notice in compliance with applicable requirements.

Fair Credit Reporting Act. The federal Fair Credit Reporting Act (FCRA), as amended by the Fair and Accurate Credit Transactions Act (FACTA), promotes the accuracy, fairness and privacy of information in the files of consumer reporting agencies. FCRA requires a permissible purpose to obtain a consumer credit report and requires persons that furnish loan payment information to credit bureaus to report such information accurately. FCRA also imposes disclosure requirements on creditors who take adverse action on credit applications based on information contained in a credit report or received from a third party and requires creditors who use consumer reports in establishing loan terms to provide risk-based pricing or credit score notices to affected consumers. When an applicant applies for a loan on our marketplace, a permissible purpose exists for obtaining a credit report on the applicant and we also obtain explicit consent from applicants to obtain such reports. As the servicer for the loan, we report loan payment and delinquency information to appropriate consumer reporting agencies. We provide an adverse action notice to a rejected applicant on WebBank’s behalf at the time the applicant is rejected that includes all the required disclosures and also comply with risk-based pricing requirements of the FCRA. We also have processes in place to ensure that consumers are given “opt-out” opportunities, as required by the FCRA, regarding the sharing of their personal information. We have also implemented an identity theft prevention program.

Fair Debt Collection Practices Act. The federal Fair Debt Collection Practices Act (FDCPA) provides guidelines and limitations on the conduct of third-party debt collectors in connection with the collection of consumer debts. The FDCPA limits certain communications with third parties, imposes notice and debt validation requirements, and prohibits threatening, harassing or abusive conduct in the course of debt collection. While the FDCPA applies to third-party debt collectors, debt collection laws of certain states impose similar requirements on creditors who collect their own debts. In addition, the CFPB prohibits unfair, deceptive or abusive acts or practices in debt collection, including first-party debt collection. Our agreement with investors prohibits investors from attempting to collect directly on the loan. Actual collection efforts in violation of this agreement are unlikely given that investors generally do not learn the identity of borrowers. We use our internal collection team and professional third-party debt collection agencies to collect delinquent accounts. They are required to comply with all applicable laws in collecting delinquent accounts of our borrowers.

Privacy and Data Security Laws. The federal Gramm-Leach-Bliley Act (GLBA) includes limitations on financial institutions’ disclosure of nonpublic personal information about a consumer to nonaffiliated third parties, in certain circumstances requires financial institutions to limit the use and further disclosure of nonpublic personal information by nonaffiliated third parties to whom they disclose such information, and requires financial institutions to disclose certain privacy policies and practices with respect to information sharing with affiliated and nonaffiliated entities as well as to safeguard personal customer information. We have a detailed privacy policy, which is accessible from every page of our website. We maintain consumers’ personal information securely, and only share such information with third parties for marketing purposes in accordance with our privacy policy and with the consent of the consumer. In addition, we take measures to safeguard the personal information of our borrowers and investors and protect against unauthorized access to this information.

Servicemembers Civil Relief Act. The federal Servicemembers Civil Relief Act (SCRA) allows military members to suspend or postpone certain civil obligations so that the military member can devote his or her full attention to military duties. The SCRA requires us to adjust the interest rate of borrowers who qualify for and request relief. If a borrower with an outstanding loan qualifies for SCRA protection, we will reduce the interest rate on the loan to 6% for the duration of the borrower’s active duty. During this period, the investors who have invested in such a loan will not receive the difference between 6% and the loan’s original interest rate. For a borrower to obtain an interest rate reduction on a loan due to military service, we require the borrower to send us a written request and a copy of the borrower’s mobilization orders. We do not take military service into account in assigning loan grades to borrower loan requests and we do not disclose the military status of borrowers to investors.

Military Lending Act. The Military Lending Act (MLA) restricts, among other things, the interest rate and other terms that can be offered to active military personnel and their dependents. The MLA caps the interest rate that may be offered to a covered borrower to a 36% military annual percentage rate, or “MAPR,” which includes certain fees such as application fees, participation fees and fees for add-on products. Prior to a recent amendment of the rules under the MLA, the MLA applied only to certain short-term loans. The rule’s amendment extends the 36% rate cap to most types of consumer credit. The MLA also requires certain disclosures and prohibits certain terms, such as mandatory arbitration if a dispute arises concerning the consumer credit product.

California Consumer Privacy Act of 2018. In 2018, the California Consumer Privacy Act was passed into law, to be effective January 1, 2020. This law would broaden consumer rights with respect to their personal information, imposing obligations to disclose the categories and specific pieces of personal information a business collects, providing consumers the right to opt out of the sale of personal information and the right to request that a business delete any personal information about the consumer under certain circumstances. The California Consumer Privacy Act could be amended prior to its effective date, which could impact the obligations imposed by the law. Other states may adopt laws similar to the California Consumer Privacy Act, and the federal government may adopt a federal law on the topic that could fully or partially preempt the California Consumer Privacy Act.

Other Regulations

Electronic Fund Transfer Act and NACHA Rules. The federal Electronic Fund Transfer Act (EFTA) and Regulation E that implements it provide guidelines and restrictions on the electronic transfer of funds from consumers’ bank accounts. In addition, transfers performed by ACH electronic transfers are subject to detailed timing and notification rules and guidelines administered by the National Automated Clearinghouse Association (NACHA). Most transfers of funds in connection with the origination and repayment of loans are performed by ACH. We obtain necessary electronic authorization from borrowers and investors for such transfers in compliance with such rules. We also comply with the requirement that a loan cannot be conditioned on the borrower’s agreement to repay the loan through automatic fund transfers. Transfers of funds through our platform are executed by Wells Fargo and conform to the EFTA, its regulations and NACHA guidelines.

Electronic Signatures in Global and National Commerce Act/Uniform Electronic Transactions Act. The federal Electronic Signatures in Global and National Commerce Act (ESIGN), and similar state laws, particularly the Uniform Electronic Transactions Act (UETA), authorize the creation of legally binding and enforceable agreements utilizing electronic records and signatures. ESIGN and UETA require businesses that want to use electronic records or signatures in consumer transactions and provide disclosures to consumers, to obtain the consumer’s consent to receive information electronically. When a borrower or investor registers on our platform, we obtain his or her consent to transact business electronically, receive electronic disclosures and maintain electronic records in compliance with ESIGN and UETA requirements.

Bank Secrecy Act. In cooperation with our issuing banks, we have implemented various anti-money laundering policies and procedures to comply with applicable federal law. With respect to new borrowers and investors, we apply the customer identification and verification program rules and screen names against the list of specially designated nationals maintained by the U.S. Department of the Treasury and OFAC pursuant to the USA PATRIOT Act amendments to the Bank Secrecy Act and its implementing regulations.

New Laws and Regulations. From time to time, various types of federal and state legislation are proposed and new regulations are introduced that could result in additional regulation of, and restrictions on, the business of consumer lending. We cannot predict whether any such legislation or regulations will be adopted or how this would affect our business or our important relationships with third parties. In addition, the interpretation of existing legislation may change or may prove different than anticipated when applied to our business model. Compliance with such requirements could involve additional costs, which could have a material adverse effect on our business. As a consequence of the extensive regulation of commercial lending in the United States, our business is particularly susceptible to being affected by federal and state legislation and regulations that may increase the cost of doing business.

Foreign Laws and Regulations. We do not permit non-U.S. based persons to register as borrowers or Notes investors on the platform and the Company does not facilitate loans to borrowers or investments in Notes outside the United States. Therefore, we do not believe that we are subject to foreign laws or regulations with respect to borrowers or retail investors in the ordinary course of business.

For more information on how the regulatory environment, enforcement actions, findings and ratings could also have an impact on our strategies, the value of our assets, or otherwise adversely affect our business see “Risk Factors — Risks Related to Our Business and Regulation” for further discussion regarding our regulatory environment.

Customer Support

We provide customer support to our borrowers and investors. For most LendingClub members, their experience is entirely web-based. We include detailed frequently asked questions (FAQs) on our website. We also post detailed fee information and the full text of our member legal agreements.

We make additional customer support available to members by email and phone. Our customer support team is located at our headquarters in San Francisco, California, or at our site in Lehi, Utah.

USE OF PROCEEDS

We will use the proceeds of each series of Notes to fund a member loan through the LendingClub platform designated by the investors purchasing such series of Notes. See “About the Platform and Marketplace” for more information.

PLAN OF DISTRIBUTION

The Notes will be offered by LendingClub or through the efforts of brokers or dealers with whom we may enter into agreements with from time to time. In connection with such agreements, we may agree to indemnify these brokers or dealers for certain liabilities, including liabilities under the Securities Act, liabilities arising from breaches of representations and warranties contained in any agreement with such brokers or dealers, and, potentially, to contribute to payments that the brokers or dealers may be required to make for these liabilities. We will pay all commissions to brokers or dealers, or in certain circumstances we, at the request of the broker or dealer, will deliver any payment that would have been paid to the broker or dealer to a specified investor.

All purchases of Notes will be made by investors through our website.

All Notes will be offered to LendingClub investors at 100% of their principal amount. There will be no underwriters or underwriting discounts or commissions paid on the Notes.

Electronic Distribution

The information on any website maintained by any other third party is not part of the prospectus or the registration statement of which the prospectus forms a part, has not been approved and/or endorsed by us and should not be relied upon by any investor.

DESCRIPTION OF THE NOTES

General

The Notes will be issued in series under an indenture, which we refer to as the indenture, dated October 10, 2008, as amended or supplemented, between LendingClub and Delaware Trust Company (formerly CSC Trust Company of Delaware), who replaced Wells Fargo Bank, N.A. as trustee in November 2013.

Each series of Notes corresponds to one member loan. All Notes will be U.S. dollar denominated, fully amortizing and have a fixed rate of interest. The Notes of each series will have a stated interest rate that is the same as the interest rate for the corresponding member loan and an aggregate stated principal amount equal to the investors’ aggregate commitment to purchase Notes. The proceeds from the sale of the Notes are designated to fund the corresponding member loan.

Notwithstanding the foregoing, we have no obligation to make any payments on the Notes unless, and then only to the extent that, LendingClub has received payments on the corresponding member loan, as described under “Payments on the Notes.” The Notes will also be subject to prepayment without penalty under certain circumstances as described under “Prepayments.”

Notes of each series will have an initial term of three or five years. If there are amounts owed to LendingClub from the corresponding member loan with a three-year term at the initial maturity of a Note, the term of the Note will be automatically extended to the fifth anniversary of initial issuance, which we refer to as the “final maturity,” to allow the holder to receive any payments that we receive on the corresponding member loan after the maturity of the corresponding member loan. LendingClub will not extend the term for any Note with a corresponding member loan with a five-year term.

The indenture does not limit the aggregate principal amount of Notes that we can issue under the indenture, but each series of Notes will be effectively limited to a maximum principal amount of $40,000, which is the largest possible initial principal amount of a Standard Program Loan. If we decide to change the maximum amount of a permitted borrower loan request in the future, then the maximum aggregate principal amount of Notes per series would also increase. The aggregate principal amount of Notes of each series will equal the aggregate amount of funds to fund the corresponding member loan. When we directly fund some or all of a member loan, no Notes will be issued to us for the amounts of the member loan that we determine to fund.

We will use all proceeds we receive from sales of the Notes to purchase the corresponding member loans from WebBank.

Ranking

The Notes will not be contractually senior or contractually subordinated to any other indebtedness of LendingClub. The Notes will be unsecured special, limited obligations of LendingClub. LendingClub will be obligated to pay principal and interest on each Note in a series only if and to the extent that we receive principal, interest or late fee payments from the borrowers on the corresponding member loan funded by the proceeds of that series. Borrower loan payments will be shared ratably among all Notes of the series after deduction of our 1.00% servicing fee and any payments due to us for portions of the member loan, if any, funded directly by us. In the event of a bankruptcy or similar proceeding of LendingClub, the relative rights of the holder of a Note as compared to the holders of common stock or other unsecured indebtedness of LendingClub with respect to payment from the proceeds of the member loan corresponding to that Note or other assets of LendingClub is uncertain. If LendingClub were to become subject to a bankruptcy or similar proceeding, the holder of a Note will have an unsecured claim, equal to or senior in priority to LendingClub’s stockholders that may or may not be limited in recovery to the corresponding borrower loan payments.

The indenture does not contain any provisions that limit LendingClub’s ability to incur indebtedness in addition to the Notes.

Payments and Paying Agents

Subject to the limitations described under “Limitations on Payments,” LendingClub will typically make payments of principal and interest in accordance with the payment schedule for the corresponding member loans on the Notes within one business day of receiving (i) any payments or prepayments of principal and interest, (ii) any late fees and any amounts received by LendingClub upon collection efforts with respect to the corresponding member loan, but excluding fees received when our payment request is denied, (iii) any collection fees imposed by us or our collection agencies, (iv) and any payments due to us on account of portions of the corresponding member loan, if any, funded by LendingClub itself (the “Member Loan Payments”). Each Note will have a payment schedule providing for either 36 or 60 monthly payments on specified payment dates that follow the due date for each installment of principal and interest on the corresponding member loan.

The stated interest rate on each Note will be the same as the interest rate on the corresponding member loan and interest will be computed and will accrue on the Note in the same manner as the interest on the corresponding member loan is computed and accrues. The servicing fee described below will reduce the effective yield on your Notes below their stated interest rate.

LendingClub will be the initial paying agent for the Notes. LendingClub will make all required payments on each Note to the LendingClub account of the holder in whose name the Note is registered on the record date for the relevant payment date. The record date for each payment date shall be the second business day prior to the actual payment date. If a payment date falls on a date that is not a business day, then such payment will be made on the next succeeding business day.

Limitations on Payments

Each holder of a Note’s right to receive principal and interest payments and other amounts in respect of that Note is limited in all cases to the holder’s pro rata portion of the amounts, if any, equal to the Member Loan Payments from the corresponding member loan minus the applicable servicing fee and the interest accrued, on a calendar day basis, from the date of closing of the corresponding loan to the original issue date of the Note (Holding Period Interest Charge). The servicing fee is an amount equal to 1.00% of all Member Loan Payments, net of the Holding Period Interest Charge.

LendingClub may charge a $15.00 fee or such lesser amount permitted by law when LendingClub’s payment request is denied for any reason (unsuccessful payment fee), including but not limited to, insufficient funds in the borrower’s bank account or the closing of that bank account. As noted elsewhere in this prospectus, LendingClub retains 100% of any unsuccessful payment fees charged to borrowers.

To the extent that anticipated member loan payments from a borrower loan are not received by LendingClub, no payments will be due and payable by LendingClub on the Notes related to that member loan, and a holder of a Note will not have any rights against LendingClub, the borrower or the member loan corresponding to such holder’s Note.

Prepayments

To the extent that a borrower prepays a corresponding member loan, the prepayment amount will be a Member Loan Payment and holders of Notes related to that corresponding member loan will be entitled to receive their pro rata shares of the prepayment net of the applicable servicing fee described above. See “About the Platform and Marketplace — How Our Platform Operates — Illustration of Servicing fee if Prepayment Occurs.” In the case of a partial prepayment of a corresponding member loan, we typically reduce the outstanding principal balance without changing the monthly payment amount, which effectively reduces the term of the loan. However, there may be circumstances in which partial prepayments are applied in a different manner and the effect on outstanding principal, monthly payment amount, or term of the loan will vary based on individual circumstances.

Mandatory Redemption

LendingClub will redeem all of the Notes of the series corresponding to such member loan for 100% of the outstanding principal amount of such Notes when the corresponding member loan has been obtained as a result of verified identity theft or certain types of fraud on the part of the purported borrower. We may, in our discretion, require proof of the identity theft or fraud, such as an ID theft affidavit and/or a copy of the police report filed by the person whose identity was wrongfully used to obtain the corresponding member loan.

Servicing Covenant

We are obligated to use commercially reasonable efforts to service and collect the member loans, in good faith, accurately and in accordance with industry standards customary for servicing loans such as the member loans. If we refer a delinquent member loan to a collection agency, that referral shall be deemed to constitute commercially reasonable servicing and collection efforts. Furthermore, we may, at any time and from time to time, amend or waive any term of a member loan, and may transfer, sell or cancel any member loan where any payment is more than 120 days delinquent without the consent of any holder of any Notes of the series corresponding to such member loan. In the event that we undertake such a modification, waiver, transfer, sale or cancellation, the status will be reflected in an investor’s account. See “About the Platform and Marketplace — Post-Closing Loan Servicing and Collection” for a description of LendingClub’s imposition of late fees. LendingClub will also be obligated to use commercially reasonable efforts to maintain backup servicing arrangements providing for the servicing of the member loans.

The indenture contains no financial covenants or other covenants limiting our operations or activities, including the incurrence of indebtedness.

Consolidation, Merger, Sale of Assets

The indenture prohibits us from consolidating with or merging into another business entity or conveying, transferring or leasing our properties and assets substantially as an entirety to any business entity, unless:

•
the surviving or acquiring entity is a U.S. corporation, limited liability company, partnership or trust and it expressly assumes our obligations with respect to the outstanding Notes by executing a supplemental indenture;

•	immediately after giving effect to the transaction, no default shall have occurred or be continuing; and

•
we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that the transaction, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the indenture and all conditions precedent relating to such transaction have been complied with.

Denominations, Form and Registration

Except as may be provided otherwise for a particular series of Notes, we will issue Notes in denominations of $25 and integral multiples of $25. The Notes will be issued only in registered form and only in electronic form. This means that each Note will be stored on our website. You can view your Notes online and print copies for your records, by visiting your secure, password-protected webpage in the “My Account” section of our website. We will not issue certificates for the Notes. Investors will be required to hold their Notes through LendingClub’s electronic Note register.

The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability of such persons to purchase Notes.

We reserve the right to issue certificated Notes only if we determine not to have the Notes held solely in electronic form.

We and the trustee will treat the investors in whose names the Notes are registered as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever with respect to the Notes.

Restrictions on Transfer

The Notes will not be listed on any securities exchange and must be held by a registered Note investor. The Notes generally will not be transferable except through the Note secondary trading platform, Folio Investing. Under the terms of the Notes, any transfer of a Note will be wrongful unless (1) the transfer is effected on a trading system that we approve as a resale trading system and (2) the Note has been presented by the registered holder to us or our agent for registration of transfer. The registrar for the Notes, which initially will be us, will not be obligated to recognize any purported transfer of a Note, except a transfer through the trading system or except as required by applicable law or court order. There can be no assurance, however, that an active market for Notes will develop on the trading system, that particular Notes will be resold or that the system will continue to operate. The secondary trading platform is not available to residents of all states. Therefore, investors must be prepared to hold their Notes to maturity. See “About the Platform and Marketplace — Secondary trading platform.”

Full Amortization; No Sinking Fund

The Notes are fully amortizing. There will be no sinking fund or any other sums of money set aside for payments for the Notes.

Events of Default

Under the terms of the indenture, any of the following events will constitute an event of default for a series of Notes:

•	our failure to make required payments on the Notes for 30 days past the applicable due date;

•
our failure to perform, or the breach of, any other covenant for the benefit of the holders of the Notes of such series which continues for 90 days after written notice from the trustee or holders of 25% of the outstanding principal amount of the debt securities of all series for which such default exists as provided in the indenture, subject to an additional 90 day cure period; or

•	specified events relating to our bankruptcy, insolvency or reorganization.

It is not a default or event of default under the terms of the indenture if we do not make payments when a borrower does not make payments to us on the member loan corresponding with the particular series of Notes. In that case, we are not required to make payments on Notes, so no default occurs. An event of default with respect to one series of Notes is not automatically an event of default for any other series.

If an event of default occurs due to bankruptcy, insolvency or reorganization as provided in the indenture then the stated principal amount of the Notes shall become due and payable immediately without any act by the trustee or any holder of Notes.

The holders of a majority in aggregate principal amount of the outstanding Notes of any series, by notice to the trustee (and without notice to any other holder of Notes), may on behalf of the holders of all such Notes, waive an existing default with respect to such Notes and its consequences except (1) a default in the payment of amounts due in respect of such Notes or (2) a default in respect of a provision of the indenture that cannot be amended without the consent of each holder affected by such waiver. When a default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or impair any consequent right.

A holder of any Note of any series may not institute a suit against us for enforcement of such holder’s rights under the indenture or pursue any other remedy with respect to the indenture or the Notes unless:

•	the holder gives to the trustee written notice stating that an event of default with respect to the Notes is continuing;

•	the holders of at least 25% in aggregate principal amount of the outstanding Notes of that series make a written request to the trustee to pursue the remedy;

•	such holder or holders offer to the trustee security or indemnity satisfactory to it against any loss, liability or expense satisfactory to the trustee;

•	the trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

•	the holders of a majority in aggregate principal amount of the outstanding Notes of that series do not give the trustee a direction inconsistent with such request during such 60-day period.

The indenture requires us every year to deliver to the trustee a statement as to performance of our obligations under the indenture and as to any defaults.

A default in the payment of any of the Notes or a default with respect to the Notes that causes them to be accelerated, may give rise to a cross-default under our other indebtedness.

Satisfaction and Discharge of the Indenture

The indenture will generally cease to be of any further effect with respect to a series of Notes if:

•	all of the Notes of that series (with certain limited exceptions) have been delivered for cancellation; or

•
all of the Notes of that series not previously delivered for cancellation have become due and payable or will become due and payable within one year and we have deposited with the trustee as trust funds the entire amount sufficient to pay at maturity all of the amounts due with respect to those Notes;

In either case above, we also pay or cause to be paid all other sums payable under the indenture by us and deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent to the satisfaction and discharge of the indenture have been complied with.

The indenture does not contain any provisions for legal or covenant defeasance of the Notes.

Governing Law

The indenture and the Notes will be governed by the laws of the State of New York without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

Information Concerning the Trustee

Delaware Trust Company is the trustee under the indenture. If and when the trustee becomes a creditor of ours, the trustee will be subject to the provisions of the Trust Indenture Act regarding the collection of claims against us. The trustee and its affiliates will be permitted to engage in other transactions; however, if they acquire any conflicting interest, the conflict must be eliminated or the trustee must resign.

Investor Agreement

When registering on the platform, the investor enters into an investor agreement with us that governs the investor’s purchases of Notes from time to time through us, Folio Investing or any other entity, person or platform. Under the agreement, we provide the investor the opportunity, through our platform, to review loan requests, purchase Notes and instruct us to apply the proceeds from the sale of each Note to the funding of a portion of a specific member loan the investor has designated.

Under the agreement, the investor must commit to purchase a Note to fund a portion of a member loan prior to the origination of that loan by our issuing bank. At the time the investor commits to purchase a Note, the investor must have sufficient funds in their applicable investment account (either the investor’s LendingClub account or an account with the third-party entity, person or platform, as applicable) to complete the purchase, and the investor will not have access to those funds after making the purchase commitment unless and until we notify the investor (directly or indirectly) that the member loan will not be funded. This does not apply to Notes purchased through Folio Investing or any other secondary trading platform, as such member loans corresponding to such Notes have already been funded. Once the investor makes a purchase commitment, it is irrevocable regardless of whether the full amount of the borrower applicant’s loan request is funded. If the member loan does not close, then we will inform the investor and release that investor from the purchase commitment.

After the member loan closes, the corresponding Note will be sold to the investor (directly or indirectly) immediately after we purchase the corresponding member loan from our issuing bank. We typically purchase the corresponding member loan two business days after the corresponding member loan is issued by our issuing bank (this period may be up to five calendar days). As a result of this process, the investor (or the party the investor purchased the Note from on Folio Investing) will hold each Note purchased for less than one month before the first payment is due, making the first payment due to the investor (or the party the investor purchased the Note from) slightly less than subsequent monthly payments.

The agreement describes our limited obligation to redeem Notes in the case of verified identity theft or certain types of fraud, which is described above. The investor agrees that in such circumstances the investor will have no rights with respect to any such Notes except the crediting of the purchase price (less any applicable fees) to the investor’s account.

The investor agrees that the investor has no right to make any attempt, directly or through any third party, to take any action to collect from the borrowers on the investor’s Notes or the corresponding member loans. The investor also agrees that any information provided to us, directly or indirectly, may be used in accordance with our privacy policy.

The investor acknowledges that the Notes are intended to be indebtedness of LendingClub for U.S. federal income tax purposes and agrees not to take any position inconsistent with that treatment of the Notes for tax, accounting, or other purposes, unless required by law. The investor also acknowledges that the Notes will be subject to the original issue discount rules of the Internal Revenue Code of 1986, as amended, as described under “Material U.S. Federal Income Tax Considerations — Taxation of Payments on the Notes.”

The investor acknowledges that the Notes are not transferable at this time and that the investor intends to hold the Notes until maturity and has no intention to distribute the Notes.

The investor acknowledges and agrees that the investor may not place an initial purchase order of Notes in the amount of $5,000,000 or more without the prior consent of LendingClub. In addition, if a subsequent addition of funds to an investor’s account(s) would bring the total aggregate value of the investor’s funds directly or indirectly allocated to the investor’s LendingClub account to an amount $5,000,000 or more, the investor may not place an additional purchase order for Notes or allocate additional funds directly or indirectly to the investor’s LendingClub account.

The agreement describes the limitations on payments on the Notes, which are described above. We expressly disclaim any representations as to a borrower’s ability to pay the corresponding member loan and do not act as a guarantor of any corresponding member loan payments by any borrower.

The parties make customary representations and warranties to each other, and the investor represents and warrants that the investor has not made a decision in connection with any loan requests on the LendingClub platform on any prohibited basis set forth in the Equal

Credit Opportunity Act and Regulation B or any applicable state or local laws, regulations, rules or ordinances concerning credit discrimination.

The investor acknowledges and agrees that the investor will not represent itself as a LendingClub affiliate, charge any borrower any fee in exchange for the investor’s agreement to purchase or recommend the borrower member’s loan, engage in any activities that require a license as a loan broker, or violate any applicable federal, state or local laws.

The investor acknowledges and agrees that we assume no advisory or fiduciary responsibility in the investor’s favor in connection with the purchase and sale of the Notes and we have not provided the investor with any legal, accounting, regulatory or tax advice with respect to the Notes.

The agreement provides that neither party is liable to the other party for any lost profits, or special, exemplary, consequential or punitive damages.

The investor agrees to indemnify us against all claims, liabilities, actions, costs, damages, losses, demands and expenses resulting from any material breach of any obligation undertaken by the investor under the investor agreement, or resulting from the investor’s acts, omissions or representations relating to LendingClub.

The agreement provides that it is subject to binding arbitration. It also provides that the parties waive a jury trial in any litigation related to the agreement and any member loans or other agreements related to the investor agreement. The agreement will be governed by the laws of the State of Delaware without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion regarding the material U.S. federal income tax considerations generally applicable to purchasers of Notes is based on the U.S. Internal Revenue Code of 1986, as amended (the Code), Treasury regulations promulgated thereunder (Treasury Regulations), administrative pronouncements of the U.S. Internal Revenue Service (IRS) and judicial decisions, all as currently in effect and all of which are subject to change and to different interpretations. Changes to any of the foregoing authorities could apply on a retroactive basis, and could affect the U.S. federal income tax consequences described below.

This discussion does not address all of the U.S. federal income tax considerations that may be relevant to a particular investor’s circumstances, and does not discuss any aspect of U.S. federal tax law other than income taxation or any state, local or non-U.S. tax consequences of the purchase, ownership and disposition of the Notes. This discussion applies only to investors who hold the Notes as capital assets within the meaning of the Code (generally, property held for investment). This discussion does not address U.S. federal income tax considerations applicable to investors that may be subject to special tax rules, such as:

•	securities dealers or brokers, or traders in securities electing mark-to-market treatment;

•	banks, thrifts, or other financial institutions;

•	insurance companies;

•	regulated investment companies or real estate investment trusts;

•	tax-exempt organizations;

•	persons holding Notes as part of a “straddle,” “hedge,” “synthetic security” or “conversion transaction” for U.S. federal income tax purposes, or as part of some other integrated investment;

•	partnerships or other pass-through entities;

•	persons subject to the alternative minimum tax or Medicare contribution tax on net investment income;

•	persons subject to special tax accounting rules under section 451(b) of the Code;

•	certain former citizens or residents of the United States;

•	Non-U.S. Holders (as defined below); or

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar.

As used herein, a “U.S. Holder” is a beneficial owner of Notes that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate whose income is subject to U.S. federal income tax regardless of its source, or (iv) a trust if (A) a United States court has the authority to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined under the Code) are authorized to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person. A “Non-U.S. Holder” is any beneficial owner of a Note that, for U.S. federal income tax purposes, is not a U.S. Holder and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A partnership holding Notes, and partners in such a partnership, should consult their own tax advisors with regard to the U.S. federal income tax consequences of the purchase, ownership and disposition of the Notes by the partnership.

THIS DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PERSON. ACCORDINGLY, ALL PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES RELATING TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES BASED ON THEIR PARTICULAR CIRCUMSTANCES.

Classification of the Notes

No authority directly addresses the treatment of the Notes or instruments similar to the Notes for U.S. federal income tax purposes. In general, a taxpayer is bound by the form of a transaction for U.S. federal income tax purposes. In form, the Notes will be obligations of LendingClub. Accordingly, although the matter is not free from doubt, LendingClub will treat the Notes as indebtedness of LendingClub for U.S. federal income tax purposes.

The IRS may take contrary positions and, accordingly, no assurance can be given that the IRS or a court will agree with the tax characterizations and tax consequences described below. Where the form of a transaction does not reflect the economic realities of the transaction, the substance rather than the form should determine the tax consequences. Each series of Notes will correspond to a member loan, and LendingClub has no obligation to make any payments on the Notes unless, and then only to the extent that, LendingClub has received payments on the corresponding member loan. Accordingly, the IRS could determine that, in substance, each investor owns a proportionate interest in the corresponding member loan for U.S. federal income tax purposes. The IRS could also determine that the Notes are not indebtedness of LendingClub but another financial instrument (including an equity interest or a derivative financial instrument).

Any differing treatment of the Notes could significantly affect the amount, timing and character of income, gain or loss, or the deductibility of servicing fees and collection fees, in respect of an investment in the Notes. Accordingly, all prospective purchasers of the Notes are advised to consult their own tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of the Notes (including any possible differing treatments of the Notes).

The following discussion is based upon the assumption that each Note will be treated as a debt instrument of LendingClub for U.S. federal income tax purposes. Unless otherwise noted, the following discussion assumes that the Notes will not be subject to the rules governing contingent payment debt instruments.

Taxation of Payments on the Notes

The Notes will have original issue discount, or OID, for U.S. federal income tax purposes because the interest on the Notes is not unconditionally payable at least annually by LendingClub, but rather payments are made to the investors to the extent payments are received by LendingClub on the corresponding member loan. A U.S. Holder of a Note will be required to include such OID in income as ordinary interest income for U.S. federal income tax purposes as it accrues under a constant yield method, regardless of such U.S. Holder’s regular method of tax accounting. If a Note is paid in accordance with its payment schedule, which will be available on the holder’s account page at www.lendingclub.com, the amount of OID includible in income by a U.S. Holder is anticipated to be based on the yield of the Note determined net of the 1.00% servicing fee or collection fee, as described below. If a payment on a Note is not made in accordance with such payment schedule, for example because the borrower did not make timely payment in respect of the corresponding member loan, a U.S. Holder will be required to include such amount of OID in taxable income as interest even though such interest has not been paid.

The Treasury Regulations governing OID provide special rules for determining the amount and accrual of OID for debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies. If the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, the amount and accrual of OID is determined based on that payment schedule. In addition, under the applicable Treasury Regulations, remote and/or incidental contingencies generally may be ignored. A contingency relating to the amount of a payment is incidental if, under all reasonably expected market conditions, the potential amount of the payment is insignificant relative to the total expected amount of the remaining payments on the debt instrument. A contingency relating to the timing of a payment is incidental if, under all reasonably expected market conditions, the potential difference in the timing of the payment is insignificant. The determination of whether a single payment schedule is significantly more likely than not to occur, or whether a contingency is remote or incidental, is made for each Note individually.

The Notes provide for one or more alternative payment schedules because LendingClub is obligated to make payments on a Note only to the extent that LendingClub receives payments on the corresponding member loan. The payment schedule for each Note, which will be available on the holder’s account page at www.lendingclub.com, provides for payments of principal and interest on the Note in accordance with the payment schedule for the corresponding member loan. In addition to scheduled payments, LendingClub will prepay a Note to the extent that a borrower prepays the member loan corresponding to the Note, and late fees collected on the member loan corresponding to a Note will be paid to the holders of the Note. Notwithstanding such contingencies, LendingClub has determined to use the payment schedule of a Note (determined net of the 1.00% servicing fee or collection fee) to determine the amount and accrual of OID on the Note because LendingClub believes that a Note is significantly more likely than not to be paid in accordance with such payment schedule and/or the likelihood of nonpayment, prepayment, or late payment by the borrower on the member loan corresponding to such Note will be remote or incidental. If, in the future, LendingClub determines that the previous sentence does not apply to a Note, LendingClub anticipates that it will be required to determine the amount and accrual of OID for such Note pursuant to the rules applicable to contingent payment debt instruments, which are described below, and shall so notify U.S. Holders of the Note.

LendingClub’s determination is not binding on the IRS. If the IRS determines that the Notes are “contingent payment debt instruments” due to the contingencies described above (or in the future, if LendingClub so concludes with respect to a particular series of Notes), the Notes will be subject to special rules applicable to contingent payment debt instruments. Such rules generally require a holder to (i) accrue interest income based on a projected payment schedule and comparable yield, which may be higher or lower than the stated interest rate on the Notes, and (ii) treat as ordinary income, rather than capital gain, any gain recognized on the sale, exchange, or retirement of the debt instrument and treat any loss recognized on such a disposition as an ordinary loss to the extent of prior OID inclusions and as capital loss thereafter. This discussion assumes that the Notes are not subject to the contingent payment debt instrument rules.

The OID on a Note will equal the excess of the Note’s “stated redemption price at maturity” over its “issue price.” The stated redemption price at maturity of a Note includes all payments of principal and stated interest on the Note (net of the 1.00% servicing fee or collection fee) under the payment schedule of the Note. The issue price of the Notes will equal the principal amount of the Notes.

The amount of OID includible in a U.S. Holder’s income for a taxable year is the sum of the “daily portions” of OID with respect to the Note for each day during the taxable year in which the holder held the Note. The daily portion of OID is determined by allocating to each day of any accrual period within a taxable year a pro rata portion of an amount equal to the product of such Note’s adjusted issue price at the beginning of the accrual period and its yield to maturity (properly adjusted for the length of the period). The adjusted issue price of a Note at the beginning of any accrual period should be its issue price, increased by the aggregate amount of OID previously accrued with respect to the Note, and decreased by any payments of principal and interest previously made on the Note. A Note’s yield to maturity should be the discount rate that, when used to compute the present value of all payments of principal and interest to be made on the Note (net of the 1.00% servicing fee or collection fee) under the payment schedule of the Note, produces an amount equal to the issue price of such Note.

Cash payments of interest and principal under the payment schedule on the Notes will not be separately included in income, but rather will be treated first as payments of previously accrued but unpaid OID and then as payments of principal.

Under the treatment described above, the ordinary interest income, in conjunction with the capital loss treatment of any loss recognized upon the sale, retirement or other taxable disposition of the Notes or in the event that a Note becomes wholly worthless, could result in adverse tax consequences to holders of the Notes because the deductibility of capital losses is subject to limitations (see the discussion below under – Sale, Retirement or Other Taxable Disposition of Notes and – Losses as a Result of Worthlessness).

The IRS may take the position that the 1.00% servicing fee or collection fee does not reduce the amount of OID a U.S. Holder should include in income and that such fees should properly be classified as “miscellaneous itemized deductions.” In that case, the 1.00% servicing fee or collection fee is not deductible by non-corporate U.S. Holders for taxable years beginning before January 1, 2026. Thereafter, miscellaneous itemized deductions are only deductible to the extent such deductions exceed two percent of the non-corporate U.S. Holder’s adjusted gross income. In addition, such deductions may be subject to phase-outs and other limitations. Moreover, miscellaneous itemized deductions are not deductible by a non-corporate U.S. Holder in calculating its alternative minimum tax liability.

Sale, Retirement or Other Taxable Disposition of Notes

Upon the sale, retirement or other taxable disposition of a Note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between the amount realized upon the sale, retirement or other taxable disposition and the U.S. Holder’s adjusted tax basis in the Note. In general, the U.S. Holder’s adjusted tax basis of the Note will equal the U.S. Holder’s cost for the Note, increased by the OID and market discount previously included in gross income by the holder, as discussed below, and reduced by any payments previously received by the holder in respect of the Note.

Except as described below with respect to any Note acquired at a market discount or, as discussed above, treated as a contingent payment debt instrument, such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, retirement or other taxable disposition, such Note has been held for more than one year. Certain non-corporate U.S. Holders, including individuals, may be eligible for preferential rates of U.S. federal income taxation in respect of long-term capital gains. The deductibility of capital losses is subject to limitations under the Code.

Prepayments

As discussed above, LendingClub will prepay a Note to the extent that a borrower prepays the member loan corresponding to the Note. If LendingClub prepays a note in full, the Note will be treated as retired, and, as described above, a U.S. Holder generally will have gain or loss equal to the difference, if any, between the amount realized upon the retirement and the U.S. Holder’s adjusted tax basis in the Note. If LendingClub prepays a Note in part, a portion of the Note will be treated as retired. Generally, for purposes of determining (i) the gain or loss attributable to the portion of the Note retired and (ii) the OID accruals on the portion of the Note remaining outstanding, the adjusted issue price, holder’s adjusted tax basis, and the accrued but unpaid OID of the Note, determined immediately before the prepayment, will be allocated between the two portions of the Note based on the portion of the Note that is treated as retired. The yield to maturity of a Note is not affected by a partial prepayment.

Market Discount

If a U.S. Holder purchases a Note on the secondary trading platform for an amount that is less than the adjusted issue price of the Note at the time of purchase, the amount of the difference will be treated as “market discount” for U.S. federal income tax purposes, unless that difference is less than a specified de minimis amount, as described in the Code. Under the market discount rules, a U.S. Holder generally will be required to treat any principal payments received in respect of the Note, and any gain derived from the sale, retirement or other disposition of the Note, as ordinary income to the extent of the market discount that has accrued on the Note but that has not previously been included in gross income by the U.S. Holder. Such market discount will accrue on the Note on a ratable basis over the remaining term of the Note unless the U.S. Holder elects to accrue market discount on a constant yield basis. In addition, a U.S. Holder may be required to defer until the maturity of the Note, or its earlier disposition in a taxable transaction, the deduction of all or a portion of any interest expense incurred on indebtedness incurred or continued to purchase or carry such Note.

A U.S. Holder may elect to currently include market discount in gross income as it accrues, under either a ratable or constant yield method, in which case the rules described in the prior paragraph regarding characterization of payments and gain as ordinary income and the deferral of interest deductions will not apply. An election to currently include market discount in gross income, once made, applies to all market discount obligations acquired by the U.S. Holder on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. Investors should consult their own tax advisors before making this election.

Acquisition Premium

If a U.S. Holder purchases a Note on the secondary trading platform for an amount greater than the Note’s adjusted issue price but less than the sum of all amounts payable on the Note after the purchase date, the Note will be treated as acquired at an acquisition premium. For a Note acquired with an acquisition premium, the amount of OID that the U.S. Holder must include in gross income with respect to the Note for any taxable year will be reduced by the portion of the acquisition premium properly allocable to such taxable year.

If a U.S. Holder purchases a Note on the secondary trading platform for an amount in excess of the sum of all amounts payable on the Note after the purchase date, the U.S. holder will not be required to include OID in income with respect to the Note.

Late Payments

As discussed above, late fees collected on the member loan corresponding to the Notes will be paid to the holders of the Notes. LendingClub anticipates that any late fees paid will be insignificant relative to the total expected amount of the remaining payments on the Note. In such case, any late fees paid to a U.S. Holder of Notes should be taxable as ordinary income at the time such fees are paid or accrued in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

Nonpayment of Member Loans Corresponding to Note — Automatic Extension

In the event that LendingClub does not make scheduled payments on a Note as a result of nonpayment by a borrower on the member loan corresponding to the Note, a U.S. Holder must continue to accrue and include OID on a Note in taxable income until the initial maturity date or, in the case of an automatic extension for a three (3) year term loan, the final maturity date, except as described below. Solely for purposes of the OID rules, the Note may be treated as retired and reissued on the scheduled payment date for an amount equal to the Note’s adjusted issue price on that date. As a result of such reissuance, the amount and accrual of OID on the Note may change. At the time of the deemed reissuance, due to nonpayment by the borrower, LendingClub may not be able to conclude that it is significantly more likely than not that the Note will be paid in accordance with one payment schedule and/or that the likelihood of future nonpayment, prepayment, or late payment by the borrower on the member loan corresponding to such Note will be remote or incidental. Accordingly, the Note may become subject to the contingent payment debt instrument rules (which are discussed above) even if not subject to these rules at the time of original issuance. In addition, in the event that a three (3) year term Note’s maturity date is automatically extended because amounts remain due and payable on the initial maturity date by the borrower on the member loan corresponding to the Note, the Note may be treated as reissued and become subject to the contingent payment debt instrument rules. As discussed above, contingent payment debt instruments are subject to special rules. If LendingClub determines that a Note is subject to the contingent payment debt instrument rules as a result of such a reissuance, it will notify the U.S. holders and provide the projected payment schedule and comparable yield.

If collection on a Note becomes doubtful, a U.S. Holder may be able to stop accruing OID on the Note. Under current IRS guidance, it is not clear whether a U.S. Holder may stop accruing OID if scheduled payments on a Note are not made. U.S. Holders should consult their own tax advisors regarding the accrual and inclusion of OID in income when collection on a Note becomes doubtful.

Losses as a Result of Worthlessness

In the event that a Note becomes wholly worthless, a U.S. Holder generally should be entitled to deduct the holder’s adjusted tax basis in the Note as a capital loss in the taxable year the Note becomes wholly worthless. The portion of the U.S. Holder’s adjusted tax basis attributable to accrued but unpaid OID may be deductible as an ordinary loss, although such treatment is not entirely free from doubt. U.S. Holders should consult their own tax advisors regarding the character and timing of losses attributable to Notes that become worthless.

Backup Withholding and Information Reporting

In general, LendingClub will be required to provide information returns to non-corporate U.S. Holders, and corresponding returns to the IRS, with respect to (i) payments, and accruals of OID, on the Notes (generally reported on IRS Form 1099-OID) and (ii) payments with respect to proceeds from a sale, retirement or other taxable disposition of a Note (generally reported on IRS Form 1099-B). In addition, a non-corporate U.S. Holder may be subject to backup withholding (currently at a 24% rate) on such payments if the U.S. Holder (i) fails to provide an accurate taxpayer identification number to the payor; (ii) has been notified by the IRS of a failure to report all interest or dividends required to be shown on its U.S. federal income tax returns; or (iii) in certain circumstances, fails to comply with applicable certification requirements or otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis. U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding rules in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

STATISTICAL INFORMATION ON OUR STANDARD PROGRAM LOAN PORTFOLIO

Statistical Information on the Standard Program Loan Portfolio

The tables and charts set forth below relate only to Standard Program Loans available for investment by Notes investors (Grades A-D). The information below is current as of June 30, 2019. More current information may be found on our website.

In regards to the following historical information, prior performance is no guarantee of future results or outcomes.

From inception to June 30, 2019, we facilitated Standard Program Loans (Grades A-D) with an average original principal amount of approximately $14,967 and an aggregate original principal amount of approximately $34.6 billion.

The following table presents aggregated information about Standard Program Loans (available for investment by Notes investors) issued for the period from inception to June 30, 2019, grouped by the loan grade assigned by us:
Standard Program Loans Issued from Inception to June 30, 2019 by Grade (A-D)

Loan Grade	Number of Loans	Average Interest Rate	Total Amount Issued ($)
A1	102,373	5.76%	1,604,726,000
A2	81,976	6.62%	1,177,770,100
A3	84,893	7.16%	1,204,424,550
A4	119,858	7.71%	1,847,016,500
A5	122,954	8.27%	1,783,969,275
B1	138,975	9.24%	2,021,520,375
B2	139,949	10.09%	2,057,416,150
B3	142,179	10.74%	2,021,726,450
B4	157,899	11.49%	2,317,632,975
B5	154,213	12.14%	2,192,923,625
C1	158,992	12.88%	2,330,449,950
C2	142,853	13.65%	2,105,508,875
C3	140,807	14.23%	2,156,858,725
C4	137,497	15.00%	2,146,073,325
C5	127,834	15.91%	1,985,340,000
D1	89,470	16.79%	1,376,691,650
D2	86,010	17.96%	1,328,534,575
D3	70,829	18.69%	1,113,057,175
D4	60,552	19.27%	966,885,500
D5	51,192	20.51%	854,879,175
Total	2,311,305	12.32%	34,593,404,950

The following table presents aggregated consumer reporting agency information for Standard Program Loans issued from our inception to June 30, 2019, grouped by the loan grade assigned by us. This information is reported in the table as of the time of the loan application. This information includes Standard Program Loans that we classified as identity theft. In cases of verified identity theft, we write-off the Standard Program Loan and pay the holder of the related Notes an amount equal to the unpaid principal balances due. As used in this table, “Delinquencies in the Last Two Years” means the number of 30+ days past-due incidences of delinquency in the borrower’s credit file for the preceding two years from the date of loan application. We do not independently verify this information. All figures other than loan grade are agency reported at the time of application.

Consumer Reporting Agency Information for Standard Program Loans issued from Inception to June 30, 2019, grouped by Grade (A-D)

Loan Grade	Average FICO	Average Number of Open Credit Lines	Average Number of Total Credit Lines	Average Revolving Credit Balance ($)	Average Revolving Credit Lines Utilization	Average Credit Inquiries in the Last Six Months	Average Delinquencies in the Last Two Years	Average Months Since Last Delinquency
A1	743	12.4	26.2	20,193	32.42%	0.6	0.1	39
A2	738	12.0	25.3	17,796	33.69%	0.6	0.1	39
A3	728	11.9	24.8	17,553	36.44%	0.7	0.2	38
A4	723	11.9	24.9	18,516	39.68%	0.7	0.2	37
A5	715	11.8	24.7	18,196	43.18%	0.7	0.2	36
B1	707	11.7	24.8	17,289	45.00%	0.8	0.3	35
B2	704	11.6	24.5	16,991	47.16%	0.8	0.3	35
B3	700	11.5	24.1	16,896	49.89%	0.8	0.3	35
B4	699	11.6	24.0	16,814	50.32%	0.9	0.3	35
B5	695	11.5	23.6	16,266	51.63%	0.9	0.3	35
C1	692	11.5	23.7	16,322	52.80%	0.9	0.3	34
C2	691	11.5	23.8	16,283	54.04%	1.0	0.4	34
C3	690	11.6	23.9	16,556	54.49%	1.0	0.4	34
C4	689	11.6	23.8	16,461	55.52%	1.1	0.4	34
C5	688	11.7	23.7	16,350	55.68%	1.1	0.4	34
D1	686	11.6	23.6	15,859	56.73%	1.2	0.4	34
D2	685	11.6	23.5	16,009	56.95%	1.2	0.4	34
D3	685	11.6	23.5	15,755	57.31%	1.2	0.4	33
D4	684	11.6	23.7	16,013	58.54%	1.2	0.4	34
D5	684	11.7	23.9	16,361	58.42%	1.3	0.4	34
Average	701	11.7	24.2	16,936	49.41%	0.9	0.3	35

The following table presents additional aggregated information about current and paid off Standard Program Loans, for Standard Program Loans issued from our inception to June 30, 2019, grouped by the loan grade assigned by us.

Loan Grade	Number of Loans Current	Current Loan Outstanding Principal Balance ($)	Number of Loans Fully Paid	Fully Paid ($)	Number of All Issued Loans	Total Origination Amount for All Issued Loans ($)	Fully Paid (%) of Total Originated Issued Loans
A1	52,779	645,618,196	47,371	670,648,500	102,373	1,604,726,000	41.79%
A2	40,868	437,893,563	38,429	516,881,275	81,976	1,177,770,100	43.89%
A3	42,824	436,675,661	38,942	530,803,950	84,893	1,204,424,550	44.07%
A4	61,917	795,833,345	53,025	747,793,325	119,858	1,847,016,500	40.49%
A5	53,372	551,314,795	62,763	887,479,775	122,954	1,783,969,275	49.75%
B1	61,066	665,951,124	68,566	906,027,925	138,975	2,021,520,375	44.82%
B2	59,395	687,974,286	70,107	933,998,925	139,949	2,057,416,150	45.40%
B3	53,623	529,236,040	75,945	1,021,493,600	142,179	2,021,726,450	50.53%
B4	67,368	787,465,165	75,784	1,002,856,450	157,899	2,317,632,975	43.27%
B5	63,800	699,839,634	73,944	950,238,100	154,213	2,192,923,625	43.33%
C1	65,864	729,475,805	74,081	991,391,925	158,992	2,330,449,950	42.54%
C2	56,818	631,542,968	67,004	910,906,550	142,853	2,105,508,875	43.26%
C3	59,151	677,504,601	62,026	885,855,000	140,807	2,156,858,725	41.07%
C4	56,469	632,968,114	59,588	876,940,725	137,497	2,146,073,325	40.86%
C5	53,962	611,492,990	53,493	784,904,375	127,834	1,985,340,000	39.54%
D1	33,956	393,619,527	39,323	568,611,350	89,470	1,376,691,650	41.30%
D2	37,236	453,448,967	33,654	488,669,900	86,010	1,328,534,575	36.78%
D3	28,046	332,069,335	29,036	431,217,375	70,829	1,113,057,175	38.74%
D4	22,040	246,107,180	25,500	397,111,200	60,552	966,885,500	41.07%
D5	18,713	231,848,656	21,070	338,093,475	51,192	854,879,175	39.55%
Total	989,267	11,177,879,952	1,069,651	14,841,923,700	2,311,305	34,593,404,950	42.90%

The following graph presents the dollar weighted average interest rate for Standard Program Loans issued from inception to June 30, 2019, by grade.

The following tables presents outstanding Standard Program Loan balances in dollars, delinquent Standard Program Loan balances in dollars, principal amount of Standard Program Loans charged-off during the quarter indicated, delinquency rate and annualized charge-off rates for the quarter indicated. This information excludes Standard Program Loans that we classified as identity theft. In cases of verified identity theft, we write-off the Standard Program Loan and pay the holder of the related Notes an amount equal to the unpaid principal balances due. Dollars presented below in millions.

Outstanding Balance (1)
	2019-Q2	2019-Q1	2018-Q4	2018-Q3	2018-Q2	2018-Q1	2017-Q4	2017-Q3	2017-Q2	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1
Total	11,178	10,660	10,418	10,025	9,565	9,047	8,864	8,497	8,227	8,127	8,113	7,940	7,803	7,365
Grade A	2,867	2,575	2,347	2,089	1,795	1,579	1,450	1,338	1,309	1,308	1,346	1,403	1,493	1,351
Grade B	3,370	3,217	3,134	3,021	2,921	2,764	2,694	2,551	2,480	2,460	2,471	2,413	2,340	2,188
Grade C	3,283	3,273	3,328	3,328	3,314	3,228	3,252	3,195	3,014	2,893	2,794	2,667	2,548	2,433
Grade D	1,657	1,595	1,609	1,587	1,535	1,477	1,468	1,413	1,424	1,467	1,502	1,458	1,422	1,393

Outstanding Balance of Delinquent Loans (2)
	2019-Q2	2019-Q1	2018-Q4	2018-Q3	2018-Q2	2018-Q1	2017-Q4	2017-Q3	2017-Q2	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1
Total	211.0	205.0	214.0	194.0	165.0	172.0	189.0	180.0	161.0	155.0	162.0	141.0	110.0	91.0
Grade A	16.4	13.3	12.3	9.3	8.7	8.1	8.4	8.1	8.5	7.7	8.5	6.6	5.6	4.5
Grade B	49.0	48.4	46.1	42.1	33.8	36.1	38.6	37.4	33.4	32.0	32.1	27.8	20.5	16.4
Grade C	82.8	85.6	89.6	81.7	72.2	74.8	82.0	74.8	64.8	61.9	65.1	56.3	43.8	35.8
Grade D	62.6	58.2	66.4	60.5	50.4	53.0	59.6	59.8	53.7	53.1	56.3	50.6	39.9	34.1

Charge-off Amount (3)
	2019-Q2	2019-Q1	2018-Q4	2018-Q3	2018-Q2	2018-Q1	2017-Q4	2017-Q3	2017-Q2	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1
Total	189.0	189.0	179.0	154.0	158.0	165.0	163.0	146.0	145.0	147.0	133.0	104.0	78.0	77.0
Grade A	13.3	11.3	9.3	8.4	7.9	7.7	7.6	8.0	7.5	7.8	6.6	5.6	4.0	3.9
Grade B	45.1	40.0	39.0	32.0	34.0	33.7	34.0	30.9	29.9	29.3	26.0	19.2	13.9	13.7
Grade C	77.9	79.2	76.1	67.2	68.2	71.9	67.3	58.4	58.0	59.0	52.7	41.0	31.0	29.0
Grade D	52.3	58.5	54.1	46.0	48.3	51.6	53.9	48.7	49.4	50.4	47.8	37.9	29.0	30.4

Delinquency Rate (4)
	2019-Q2	2019-Q1	2018-Q4	2018-Q3	2018-Q2	2018-Q1	2017-Q4	2017-Q3	2017-Q2	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1
Total	1.89%	1.93%	2.06%	1.93%	1.73%	1.90%	2.13%	2.12%	1.95%	1.90%	2.00%	1.78%	1.41%	1.23%
Grade A	0.57%	0.52%	0.52%	0.45%	0.48%	0.51%	0.58%	0.60%	0.65%	0.59%	0.63%	0.47%	0.37%	0.33%
Grade B	1.45%	1.51%	1.47%	1.39%	1.16%	1.31%	1.43%	1.47%	1.35%	1.30%	1.30%	1.15%	0.87%	0.75%
Grade C	2.52%	2.61%	2.69%	2.46%	2.18%	2.32%	2.52%	2.34%	2.15%	2.14%	2.33%	2.11%	1.72%	1.47%
Grade D	3.78%	3.65%	4.13%	3.81%	3.28%	3.59%	4.06%	4.23%	3.77%	3.62%	3.75%	3.47%	2.80%	2.45%

Annualized Charge-off Rate (5)
	2019-Q2	2019-Q1	2018-Q4	2018-Q3	2018-Q2	2018-Q1	2017-Q4	2017-Q3	2017-Q2	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1
Total	6.75%	7.09%	6.86%	6.13%	6.62%	7.29%	7.35%	6.87%	7.04%	7.21%	6.56%	5.22%	3.99%	4.18%
Grade A	1.85%	1.76%	1.59%	1.61%	1.75%	1.94%	2.11%	2.38%	2.3%	2.4%	1.97%	1.59%	1.06%	1.15%
Grade B	5.35%	4.98%	4.98%	4.24%	4.65%	4.88%	5.04%	4.85%	4.83%	4.76%	4.22%	3.17%	2.38%	2.5%
Grade C	9.49%	9.67%	9.15%	8.08%	8.23%	8.9%	8.27%	7.31%	7.7%	8.16%	7.54%	6.14%	4.87%	4.76%
Grade D	12.62%	14.66%	13.45%	11.61%	12.59%	13.98%	14.7%	13.78%	13.87%	13.75%	12.72%	10.4%	8.16%	8.73%

(1)	Principal balance outstanding at quarter-end.

(2)	Principal balance outstanding as of quarter-end for Standard Program Loans that are 31-120 days late or in default status (>120 days late) at quarter-end.

(3)	Principal balance charged-off during the quarter.

(4)	Principal balance at quarter-end for Standard Program Loans that are 31-120 days late or in default status (>120 days late) at quarter-end, divided by the principal balance outstanding at quarter-end.

(5)	Principal balance charged-off during the quarter, multiplied by four, then divided by the principal balance outstanding at quarter-end.

The following tables present dollars collected on delinquent Standard Program Loans and recoveries received on charged-off Standard Program Loans (which includes collection recoveries on charged-off Standard Program Loans and proceeds from the sale of charged-off Standard Program Loans), in the quarter indicated. This information excludes Standard Program Loans that we classified as identity theft. In cases of verified identity theft, we write-off the Standard Program Loan and pay the holder of the related Notes an amount equal to the unpaid principal balances due. Dollars presented below in millions.

Dollars Collected From Delinquent Loans (1)
	2019-Q2	2019-Q1	2018-Q4	2018-Q3	2018-Q2	2018-Q1	2017-Q4	2017-Q3	2017-Q2	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1
Total	9.5	12.9	9.1	8.1	8.3	9.3	9.2	7.3	6.6	7.6	6.5	5.6	4.6	5.2
Grade A	0.7	0.9	0.6	0.6	0.5	0.6	0.5	0.5	0.4	0.6	0.5	0.4	0.3	0.5
Grade B	2.4	3.3	2.1	1.8	2.0	2.1	2.1	1.7	1.6	1.8	1.5	1.3	1.1	1.0
Grade C	3.6	4.9	3.5	3.2	3.4	3.7	3.8	2.7	2.5	3.0	2.5	2.2	1.7	2.0
Grade D	2.9	3.8	2.9	2.5	2.4	2.9	2.7	2.4	2.0	2.2	2.0	1.6	1.5	1.7

Recoveries ($) (2)
	2019-Q2	2019-Q1	2018-Q4	2018-Q3	2018-Q2	2018-Q1	2017-Q4	2017-Q3	2017-Q2	2017-Q1	2016-Q4	2016-Q3	2016-Q2	2016-Q1
Total	29.2	30.7	23.5	23.6	23.6	20.0	19.0	15.3	12.9	10.6	9.5	8.4	7.6	9.9
Grade A	1.6	1.5	1.3	1.3	1.1	1.0	0.9	0.8	0.6	0.5	0.4	0.4	0.4	0.5
Grade B	6.0	6.3	4.9	5.0	4.9	4.0	3.8	3.3	2.7	2.0	1.8	1.5	1.3	1.9
Grade C	12.3	13.0	9.8	10.3	9.8	8.6	7.6	6.0	5.3	4.4	3.8	3.4	3.1	4.0
Grade D	9.3	9.9	7.5	7.0	7.9	6.5	6.7	5.2	4.2	3.7	3.3	3.1	2.9	3.5

(1)	Principal and interest collected during the quarter for Standard Program Loans that are are 31-120 days late or in default status (>120 days late).

(2)	Represents total payments received from borrowers of charged-off Standard Program Loans, plus proceeds from sales of charged-off Standard Program Loans.

The graph and corresponding tables below show the cumulative net lifetime charge-offs for Standard Program Loans with original terms of 36 months by grade and by annual vintage booked from January 1, 2011 through June 30, 2019, as a percentage of the aggregate principal amount of originations. This information excludes Standard Program Loans that we classified as identity theft. In cases of verified identity theft, we write-off the Standard Program Loan and pay the holder of the related Notes an amount equal to the unpaid principal balances due. The charge-offs are tracked by annual vintage, meaning each line represents all 36 month Standard Program Loans originated in that year.

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 36 Months, Grade: All (A-D)

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.1%	0.1%	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%
6	0.2%	0.2%	0.2%	0.2%	0.2%	0.3%	0.3%	0.4%
7	0.4%	0.5%	0.3%	0.3%	0.4%	0.6%	0.6%	0.6%
8	0.6%	0.8%	0.5%	0.5%	0.6%	0.9%	0.9%	0.9%
9	0.8%	1.1%	0.7%	0.8%	0.8%	1.2%	1.2%	1.1%
10	1.0%	1.4%	1.0%	1.0%	1.1%	1.6%	1.6%	1.4%
11	1.2%	1.8%	1.3%	1.3%	1.5%	2.1%	2.0%	1.7%
12	1.5%	2.2%	1.5%	1.5%	1.8%	2.5%	2.4%
13	1.7%	2.5%	1.8%	1.8%	2.2%	3.0%	2.8%
14	2.0%	2.9%	2.1%	2.1%	2.5%	3.4%	3.2%
15	2.2%	3.3%	2.4%	2.4%	2.9%	3.8%	3.6%
16	2.4%	3.6%	2.7%	2.7%	3.2%	4.2%	4.0%
17	2.6%	3.9%	2.9%	3.1%	3.6%	4.6%	4.4%
18	2.9%	4.2%	3.2%	3.3%	3.9%	5.0%	4.7%
19	3.2%	4.5%	3.5%	3.6%	4.3%	5.3%	5.0%
20	3.3%	4.8%	3.7%	3.8%	4.6%	5.7%	5.3%
21	3.5%	5.0%	3.9%	4.1%	4.8%	5.9%	5.5%
22	3.7%	5.3%	4.1%	4.3%	5.1%	6.2%	5.6%
23	3.8%	5.5%	4.3%	4.5%	5.3%	6.5%	5.8%
24	3.9%	5.7%	4.5%	4.7%	5.5%	6.7%
25	4.1%	5.8%	4.7%	4.9%	5.7%	6.9%
26	4.2%	6.0%	4.8%	5.1%	5.9%	7.1%
27	4.3%	6.2%	4.9%	5.2%	6.1%	7.2%
28	4.5%	6.3%	5.1%	5.4%	6.2%	7.3%
29	4.5%	6.4%	5.2%	5.5%	6.3%	7.5%
30	4.6%	6.5%	5.3%	5.6%	6.4%	7.6%
31	4.7%	6.6%	5.3%	5.7%	6.5%	7.7%
32	4.7%	6.7%	5.4%	5.8%	6.6%	7.7%
33	4.8%	6.7%	5.5%	5.8%	6.6%	7.8%
34	4.8%	6.8%	5.5%	5.9%	6.7%	7.8%
35	4.9%	6.8%	5.5%	5.9%	6.7%
36	4.9%	6.9%	5.6%	6.0%	6.7%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 36, Months Grade: A

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%	0.1%	0.1%
6	0.0%	0.2%	0.0%	0.0%	0.0%	0.1%	0.1%	0.2%
7	0.2%	0.4%	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%
8	0.3%	0.6%	0.1%	0.1%	0.1%	0.2%	0.3%	0.3%
9	0.4%	0.7%	0.2%	0.2%	0.2%	0.3%	0.4%	0.4%
10	0.5%	0.8%	0.2%	0.3%	0.3%	0.4%	0.5%	0.5%
11	0.6%	1.0%	0.3%	0.4%	0.4%	0.5%	0.6%	0.6%
12	0.8%	1.2%	0.5%	0.4%	0.4%	0.7%	0.7%
13	0.9%	1.4%	0.5%	0.5%	0.6%	0.8%	0.8%
14	1.2%	1.6%	0.6%	0.6%	0.6%	0.9%	1.0%
15	1.3%	1.8%	0.7%	0.7%	0.7%	1.0%	1.1%
16	1.4%	2.0%	0.8%	0.8%	0.8%	1.2%	1.2%
17	1.5%	2.1%	0.8%	1.0%	1.0%	1.3%	1.3%
18	1.7%	2.3%	1.0%	1.1%	1.1%	1.4%	1.5%
19	1.9%	2.4%	1.1%	1.2%	1.2%	1.5%	1.6%
20	2.0%	2.5%	1.1%	1.3%	1.3%	1.6%	1.7%
21	2.2%	2.6%	1.2%	1.4%	1.4%	1.7%	1.7%
22	2.3%	2.7%	1.3%	1.4%	1.5%	1.8%	1.8%
23	2.3%	2.8%	1.4%	1.5%	1.6%	1.9%	1.8%
24	2.3%	2.9%	1.5%	1.6%	1.7%	2.0%
25	2.4%	3.0%	1.5%	1.7%	1.8%	2.0%
26	2.4%	3.0%	1.6%	1.8%	1.9%	2.1%
27	2.5%	3.1%	1.6%	1.8%	1.9%	2.2%
28	2.6%	3.2%	1.7%	1.9%	2.0%	2.2%
29	2.7%	3.3%	1.8%	2.0%	2.0%	2.3%
30	2.7%	3.3%	1.8%	2.0%	2.1%	2.3%
31	2.8%	3.3%	1.8%	2.1%	2.1%	2.3%
32	2.8%	3.4%	1.9%	2.1%	2.2%	2.4%
33	2.8%	3.4%	1.9%	2.1%	2.2%	2.4%
34	2.8%	3.5%	1.9%	2.2%	2.2%	2.4%
35	2.8%	3.5%	1.9%	2.2%	2.2%
36	2.9%	3.5%	1.9%	2.2%	2.2%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 36 Months Grade: B

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.1%	0.0%	0.0%	0.0%	0.1%	0.1%	0.2%
6	0.2%	0.2%	0.1%	0.1%	0.1%	0.2%	0.2%	0.3%
7	0.4%	0.4%	0.2%	0.2%	0.2%	0.4%	0.4%	0.6%
8	0.6%	0.6%	0.3%	0.4%	0.4%	0.6%	0.6%	0.8%
9	0.8%	0.9%	0.5%	0.5%	0.6%	0.8%	0.8%	1.1%
10	1.0%	1.2%	0.7%	0.7%	0.8%	1.1%	1.1%	1.3%
11	1.2%	1.5%	0.9%	0.9%	1.0%	1.4%	1.4%	1.6%
12	1.4%	1.8%	1.1%	1.1%	1.2%	1.7%	1.7%
13	1.5%	2.1%	1.4%	1.3%	1.5%	2.0%	2.0%
14	1.7%	2.5%	1.6%	1.5%	1.7%	2.3%	2.3%
15	1.9%	2.8%	1.8%	1.7%	2.0%	2.6%	2.6%
16	2.2%	3.2%	2.0%	2.0%	2.3%	2.9%	3.0%
17	2.4%	3.5%	2.2%	2.2%	2.6%	3.2%	3.3%
18	2.6%	3.8%	2.4%	2.5%	2.9%	3.5%	3.5%
19	2.9%	4.0%	2.6%	2.7%	3.2%	3.8%	3.8%
20	3.1%	4.3%	2.8%	2.9%	3.4%	4.1%	4.0%
21	3.2%	4.5%	3.0%	3.1%	3.6%	4.4%	4.2%
22	3.4%	4.8%	3.2%	3.3%	3.9%	4.6%	4.3%
23	3.5%	5.0%	3.4%	3.5%	4.1%	4.8%	4.4%
24	3.7%	5.1%	3.5%	3.7%	4.3%	5.0%
25	3.8%	5.3%	3.7%	3.8%	4.4%	5.2%
26	3.9%	5.5%	3.8%	4.0%	4.6%	5.3%
27	4.0%	5.6%	3.9%	4.1%	4.8%	5.4%
28	4.2%	5.7%	4.1%	4.2%	4.9%	5.6%
29	4.3%	5.8%	4.1%	4.4%	5.0%	5.7%
30	4.4%	5.9%	4.2%	4.4%	5.1%	5.8%
31	4.5%	6.0%	4.3%	4.5%	5.2%	5.9%
32	4.5%	6.1%	4.4%	4.6%	5.3%	5.9%
33	4.6%	6.1%	4.4%	4.7%	5.3%	6.0%
34	4.6%	6.2%	4.4%	4.7%	5.4%	6.0%
35	4.7%	6.2%	4.5%	4.8%	5.4%
36	4.7%	6.3%	4.5%	4.8%	5.4%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 36 Months Grade: C

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%	0.1%
5	0.4%	0.1%	0.1%	0.1%	0.1%	0.2%	0.2%	0.2%
6	0.8%	0.3%	0.2%	0.2%	0.2%	0.4%	0.5%	0.5%
7	0.9%	0.5%	0.4%	0.4%	0.5%	0.8%	0.8%	0.9%
8	1.4%	0.9%	0.7%	0.7%	0.8%	1.2%	1.3%	1.3%
9	1.7%	1.3%	1.0%	1.0%	1.2%	1.7%	1.8%	1.7%
10	1.8%	1.8%	1.3%	1.4%	1.7%	2.3%	2.3%	2.2%
11	2.4%	2.2%	1.7%	1.8%	2.1%	2.8%	2.9%	2.6%
12	3.1%	2.7%	2.0%	2.1%	2.6%	3.4%	3.4%
13	3.5%	3.2%	2.5%	2.6%	3.2%	4.1%	3.9%
14	3.8%	3.7%	2.9%	3.0%	3.8%	4.6%	4.5%
15	4.2%	4.2%	3.2%	3.5%	4.3%	5.2%	5.0%
16	4.5%	4.6%	3.6%	3.9%	4.9%	5.8%	5.6%
17	5.0%	5.0%	3.9%	4.4%	5.4%	6.4%	6.2%
18	5.2%	5.5%	4.4%	4.8%	5.9%	6.9%	6.7%
19	5.4%	5.8%	4.7%	5.2%	6.4%	7.3%	7.1%
20	5.7%	6.1%	5.0%	5.5%	6.8%	7.8%	7.5%
21	5.9%	6.4%	5.3%	5.8%	7.2%	8.2%	7.8%
22	6.3%	6.7%	5.5%	6.1%	7.6%	8.6%	8.0%
23	6.5%	7.0%	5.8%	6.5%	7.9%	8.9%	8.3%
24	6.7%	7.2%	6.1%	6.7%	8.2%	9.2%
25	7.0%	7.4%	6.3%	6.9%	8.5%	9.4%
26	7.1%	7.7%	6.5%	7.2%	8.7%	9.7%
27	7.3%	7.9%	6.7%	7.4%	8.9%	9.9%
28	7.4%	8.0%	6.8%	7.6%	9.1%	10.1%
29	7.4%	8.2%	7.0%	7.8%	9.3%	10.2%
30	7.5%	8.3%	7.1%	7.9%	9.4%	10.4%
31	7.7%	8.4%	7.2%	8.0%	9.5%	10.5%
32	7.8%	8.5%	7.3%	8.1%	9.6%	10.6%
33	7.8%	8.6%	7.3%	8.2%	9.7%	10.6%
34	7.9%	8.7%	7.4%	8.3%	9.8%	10.7%
35	7.9%	8.7%	7.4%	8.3%	9.8%	7.5%
36	7.9%	8.8%	7.5%	8.4%	9.8%	7.6%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 36 Months Grade: D

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%	0.1%
5	0.2%	0.2%	0.2%	0.2%	0.2%	0.4%	0.4%	0.4%
6	0.4%	0.4%	0.6%	0.5%	0.6%	0.8%	0.9%	0.9%
7	0.8%	0.8%	1.0%	0.8%	1.1%	1.5%	1.5%	1.6%
8	1.0%	1.2%	1.5%	1.4%	1.8%	2.3%	2.3%	2.3%
9	1.4%	1.9%	2.0%	1.9%	2.4%	3.2%	3.3%	3.0%
10	1.6%	2.4%	2.5%	2.5%	3.2%	4.1%	4.2%	3.8%
11	2.0%	3.0%	3.2%	3.2%	4.0%	5.2%	5.1%	4.3%
12	2.5%	3.7%	3.7%	3.8%	4.9%	6.2%	6.0%
13	3.0%	4.2%	4.3%	4.3%	5.9%	7.2%	7.0%
14	3.3%	4.8%	5.0%	5.0%	6.6%	8.1%	7.9%
15	3.5%	5.4%	5.6%	5.7%	7.5%	9.0%	8.7%
16	3.7%	6.0%	6.1%	6.4%	8.2%	9.8%	9.6%
17	4.0%	6.3%	6.8%	6.9%	9.0%	10.7%	10.4%
18	4.7%	6.9%	7.4%	7.5%	9.6%	11.5%	11.2%
19	5.3%	7.3%	7.8%	8.0%	10.3%	12.1%	11.8%
20	5.6%	7.8%	8.2%	8.4%	10.9%	12.7%	12.3%
21	5.6%	8.3%	8.6%	8.8%	11.4%	13.2%	12.7%
22	6.1%	8.7%	9.0%	9.1%	11.9%	13.7%	13.0%
23	6.4%	9.1%	9.3%	9.5%	12.3%	14.2%	13.3%
24	6.6%	9.4%	9.7%	9.9%	12.6%	14.6%
25	6.9%	9.6%	10.0%	10.2%	13.0%	14.9%
26	7.5%	9.9%	10.2%	10.6%	13.3%	15.2%
27	7.6%	10.2%	10.5%	10.8%	13.6%	15.4%
28	7.9%	10.4%	10.7%	11.1%	13.8%	15.7%
29	8.0%	10.5%	10.9%	11.3%	14.0%	15.8%
30	8.0%	10.6%	11.0%	11.5%	14.2%	16.0%
31	8.2%	10.7%	11.1%	11.7%	14.3%	16.1%
32	8.2%	10.8%	11.2%	11.8%	14.4%	16.2%
33	8.4%	10.9%	11.4%	11.9%	14.5%	16.3%
34	8.4%	11.0%	11.4%	11.9%	14.6%	16.4%
35	8.5%	11.1%	11.5%	12.0%	14.6%
36	8.5%	11.1%	11.5%	12.0%	14.7%

Cumulative Charge-off Rate — 60 Month Standard Program Loans

The graph and corresponding tables below show the cumulative net lifetime charge-offs for Standard Program Loans with original terms of 60 months by grade and by annual vintage booked from January 1, 2011 through June 30, 2019, as a percentage of the aggregate principal amount of originations. This information excludes Standard Program Loans that we classified as identity theft. In cases of verified identity theft, we write-off the Standard Program Loan and pay the holder of the related Notes an amount equal to the unpaid principal balances due. The charge-offs are tracked by annual vintage, meaning each line represents all 60 month Standard Program Loans originated in that year.

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 60 Months Grade: All (A-D)

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.1%	0.1%	0.0%	0.1%	0.1%	0.1%	0.1%	0.2%
6	0.5%	0.3%	0.2%	0.2%	0.2%	0.2%	0.3%	0.4%
7	0.8%	0.6%	0.3%	0.3%	0.4%	0.4%	0.6%	0.7%
8	1.2%	1.1%	0.6%	0.6%	0.6%	0.8%	1.0%	1.0%
9	1.7%	1.6%	0.9%	0.8%	0.9%	1.1%	1.4%	1.4%
10	2.4%	2.1%	1.2%	1.1%	1.3%	1.5%	1.8%	1.7%
11	2.9%	2.7%	1.5%	1.5%	1.7%	2.0%	2.2%	2.1%
12	3.2%	3.0%	1.9%	1.8%	2.1%	2.4%	2.7%
13	3.7%	3.6%	2.3%	2.2%	2.6%	2.9%	3.3%
14	4.1%	4.1%	2.8%	2.6%	3.0%	3.4%	3.8%
15	4.5%	4.7%	3.2%	3.0%	3.5%	4.0%	4.4%
16	5.0%	5.2%	3.7%	3.5%	4.0%	4.5%	5.0%
17	5.5%	5.8%	4.1%	4.0%	4.5%	5.0%	5.5%
18	5.9%	6.3%	4.5%	4.4%	5.0%	5.6%	6.1%
19	6.2%	6.8%	4.9%	4.8%	5.5%	6.1%	6.5%
20	6.7%	7.5%	5.3%	5.3%	6.0%	6.5%	6.9%
21	6.9%	7.7%	5.6%	5.7%	6.4%	7.0%	7.3%

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
22	7.3%	8.1%	6.0%	6.0%	6.9%	7.5%	7.5%
23	7.7%	8.5%	6.4%	6.5%	7.3%	7.9%	7.7%
24	8.1%	8.7%	6.7%	6.8%	7.7%	8.2%
25	8.5%	9.1%	7.1%	7.2%	8.1%	8.6%
26	9.0%	9.5%	7.5%	7.6%	8.4%	8.9%
27	9.2%	9.7%	7.8%	8.0%	8.8%	9.3%
28	9.6%	10.1%	8.1%	8.3%	9.1%	9.6%
29	9.8%	10.4%	8.4%	8.7%	9.5%	10.0%
30	10.2%	10.8%	8.7%	9.0%	9.8%	10.3%
31	10.4%	11.1%	9.0%	9.3%	10.1%	10.5%
32	10.6%	11.4%	9.2%	9.7%	10.3%	10.7%
33	10.8%	11.7%	9.5%	10.0%	10.6%	10.9%
34	10.9%	11.8%	9.7%	10.2%	10.8%	11.1%
35	11.1%	12.0%	9.9%	10.4%	11.0%	11.2%
36	11.2%	12.2%	10.1%	10.7%	11.2%	11.3%
37	11.4%	12.3%	10.3%	10.9%	11.4%
38	11.5%	12.5%	10.5%	11.1%	11.6%
39	11.6%	12.6%	10.7%	11.3%	11.8%
40	11.8%	12.7%	10.8%	11.5%	11.9%
41	11.9%	12.9%	11.0%	11.6%	12.1%
42	12.1%	13.0%	11.2%	11.7%	12.2%
43	12.1%	13.1%	11.3%	11.8%	12.3%
44	12.2%	13.2%	11.5%	12.0%	12.4%
45	12.3%	13.3%	11.6%	12.1%	12.5%
46	12.4%	13.4%	11.7%	12.2%	12.5%
47	12.4%	13.5%	11.7%	12.2%	12.6%
48	12.5%	13.5%	11.8%	12.3%
49	12.6%	13.6%	11.9%	12.4%
50	12.6%	13.7%	12.0%	12.5%
51	12.7%	13.7%	12.0%	12.5%
52	12.7%	13.8%	12.1%	12.6%
53	12.8%	13.8%	12.1%	12.6%
54	12.8%	13.8%	12.1%	12.6%
55	12.8%	13.9%	12.2%	12.7%
56	12.9%	13.9%	12.2%	12.7%
57	12.9%	13.9%	12.2%	12.7%
58	12.9%	13.9%	12.2%	12.7%
59	12.9%	13.9%	12.2%
60	12.9%	14.0%	12.3%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 60 Months Grade: A

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%
6	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%	0.1%	0.2%
7	0.0%	1.1%	0.0%	0.2%	0.1%	0.1%	0.1%	0.2%
8	0.0%	1.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.3%
9	0.0%	1.1%	0.1%	0.2%	0.2%	0.2%	0.2%	0.4%
10	0.0%	1.1%	0.3%	0.2%	0.3%	0.3%	0.3%	0.5%
11	0.0%	1.1%	0.5%	0.2%	0.4%	0.5%	0.5%	0.5%
12	0.0%	1.1%	0.8%	0.2%	0.5%	0.6%	0.6%
13	0.6%	1.1%	0.8%	0.4%	0.5%	0.7%	0.7%
14	0.6%	1.1%	1.2%	0.4%	0.5%	0.9%	0.9%
15	0.6%	1.4%	1.4%	0.5%	0.6%	1.0%	1.0%
16	0.6%	1.4%	1.5%	0.8%	0.7%	1.3%	1.3%
17	0.6%	1.4%	1.5%	0.9%	0.8%	1.5%	1.5%
18	0.6%	1.4%	1.5%	1.0%	1.0%	1.7%	1.7%
19	0.6%	1.4%	1.7%	1.0%	1.1%	1.8%	1.8%
20	1.2%	2.0%	1.8%	1.2%	1.2%	2.0%	2.0%
21	1.7%	2.0%	1.9%	1.3%	1.3%	2.1%	2.1%
22	1.7%	2.0%	2.0%	1.3%	1.4%	2.1%	2.1%
23	2.2%	2.0%	2.1%	1.3%	1.5%	2.1%	2.1%
24	2.2%	2.0%	2.3%	1.3%	1.5%	0.0%
25	2.2%	2.4%	2.6%	1.6%	1.6%	0.0%
26	2.7%	2.4%	2.8%	1.6%	1.7%	0.0%
27	2.9%	2.4%	3.1%	1.7%	1.8%	0.0%
28	2.9%	3.2%	3.2%	1.7%	1.9%	0.0%
29	2.9%	3.2%	3.3%	1.8%	2.0%	0.1%

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
30	3.2%	3.2%	3.5%	1.9%	2.1%	0.1%
31	3.7%	3.2%	3.6%	2.0%	2.3%	0.2%
32	3.7%	3.2%	3.6%	2.1%	2.4%	0.2%
33	3.7%	3.2%	3.7%	2.2%	2.5%	0.3%
34	3.7%	3.2%	3.7%	2.5%	2.6%	0.5%
35	3.7%	3.7%	3.7%	2.6%	2.7%	0.6%
36	4.5%	3.7%	3.7%	2.6%	2.8%	0.7%
37	4.5%	3.7%	3.9%	2.6%	2.9%	0.9%
38	4.5%	3.7%	3.9%	2.7%	3.0%	1.0%
39	4.8%	3.7%	4.1%	2.8%	3.1%	1.3%
40	4.8%	3.7%	4.2%	2.8%	3.1%	1.5%
41	4.8%	3.7%	4.3%	2.9%	3.2%	1.7%
42	4.8%	3.7%	4.3%	2.9%	3.3%
43	4.8%	3.7%	4.3%	2.9%	3.3%
44	5.1%	3.7%	4.4%	2.9%	3.4%
45	5.1%	3.7%	4.5%	2.9%	3.4%
46	5.1%	3.7%	4.6%	2.9%	3.4%
47	5.1%	3.9%	4.7%	2.9%	3.4%
48	5.2%	3.9%	4.7%	3.0%
49	5.2%	3.9%	4.7%	3.0%
50	5.2%	3.9%	4.7%	3.0%
51	5.4%	3.9%	4.7%	3.1%
52	5.4%	3.9%	4.7%	3.1%
53	5.4%	4.1%	4.7%	3.1%
54	5.4%	4.1%	4.7%	3.1%
55	5.4%	4.1%	4.8%	3.1%
56	5.4%	4.1%	4.8%	3.1%
57	5.4%	4.1%	4.8%	3.1%
58	5.4%	4.2%	4.8%	3.1%
59	5.4%	4.2%	4.8%
60	5.4%	4.2%	4.8%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 60 Months Grade: B

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.0%	0.1%	0.0%	0.0%	0.0%	0.0%	0.1%	0.1%
6	0.2%	0.2%	0.1%	0.0%	0.1%	0.1%	0.2%	0.3%
7	0.4%	0.4%	0.2%	0.1%	0.2%	0.2%	0.3%	0.4%
8	0.6%	0.6%	0.4%	0.2%	0.3%	0.3%	0.5%	0.6%
9	1.0%	1.0%	0.7%	0.3%	0.4%	0.4%	0.8%	0.9%
10	1.4%	1.3%	0.8%	0.5%	0.5%	0.6%	1.0%	1.0%
11	1.7%	1.8%	1.0%	0.6%	0.7%	0.9%	1.2%	1.2%
12	1.9%	2.1%	1.3%	0.8%	0.9%	1.1%	1.5%
13	2.2%	2.3%	1.5%	0.9%	1.1%	1.3%	1.8%
14	2.4%	2.7%	1.6%	1.1%	1.4%	1.6%	2.1%
15	2.7%	3.1%	1.9%	1.4%	1.6%	1.8%	2.5%
16	3.0%	3.3%	2.1%	1.5%	1.9%	2.2%	2.8%
17	3.4%	3.7%	2.3%	1.8%	2.2%	2.5%	3.2%
18	3.6%	3.9%	2.7%	2.0%	2.4%	2.7%	3.5%
19	3.6%	4.2%	2.9%	2.2%	2.7%	2.9%	3.7%
20	4.0%	4.5%	3.1%	2.3%	2.9%	3.2%	3.9%
21	4.1%	4.7%	3.3%	2.5%	3.1%	3.5%	4.0%
22	4.5%	5.0%	3.6%	2.8%	3.4%	3.7%	4.2%
23	5.0%	5.3%	3.9%	3.0%	3.7%	3.9%	4.3%
24	5.3%	5.5%	4.2%	3.3%	3.9%	4.1%
25	5.5%	5.7%	4.3%	3.5%	4.1%	4.4%
26	6.0%	5.8%	4.5%	3.8%	4.3%	4.6%
27	6.2%	6.0%	4.6%	3.9%	4.5%	4.8%
28	6.4%	6.3%	4.7%	4.2%	4.7%	5.0%
29	6.6%	6.5%	4.9%	4.4%	5.0%	5.3%

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
30	6.9%	6.9%	5.1%	4.6%	5.2%	5.4%
31	7.1%	7.0%	5.3%	4.8%	5.3%	5.5%
32	7.3%	7.3%	5.5%	5.0%	5.5%	5.7%
33	7.4%	7.7%	5.7%	5.2%	5.7%	5.8%
34	7.6%	7.8%	5.8%	5.3%	5.9%	5.9%
35	7.7%	8.0%	6.0%	5.4%	6.0%	6.1%
36	7.7%	8.1%	6.2%	5.6%	6.2%	6.1%
37	7.8%	8.1%	6.3%	5.8%	6.3%
38	7.9%	8.3%	6.4%	5.9%	6.4%
39	8.0%	8.3%	6.5%	6.0%	6.5%
40	8.2%	8.5%	6.6%	6.2%	6.6%
41	8.3%	8.6%	6.7%	6.2%	6.7%
42	8.4%	8.7%	6.9%	6.3%	6.8%
43	8.4%	8.8%	7.0%	6.4%	6.9%
44	8.6%	8.8%	7.2%	6.5%	7.0%
45	8.7%	9.0%	7.2%	6.5%	7.0%
46	8.7%	9.1%	7.3%	6.6%	7.1%
47	8.7%	9.2%	7.3%	6.7%	7.1%
48	8.7%	9.2%	7.4%	6.7%
49	8.8%	9.3%	7.4%	6.8%
50	8.8%	9.3%	7.4%	6.9%
51	8.9%	9.4%	7.5%	6.9%
52	8.9%	9.4%	7.5%	6.9%
53	8.9%	9.4%	7.5%	7.0%
54	9.0%	9.4%	7.6%	7.0%
55	9.0%	9.4%	7.6%	7.0%
56	9.0%	9.4%	7.6%	7.0%
57	9.0%	9.4%	7.6%	7.0%
58	9.0%	9.5%	7.6%	7.0%
59	9.0%	9.5%	7.7%
60	9.0%	9.5%	7.7%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 60 Months Grade: C

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
5	0.3%	0.1%	0.0%	0.0%	0.1%	0.1%	0.1%	0.2%
6	0.9%	0.3%	0.2%	0.1%	0.1%	0.2%	0.3%	0.4%
7	1.3%	0.6%	0.3%	0.2%	0.3%	0.4%	0.6%	0.8%
8	1.6%	1.0%	0.5%	0.4%	0.5%	0.7%	0.9%	1.1%
9	2.3%	1.4%	0.7%	0.7%	0.8%	1.0%	1.3%	1.4%
10	3.0%	1.9%	1.1%	0.9%	1.2%	1.4%	1.7%	1.8%
11	3.3%	2.5%	1.3%	1.2%	1.5%	1.8%	2.2%	2.2%
12	3.7%	2.8%	1.7%	1.5%	1.9%	2.3%	2.6%
13	4.3%	3.2%	2.1%	1.8%	2.4%	2.7%	3.1%
14	4.7%	3.5%	2.5%	2.2%	2.8%	3.1%	3.7%
15	5.2%	4.2%	2.9%	2.6%	3.2%	3.7%	4.2%
16	5.5%	4.7%	3.4%	2.9%	3.6%	4.2%	4.8%
17	6.0%	5.1%	3.8%	3.4%	4.1%	4.7%	5.4%
18	6.5%	5.7%	4.2%	3.8%	4.6%	5.2%	6.0%
19	6.6%	6.3%	4.6%	4.2%	5.1%	5.8%	6.4%
20	7.1%	6.8%	5.0%	4.6%	5.6%	6.2%	6.9%
21	7.3%	7.2%	5.3%	4.9%	6.0%	6.7%	7.3%
22	7.7%	7.4%	5.7%	5.3%	6.4%	7.2%	7.6%
23	8.0%	7.9%	6.0%	5.6%	6.8%	7.6%	7.8%
24	8.6%	8.2%	6.4%	6.0%	7.2%	8.0%
25	9.1%	8.4%	6.7%	6.3%	7.6%	8.4%
26	9.3%	8.9%	7.1%	6.6%	8.0%	8.7%
27	9.7%	9.1%	7.4%	6.9%	8.4%	9.1%
28	10.1%	9.5%	7.7%	7.3%	8.7%	9.4%

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
29	10.5%	9.7%	8.1%	7.6%	9.1%	9.8%
30	10.7%	10.0%	8.4%	7.9%	9.4%	10.1%
31	11.0%	10.2%	8.6%	8.2%	9.7%	10.3%
32	11.1%	10.6%	8.9%	8.5%	9.9%	10.6%
33	11.2%	10.8%	9.2%	8.9%	10.2%	10.8%
34	11.3%	11.0%	9.4%	9.1%	10.4%	10.9%
35	11.5%	11.1%	9.7%	9.3%	10.6%	11.1%
36	11.6%	11.3%	9.8%	9.6%	10.8%	11.2%
37	11.8%	11.5%	10.0%	9.8%	11.0%
38	11.9%	11.7%	10.3%	10.0%	11.2%
39	12.0%	11.8%	10.5%	10.2%	11.4%
40	12.1%	11.9%	10.7%	10.3%	11.5%
41	12.2%	12.1%	10.9%	10.5%	11.7%
42	12.4%	12.2%	11.0%	10.6%	11.8%
43	12.4%	12.4%	11.2%	10.7%	12.0%
44	12.5%	12.4%	11.3%	10.8%	12.0%
45	12.6%	12.5%	11.4%	10.9%	12.1%
46	12.7%	12.6%	11.5%	11.0%	12.2%
47	12.8%	12.7%	11.6%	11.1%	12.2%
48	12.9%	12.7%	11.7%	11.1%
49	13.0%	12.8%	11.7%	11.2%
50	13.1%	12.9%	11.8%	11.3%
51	13.1%	13.0%	11.9%	11.3%
52	13.1%	13.0%	11.9%	11.4%
53	13.2%	13.1%	12.0%	11.4%
54	13.2%	13.1%	12.0%	11.4%
55	13.3%	13.2%	12.0%	11.5%
56	13.3%	13.2%	12.1%	11.5%
57	13.3%	13.2%	12.1%	11.5%
58	13.3%	13.2%	12.1%	11.5%
59	13.3%	13.2%	12.1%
60	13.3%	13.2%	12.1%

Net Cumulative Lifetime Charge-off Rates by Booking Year
All Standard Program Loans - Term: 60 Months Grade: D

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
1	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
2	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
3	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%
4	0.0%	0.0%	0.0%	0.0%	0.0%	0.0%	0.1%	0.1%
5	0.1%	0.1%	0.0%	0.1%	0.1%	0.2%	0.2%	0.3%
6	0.4%	0.4%	0.3%	0.3%	0.3%	0.4%	0.6%	0.7%
7	0.9%	0.8%	0.5%	0.5%	0.7%	0.8%	1.1%	1.3%
8	1.5%	1.5%	0.9%	0.8%	1.1%	1.3%	1.7%	1.9%
9	2.1%	2.2%	1.3%	1.2%	1.6%	2.0%	2.3%	2.6%
10	3.0%	2.9%	1.8%	1.6%	2.3%	2.7%	3.0%	3.2%
11	4.0%	3.6%	2.3%	2.1%	3.0%	3.5%	3.9%	3.8%
12	4.4%	4.1%	2.8%	2.7%	3.6%	4.3%	4.7%
13	5.1%	5.1%	3.4%	3.1%	4.4%	5.1%	5.6%
14	5.6%	5.8%	4.1%	3.6%	5.1%	6.1%	6.5%
15	6.2%	6.5%	4.7%	4.2%	5.9%	7.0%	7.4%
16	7.0%	7.4%	5.3%	4.9%	6.7%	7.8%	8.4%
17	7.8%	8.3%	6.0%	5.5%	7.6%	8.7%	9.3%
18	8.4%	8.9%	6.5%	6.0%	8.4%	9.5%	10.1%
19	9.3%	9.7%	7.0%	6.6%	9.1%	10.3%	10.8%
20	9.8%	10.6%	7.4%	7.1%	9.9%	11.0%	11.4%
21	10.3%	10.8%	8.0%	7.7%	10.5%	11.6%	11.8%
22	10.6%	11.5%	8.4%	8.2%	11.1%	12.3%	12.1%
23	11.2%	11.8%	9.0%	8.7%	11.8%	12.8%	12.4%
24	11.6%	12.1%	9.4%	9.2%	12.3%	13.4%
25	12.1%	12.7%	10.1%	9.7%	12.9%	13.8%
26	12.6%	13.3%	10.4%	10.2%	13.4%	14.4%
27	12.8%	13.6%	10.9%	10.6%	13.9%	14.9%
28	13.2%	14.1%	11.4%	11.1%	14.4%	15.3%

Mo #	Y2011	Y2012	Y2013	Y2014	Y2015	Y2016	Y2017	Y2018	Y2019
29	13.6%	14.5%	11.8%	11.5%	14.9%	15.8%
30	14.1%	15.0%	12.0%	12.0%	15.3%	16.2%
31	14.3%	15.5%	12.2%	12.3%	15.7%	16.5%
32	14.6%	15.7%	12.6%	12.7%	16.0%	16.9%
33	14.9%	15.9%	12.8%	13.0%	16.3%	17.1%
34	15.1%	16.2%	13.1%	13.4%	16.6%	17.3%
35	15.2%	16.5%	13.2%	13.6%	16.9%	17.4%
36	15.5%	16.6%	13.4%	13.9%	17.2%	17.6%
37	15.8%	16.8%	13.7%	14.1%	17.4%
38	15.9%	16.9%	13.9%	14.4%	17.7%
39	16.0%	17.1%	14.1%	14.6%	17.9%
40	16.4%	17.3%	14.3%	14.8%	18.1%
41	16.5%	17.4%	14.5%	14.9%	18.3%
42	16.6%	17.5%	14.7%	15.1%	18.4%
43	16.7%	17.7%	14.8%	15.3%	18.6%
44	16.8%	17.8%	15.0%	15.4%	18.7%
45	16.9%	17.9%	15.1%	15.6%	18.8%
46	17.0%	18.0%	15.3%	15.7%	18.9%
47	17.0%	18.0%	15.3%	15.7%	18.9%
48	17.1%	18.1%	15.4%	15.8%
49	17.2%	18.2%	15.5%	15.9%
50	17.3%	18.2%	15.6%	16.0%
51	17.4%	18.3%	15.7%	16.1%
52	17.4%	18.3%	15.7%	16.1%
53	17.5%	18.4%	15.8%	16.2%
54	17.6%	18.4%	15.8%	16.2%
55	17.6%	18.5%	15.8%	16.2%
56	17.7%	18.5%	15.9%	16.3%
57	17.7%	18.5%	15.9%	16.3%
58	17.7%	18.6%	15.9%	16.3%
59	17.7%	18.6%	15.9%
60	17.7%	18.6%	15.9%

LEGAL MATTERS

Certain legal matters relating to the securities offered hereby will be passed upon for us by Mayer Brown LLP, 1221 Avenue of the Americas, New York, NY 10020-1001.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from LendingClub Corporation’s Annual Report on Form 10-K and the effectiveness of LendingClub Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by LendingClub Corporation. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission registration fee	$ *
Accountants’ fees and expenses	$ **
Legal fees and expenses	$ **
Blue Sky fees and expenses	$ **
Miscellaneous	$ **
Total Expenses	$ **

*	Excluded because the SEC registration fee is being deferred pursuant to Rule 456.

**
The amount of securities and number of offerings are indeterminable and the expenses cannot be estimated at this time. An estimate of the aggregate expenses in connection with the sale and distribution of securities being offered will be included in any applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (Securities Act).

As permitted by the Delaware General Corporation Law, the Registrant’s restated certificate of incorporation contains provisions that eliminate the personal liability of its directors for monetary damages for any breach of fiduciary duties as a director, except liability:

•	for any breach of the director’s duty of loyalty to the Registrant or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the Delaware General Corporation Law (regarding unlawful dividends and stock repurchases or redemptions); or

•	for any transaction from which the director derived an improper personal benefit.
As permitted by the Delaware General Corporation Law, the Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions;

•	the Registrant may indemnify its other employees and agents as set forth in the Delaware General Corporation Law;

•
the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to very limited exceptions; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

The Registrant entered into indemnification agreements with each of its current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding indemnification. There is no pending litigation or proceeding involving a director or executive officer of the Registrant for which indemnification is sought.

The Registrant maintains a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16.	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:
1. paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
5. That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
iv. Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
6. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
7. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
3.1	Restated Certificate of Incorporation of LendingClub Corporation	8-K	000-54752	3.1	December 16, 2014
3.2	Certificate of Amendment of Restated Certificate of Incorporation of LendingClub Corporation, effective July 5, 2019	10-Q	001-36771	3.1	August 7, 2019
3.3	Amended and Restated Bylaws of the Company, effective March 22, 2018	8-K/A	001-36771	3.1	June 22, 2018
4.1	Form of Three-Year Member Payment Dependent Note (included as Exhibit A to Exhibit 4.6)	S-1, Amendment No. 1	333-198393	4.6	October 20, 2014
4.2	Form of Five-Year Member Payment Dependent Note (included as Exhibit B to Exhibit 4.6)	S-1, Amendment No. 1	333-198393	4.6	October 20, 2014
4.3	Form of Indenture by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Amendment No. 3	333-151827	4.2	October 9, 2008
4.4	First Supplemental Indenture, dated as of July 10, 2009, by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Post- Effective Amendment No. 3	333-151827	4.3	July 23, 2009
4.5	Second Supplemental Indenture, dated as of May 5, 2010, by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Post-Effective Amendment No. 5	333-151827	4.5	May 6, 2010
4.6	Third Supplemental Indenture, dated as of October 3, 2014, by and between LendingClub Corporation and Wells Fargo Bank, National Association	S-1, Amendment No. 1	333-198393	4.6	October 20, 2014
4.7	Amended and Restated Investor Rights Agreement, dated as of April 16, 2014, by and among LendingClub Corporation and the Investors named therein	8-K	000-54752	4.1	April 17, 2014
4.8	Form of Common Stock Certificate of LendingClub Corporation	S-1, Amendment No. 2	333-198393	4.8	November 17, 2014
4.9	Form of Investor Agreement					X
5.1	Opinion of Mayer Brown LLP					X
8.1	Tax Opinion of Mayer Brown LLP					X
23.1	Consent of Deloitte & Touche, LLP					X
23.2	Consent of Mayer Brown, LLP (incorporated by reference from Exhibit 5.1 and Exhibit 8.1)					X
24.1	Power of Attorney (included on signature page)					X

1

Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith
25.1	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Indenture Note					X

2

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California, on the 9th day of August 2019.

LendingClub Corporation

By:	/s/ Scott Sanborn
Scott Sanborn
Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Scott Sanborn and Thomas Casey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any subsequent registration statements pursuant to Rule 462 of the Securities Act and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

3

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Sanborn	Chief Executive Officer	August 9, 2019
Scott Sanborn

/s/ Thomas W. Casey	Chief Financial Officer	August 9, 2019
Thomas W. Casey

/s/ Fergal Stack	Principal Accounting Officer	August 9, 2019
Fergal Stack

/s/ Susan Athey	Director	August 9, 2019
Susan Athey

/s/ Daniel T. Ciporin	Director	August 9, 2019
Daniel T. Ciporin

/s/ Kenneth Denman	Director	August 9, 2019
Kenneth Denman

/s/ Timothy J. Mayopoulos	Director	August 9, 2019
Timothy J. Mayopoulos

/s/ Patricia McCord	Director	August 9, 2019
Patricia McCord

/s/ John C. Morris	Director	August 9, 2019
John C. Morris

/s/ Simon Williams	Director	August 9, 2019
Simon Williams

4